As filed with the Securities and Exchange Commission on November 18, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANK CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation or organization)

6712

(Primary Standard Industrial Classification Code Number)

65-0623023

(I.R.S. Employer Identification No.)

9001 Belcher Road

Pinellas Park, Florida 33782

(727) 520-0987

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth P. Cherven

President and Chief Executive Officer

First Community Bank Corporation of America

9001 Belcher Road

Pinellas Park, Florida 33782

(727) 520-0987

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

A. George Igler, Esq. or Paul M. Phillips, Esq.

Igler & Dougherty, P.A.

2457 Care Drive

Tallahassee, Florida 32308

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price	Proposed maximum aggregate offering price(1)	Amount of registration fee
Units of Common Stock and Convertible Trust Preferred Securities	To be determined	To be determined	$20,000,000	$1116.00
Convertible Trust Preferred Securities	To be determined	Included with above	Included with above	Included with above
Common Stock, par value $0.05, contained in Units	To be determined	Included with above	Included with above	Included with above

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction where an offer or sale thereof is not permitted.

Subject to Completion, dated November 18, 2009

PROSPECTUS

Rights to Purchase Units

Consisting of             shares of Common Stock

and a 10% Convertible Trust Preferred Security due                     , 20

We are distributing to the holders of our common stock, at no charge, subscription rights to purchase Units. The offering price per Unit is $            . Each Unit consists of a 10% Convertible Trust Preferred Security, liquidation value $25.00 per share, due                     , 20    and,             shares of our common stock traded on the Nasdaq Capital Market under the symbol “FCFL.”

For each share of our common stock that you own, you will receive one transferable subscription right. Every             subscription rights will allow the holder to purchase one Unit.

Each of our common stockholders will also be entitled to oversubscribe for any Units that are not subscribed for by the other stockholders in the rights offering.

The subscription rights will expire at 5:00 p.m., Eastern Time, on                     , 2009, unless we extend the period for exercising the subscription rights, in our sole discretion.

We have retained [Investment Banker] to act as our dealer manager in connection with this rights offering. The dealer manager is not underwriting the offering and has no obligation to purchase any Units. The dealer manager will, on a best efforts basis, sell through a private placement all Units not purchased in the rights offering.

Our subscription rights, our convertible trust preferred securities and our Units are not traded on any exchange or market and we do not expect a market for those securities to develop after this offering. Our common stock is traded on the Nasdaq Capital Market under the symbol “FCFL.” On                     , 2009, the last reported price of our common stock on the Nasdaq Capital Market was $            per share.

You should read this prospectus carefully before you invest. Investing in our securities involves a high degree of risk. You should carefully consider the risks which we have described under the heading “Risk Factors” beginning on page 16 before buying our securities.

	Per Share	Total
Public offering price	$	$
Dealer Manager commission	$	$
Proceeds, before expenses, to us	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

We expect to deliver the Units to purchasers on or before                     , 2009.

The date of this prospect is November     , 2009.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING AND THE UNITS

The following are examples of what we anticipate will be common questions about the rights offering and the Units. The answers are based on selected information from this prospectus and the documents incorporated by reference in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference in this prospectus contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the Units, the Convertible Trust Preferred Securities, the common stock, and the shares of common stock issuable upon conversion of the Convertible Trust Preferred Securities, and our business.

Exercising the subscription rights and investing in our Units, Convertible Trust Preferred Securities and underlying common stock involves risks. We urge you to carefully read the section entitled “Risk Factors” beginning on page 20 of this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ending September 30, 2009, as well as all other information included or incorporated in this prospectus by reference in its entirety before you decide whether to exercise your subscription rights.

What is this rights offering?

We are distributing to holders of our common stock as of                     , 2009, which we refer to as the “record date,” at no charge, transferable subscription rights for each share of our common stock owned by such holder. You will receive one subscription right for each share of common stock you owned on the record date. The subscription rights will be evidenced by subscription rights certificates.

What are the subscription rights exercisable for?

Every              subscription rights will entitle the holder to purchase one Unit at a subscription price of $            . Subscription rights may only be exercised in increments of             . To the extent you exercise your subscription rights in increments of less than             , the rights that exceed a multiple of              will be returned to you, together with any subscription funds tendered for such excess, without deduction or interest. We will not issue fractional Units or cash in lieu thereof. For example, if you owned 1,000 shares of our common stock on the record date, then you would receive 1,000 subscription rights and have the right to purchase              Units at a subscription price of $            .00 per Unit.

What is a subscription right?

Each subscription right gives you a subscription privilege and an oversubscription privilege. You may exercise your subscription privilege, including the oversubscription privilege in whole or in part until                     , 2009, the scheduled expiration date of the rights offering.

What is the subscription privilege?

The subscription privilege entitles you to subscribe for Units at $             per Unit. You may purchase one Unit for every              subscription rights you hold, upon delivery of the required documents and payment of the subscription price.

What is the oversubscription privilege?

The oversubscription privilege entitles you to subscribe for additional Units at the same subscription price per Unit if any Units are not purchased as of the expiration date by other holders of subscription rights under their subscription privileges. To exercise your oversubscription privilege, you must have subscribed for the

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maximum number of Units permitted by your subscription privilege. You may oversubscribe for Units up to the number of Units for which you subscribed under your subscription privilege. Holders of subscription rights who submit oversubscription requests will receive their pro rata portion of the unsubscribed Units allocated to each such oversubscribing holder in proportion to the relative size of the holder’s oversubscription request or such lesser amount as is set forth in the oversubscription request of such holder, subject to rounding and other adjustments. Subscriptions in excess of a holder’s pro rata portion of the unsubscribed Units will be filled at the sole discretion of our Board of Directors. You must indicate on your subscription certificate (or Beneficial Owner Election Form, in the case of shareholders that hold through a broker, custodian bank or other nominee) by the expiration date whether and to what extent you elect to exercise your oversubscription privilege.

Will fractional Units be issued?

No fractional Units will be issued. Subscription rights only may be subscribed for in multiples of             . To the extent you exercise your rights in increments of less than             , the rights that exceed the multiple of              will be returned to you, together with any subscription price for such excess, without deduction or interest.

What if there is an insufficient number of Units to satisfy the oversubscription requests?

If there is an insufficient number of Units to fully satisfy the oversubscription requests of rights holders, subscription rights holders who exercised their oversubscription privilege will receive their amount of unsubscribed Units in proportion to the relative size of their oversubscription request based on the number of Units each subscription rights holder has subscribed for under the oversubscription privilege.

Am I required to exercise any or all of the subscription rights I receive in the rights offering?

No. You may choose to exercise any number of your subscription rights (in multiples of             ), or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights prior to the expiration date they will expire without value. However, your percentage ownership interest in us will be diluted to the extent that other stockholders exercise their subscription rights, since each Unit consists of              shares of our common stock. Additionally, since each Unit contains a Convertible Trust Preferred Security that is convertible into common stock, any subsequent conversions into shares of common stock will further dilute your ownership interest.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised beginning on the date of this prospectus through 5:00 p.m. on the expiration date, which is                     , 2009, unless extended by us in our sole discretion. If you elect to exercise any rights, the subscription agent must receive all required documents and payments from you or your broker or nominee at or before the expiration date. Although we have the option of extending the expiration date of the subscription period, we currently do not intend to do so.

When will I receive my subscription rights certificate?

Promptly after the date of this prospectus, the subscription agent will send a subscription rights certificate to each registered holder of our common stock as of the record date. If you hold your shares of common stock through a broker, custodian, bank or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your broker, custodian bank or nominee whether or not to exercise subscription rights on your behalf through a Beneficial Owner Election Form that such broker, custodian bank or other nominee has been instructed to provide to you. If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, custodian, bank or other nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate to elect to exercise your rights.

May I transfer my subscription rights?

No. You may not transfer or sell your subscription rights.

Are we requiring a minimum subscription to complete the rights offering?

A minimum of $5.0 million must be sold in the rights offering.

Can we cancel, terminate, amend or extend the rights offering?

Yes. We may decide to cancel or terminate the rights offering at any time before the expiration of the rights offering for any reason or no reason. If we cancel or terminate this rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

We may amend the terms of the rights offering or extend the subscription period of the rights offering. The period for exercising your subscription rights may be extended by us, in our sole discretion, although we do not presently intend to do so. In the event of a material change in this rights offering, including the waiver of a material condition, we will extend the duration of this rights offering if necessary to ensure that at least five business days remain in this rights offering following notice of the material change.

Has the dealer manager or our board of directors made a recommendation to our stockholders regarding the exercise of subscription rights in the rights offering?

No. Our board of directors has not, and will not, make any recommendation to stockholders regarding the exercise of subscription rights in the rights offering. In addition, the dealer manager has not and will not, make any such recommendation. You should make an independent investment decision about whether or not to exercise your rights. Stockholders who exercise subscription rights may lose the money invested in the Units.

A liquid market for the subscription rights, the convertible trust preferred securities or the Units is not expected to develop or, if developed, may not be maintained. As a result, the price at which you will be able to sell those securities may not be at a price equal to, or higher than, the subscription price, if at all. If you do not exercise your subscription rights, you will lose any value represented by your subscription rights and your percentage ownership interest in our company will be diluted to the extent that participating stockholders purchase Units, which include shares of our common stock, or subsequently convert their Convertible Trust Preferred Securities into shares of common stock. If you convert your Convertible Trust Preferred Securities, you may be unable to sell the shares of common stock issuable upon such conversion at a price equal to or greater than the conversion price. We also cannot assure you as to the liquidity or the market price of our common stock, or that the common stock will continue to be listed on Nasdaq or any other exchange.

For information on the risks of participating in the rights offering, see the risk factors under the heading “Risk Factors” in this prospectus and all of the other information incorporated by reference in this prospectus.

Will I have an opportunity to withdraw my subscription?

No. Subscriptions are not revocable. You should not subscribe unless you are certain you wish to purchase our common stock and Convertible Trust Preferred Securities.

What if I do not exercise my subscription rights prior to the expiration date?

If you do not exercise your subscription rights prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering, or any extended expiration date, your unexercised subscription rights will be null and void and will have no value.

How do I exercise my subscription rights? What forms and payment are required to purchase the Units?

If you wish to participate in the rights offering, you must take the following steps, unless your shares are held by a broker, dealer or other nominee:

•	deliver payment to the subscription agent using the methods outlined in this prospectus; and

•	deliver a properly completed subscription rights certificate to the subscription agent before 5:00 p.m. Eastern time, on , 2009, unless extended.

If you do not indicate the number of subscription rights being exercised or oversubscription privilege being exercised, or do not forward full payment of the aggregate subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you tendered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, custodian, bank or other nominee?

If you hold your shares of our common stock in the name of a broker, custodian, bank or other nominee, then your broker, custodian, bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the Units you wish to purchase.

If you wish to participate in the rights offering and purchase Units, please promptly contact the record holder of your shares. We will ask your broker, custodian, bank, or other nominee to notify you of the rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian, bank, or other nominee with the other rights offering materials. You should contact your broker, custodian, bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian, bank or nominee or if you receive it without sufficient time to respond.

If you wish to exercise your subscription rights but will be unable to deliver the subscription rights certificate prior to the expiration date, you may deliver a Notice of Guaranteed Delivery in accordance with the prospectus. See “The Rights Offering—Guaranteed Delivery Procedures.”

When will I receive my Units?

If you exercise your subscription rights and purchase Units pursuant to this rights offering, we will deliver your Units to you as soon as practicable after the expiration date of this rights offering. We expect that such Units will be delivered on or after                     , 2009, unless the expiration date is extended or the offering is terminated. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. See “Risk Factors.” Exercising your subscription rights means buying our Units, and should be considered as carefully as you would consider any other investment in our common stock or our Convertible Trust Preferred Securities.

You should carefully read the section entitled “Risk Factors” in this prospectus in its entirety before you decide whether to exercise your rights. Also, you should carefully read our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ending September 30, 2009, as well as all other information included or incorporated in this prospectus by reference in its entirety before you decide whether to exercise your subscription rights.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

Will the subscription rights, the Units or the Convertible Trust Preferred Securities be listed on a stock exchange?

No. However, our common stock will continue to trade on the Nasdaq Capital Market under the symbol “FCFL,” and the common shares included each Unit, and issuable upon the conversion of the Convertible Trust Preferred Securities will be eligible for trading on the Nasdaq Capital Market.

Have any stockholders indicated they will exercise their subscription rights?

Yes. The Board of Directors, including Chairman, Robert M. Menke and his related interests have indicated that they intend to exercise their subscription rights. As of November 13, 2009, Mr. Menke and his related interests beneficially owned approximately 38% of our common stock.

How many shares of common stock will be outstanding after the rights offering?

             shares of our common stock were outstanding as of                     , 2009. Assuming an aggregate of              Units are purchased pursuant to this rights offering, all Units have been converted upon the issuance thereof, there are no conversion adjustments made thereto as described in “Description of Units,” we expect approximately              shares of our common stock will be issued and outstanding upon completion of this rights offering and the conversion of the Convertible Trust Preferred Securities.

How do I exercise my subscription rights if I live outside the United States?

We will not mail subscription rights certificates to stockholders that have addresses outside the United States or whose addresses are Army Post Office or Fleet Post Office addresses. Instead, we will have the subscription agent hold the subscription rights certificates for those holders’ accounts. To exercise your subscription rights, foreign holders or holders with an Army Post Office or a Fleet Post Office address must notify the subscription agent before 11:00 a.m. Eastern time, on                     , 2009, three business days prior to                     , 2009, the scheduled expiration date, take all other steps which are necessary to exercise your subscription rights, and, with respect to holders whose addresses are outside the United States, must establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If the procedures set forth in the prospectus for foreign stockholders are not followed prior to the expiration date, your subscription rights will expire and be null and void.

Does my state of residence effect my ability to participate in the rights offering?

This rights offering is not being made in any state or other jurisdiction in which it would be unlawful to do so, nor are we selling to you, or accepting any offers from you to purchase, Units if you are a resident of any such state or other jurisdiction. At this time, we believe our acceptance of subscriptions for Units is exempt from registration, and therefore permissible, in each state.

What fees or charges apply if I purchase Units?

We are not charging any fee or sales commission to issue subscription rights to you or to issue Units to you if you exercise your rights. However, all commissions, fees and expenses (including brokerage commission and

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fees and transfer taxes) incurred in connection with the exercise of rights will be for the account of the person exercising the rights, and none of such commissions, fees or expenses will be paid by us, the subscription agent or the dealer manager.

What are the United States federal income tax consequences of receiving or exercising subscription rights?

You should consult your tax advisor as to the particular consequences to you of the rights offering. A discussion of the United States federal income tax consequences of receiving or exercising the rights is contained in the section of this prospectus entitled “Certain Federal Income Tax Consequences.” However, tax treatment of holders may vary depending on their particular circumstances and the summary does not address all the tax consequences that may be relevant to you.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, custodian, bank, or other nominee, then you should send your subscription documents, subscription rights certificate, and payment to that record holder in accordance with the instructions you receive from that record holder. If you are the record holder, then you should send your subscription documents, subscription rights certificate and payment by hand delivery, first class mail, or courier service to:

By First Class Mail Only:    By Overnight Courier or By Hand:

Name,	[Investment Banker]

Address

City, State Zip

Will I receive cash distributions on the Units, and, if so, when will I receive such distributions?

Holders of Units are entitled to receive cumulative cash distributions payable on the underlying Convertible Trust Preferred Securities as described under “Description of the Convertible Trust Preferred Securites” and “Description of the Convertible Subordinated Debentures” on pages      and     , respectively, of this prospectus. Holders of Units are also entitled to receive cash distributions and on our common stock in the form of dividends, if paid to common shareholders, as described under “Description of our Common Stock.”

If my shares are in street name, and I purchase Units, in whose name will they be purchased?

Shareholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or their broker dealers’ behalf will have any Units acquired after the subscription period credited to the account of Cede & Co. or such other depository or nominee.

Are the Units redeemable prior to the maturity date?

No. The Units will not be redeemable by us prior to the maturity date. However, we may repurchase Units on the open market or in tender offers in compliance with applicable law.

Will the Units be guaranteed?

No, the Units will not be guaranteed; however there is a guarantee relating to the Convertible Trust Preferred Securities. The following payments with respect to the Convertible Trust Preferred Securities are called the “guarantee payments” and, to the extent not paid or made by the trust and to the extent that the trust has funds available for those distributions, will be subject to the guarantee: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities, to the extent the Issuer Trust shall have funds available therefor; (ii) with respect to any Convertible Trust Preferred Securities called for redemption, the redemption price including all accrued and unpaid distributions to the date of redemption (the “Redemption Price”), to the extent the Issuer Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer Trust; and, (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Convertible Trust Preferred Securities as provided in the Amended and Restated Trust Agreement), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions on the Convertible Trust Preferred Securities to the date of payment, to the extent the Issuer Trust shall have funds available therefor (the “Liquidation Distribution”), and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders in liquidation of the Issuer Trust.

Our obligations under the guarantee are subordinate and junior in right of payment to all of our senior indebtedness and only apply to the extent the trust has sufficient funds for such a distribution.

Will the Units be secured?

No.

When is the maturity of the Convertible Trust Preferred Securities?

The Convertible Trust Preferred Securities shall mature on                     , 2    , at 5:00 p.m. Eastern time.

How many shares of common stock will I receive if I convert my Convertible Trust Preferred Securities?

Convertible Trust Preferred Securities will be convertible at any time on or after                     , 20    , and prior to the close of business on the business day immediately preceding the date of maturity of the Convertible Trust Preferred Securities, whether at stated maturity or upon redemption (either at our option pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event, as each are defined in this prospectus), at the option of the holder thereof and in the manner described below, into shares of common stock at an initial conversion ratio of              shares of common stock for each Convertible Trust Preferred Security (equivalent to an initial conversion price of $             per share of common stock), subject to conversion ratio adjustments as described in this prospectus.

Absent any adjustments as described in this prospectus, the number of shares of common stock you receive upon conversion of each Convertible Security you own will be              shares.

May I sell my Units?

Yes, once they are issued. The Units will be registered with the Securities and Exchange Commission (“SEC”) and freely tradable, unless otherwise restricted.

Whom should I contact if I have other questions?

For more information regarding any question you may have relating to the rights offering, you may reach                      at [Investment Banker] by calling (            )             -            .

For a more complete description of the rights offering, see “The Rights Offering” beginning on page     .

You should consider the risks which we have described in “Risk Factors” beginning on page      before buying the Units being offered in this offering.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated herein by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause actual results and experience of First Community Bank Corporation of America (“First Community”) to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on our operations and subsidiaries include, but are not limited to, changes in:

•	market interest rates;

•	general economic conditions;

•	legislative/regulatory changes;

•	monetary and fiscal policies of the U.S. Government;

•	the quality and composition of the loan or investment portfolios;

•	demand for loan products;

•	deposit flows;

•	competition;

•	demand for financial services in the Company’s primary trade area;

•	litigation, tax and other regulatory matters;

•	accounting principles and guidelines; and

•	other economic, competitive, governmental, regulatory and technological factors affecting First Community’s operations, pricing and services.

Further information on other factors that could affect us is included in the SEC filings incorporated by reference in this prospectus. See also “Risk Factors” contained herein and therein.

ABOUT THIS PROSPECTUS

This summary highlights information contained in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read the entire prospectus, our financial statements (including the related notes) and the other information that is incorporated by reference into this prospectus before making a decision to invest in our common stock.

In this prospectus, we rely on and refer to information and statistics regarding the banking industry and the Florida market. We obtained this market data from independent publications or other publicly available information. Although we believe these sources are reliable, we have not independently verified and do not guarantee the accuracy and completeness of this information.

As used in this prospectus, “First Community,” “FCFL,” “the Company,” “we,” “us,” and “ours” refer to First Community Bank Corporation of America and its subsidiaries. “First Community Bank” or the “Subsidiary Bank” refers to our wholly-owned bank subsidiary First Community Bank of America and “First Community Lender” refers to our one nonbank subsidiary, First Community Lender Services, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission, or the “SEC.” You may read and copy any of these filed documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC, 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

Our internet address is www.fcbfl.com. First Community makes available through its website, free of charge, its periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after the Company files such material with, or furnishes such material to, the SEC, as applicable. Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

This prospectus is part of a Registration Statement and does not contain all of the information included in the Registration Statement. Whenever a reference is made in this prospectus or any Registration Statement, if applicable, to any contract or other document of ours, you should refer to the exhibits that are a part of the Registration Statement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information set forth in “Risk Factors” before making an investment decision.

First Community Bank Corporation of America

First Community is a Florida-based unitary savings and loan holding company with one bank subsidiary, First Community Bank of America and one nonbank subsidiary, First Community Lender Services, Inc.

First Community owns all of the outstanding common stock of First Community Bank and First Community Lender. Our primary business activity is the operation of our wholly-owned Subsidiary Bank, which was established in February 1985. First Community Bank has eleven branch locations in Pinellas, Hillsborough, Pasco, and Charlotte Counties. It is a federally-chartered stock savings bank that provides a variety of banking services to small and middle market businesses and individuals through its four banking offices located in Pinellas County, two banking offices located in Hillsborough County, two banking offices located in Pasco County, and three banking offices located in Charlotte County, Florida.

As of September 30, 2009, First Community Bank had assets of approximately $561 million, net loans of $409 million and deposits of $472 million. Due to its strong focus on commercial lending, approximately 54% of First Community Bank’s total loans are commercial.

First Community Lender was incorporated in 2001 as a wholly-owned subsidiary of First Community. First Community Lender was originally established to network with title insurance vendors. In November 2004, 1031 Exchange services were added. A 1031 Exchange allows customers to sell investment property/properties and defer any capital gains taxes by purchasing a “like-kind” replacement property/properties within a certain time frame under Section 1031 of the Internal Revenue Code of 1986, as amended, or the Code. First Community Lender had only nominal operations in 2008 and through the first nine months of 2009.

Operating Strategy

We have experienced tremendous success in growing our Company, and attribute this success to two key business values: safety and soundness first, coupled with a passioned commitment to serve our customers.

We believe that building relationships is a crucial factor in differentiating us from the national and regional financial institutions. Even though the national and regional financial institutions typically offer more products and have more locations, they may lack the personal service that we offer. The most frequent customer complaints we hear about the national and regional institutions are the lack of personalized service and the turnover in personnel, which limit customers’ abilities to develop relationships with their bankers. Many of our customers have advised us that they were willing to make a change in order to receive personalized service, and we believe a significant opportunity exists to attract and retain customers who are dissatisfied with their current banking relationship.

We believe we are unique in the sense that we offer a Regional President and local Regional Board of Directors in each of the counties we serve, but all under the same bank charter. Each Region is operated like a community bank, emphasizing local leadership and local decision-making, with Regional Presidents making most major decisions. Our Regional Presidents have loan approval authority and deposit and loan pricing authority. This enables them to provide quicker service and to respond appropriately to their respective markets. Each county’s Regional Board and Regional President are drawn mainly from members of the local business community. We place emphasis on relationship banking so that each customer can identify and establish a comfort level with our bank officers and staff. While a significant portion of our lending effort is concentrated on commercial and professional businesses, we also focus on cross-marketing our deposit products to these borrowers. Many of our retail customers are the principals and employees of our small-and medium-sized business customers.

Third Quarter Capital and Results

For the nine-month period ended September 30, 2009, our net losses were $(2.3) million compared to net earnings of $174,000 for the nine-month period ended September 30, 2008. Our net losses for the nine-month period ended September 30, 2009, were $(2.5) million compared to net income of $881,000 for the nine-month period ended September 30, 2008. The decrease in earnings is due to $6.7 million in provisions for loan losses due to the substantial devaluation in collateral values, a result of the devaluation of Florida real estate generally.

Despite the losses, we remain well capitalized with a 6.56% equity to total assets ratio as of September 30, 2009. Our net interest margin as of September 30, 2009, was 2.83% despite our having $29.0 million in nonperforming loans and $49 million in deposits at the Federal Reserve.

For the third quarter ended September 30, 2009, we recorded a net loss available to common shareholders, after preferred stock dividend and amortization of preferred discount of $(2.5) million or $(0.59) basic per share, compared to net earnings of $174,000 or $0.04 basic per share for the third quarter ended September 30, 2008. For the nine-month period ended September 30, 2009, we recorded a net loss available to common shareholders of $(3.0) million or $(0.71) basic per share, compared to net earnings of $881,000 or $0.21 basic per share for the nine months ended September 30, 2008.

Asset Quality

During 2008 and 2009, we have significantly focused on managing credit quality during the currently depressed economic environment. Total assets for the first nine months of 2009 increased to $561 million, an increase of $59 million or 12% since December 31, 2008, and increased by $86.0 million or 18% since September 30, 2008.

Our nonperforming loans (nonaccrual and 90+ days past due) totaled $29.0 million at September 30, 2009, or 7.01% of total loans outstanding, compared to $13.2 million at December 31, 2008. Thirty-to-ninety day delinquent loans were $39 million or 9.22% of loans outstanding at September 30, 2009, an increase of $22 million in total loan delinquencies from December 31, 2008. There were $6.2 million in net charge-offs for the first nine months of 2009, resulting in net charge-offs to average loans of 1.47%, an increase of 0.78% from the first nine months of 2008. The third quarter provision for loan losses was $4.7 million, an increase of $3.4 million (274%) from third quarter 2008 due to increased levels of delinquencies resulting from the continued weakness in the local economy. Nonperforming assets as a percentage of total assets were 5.62% at September 30, 2009, compared to 2.83% at September 30, 2008. At September 30, 2009, the loan loss allowance was 2.11% of total loans or 30.07% of the nonperforming loans. There were $ 3.7 million in net charge offs in the third quarter of 2009, resulting in net charge offs to average loans of 0.89%.

Loan Portfolio Composition

Total gross loans, including loans held for sale, totaled $417.7 million at September 30, 2009, up $5.6 million or 1% for the first nine months of 2009, and up $10 million and 3% over the same period in 2008. Construction loans, largely secured by commercial real estate, totaled $11.6 million (2.78% of total loans) at September 30, 2009, down $2.4 million since December 31, 2008. Commercial real estate loans, including multi-family dwellings, but excluding those in construction, increased by $46.6 million and also total 46.38% of total loans outstanding, while commercial and industrial loans increased $2.9 million to approximately 6.13% of total loans outstanding. One-to-four family residential loans, including loans held for sale, were $111.6 million (26.63% of total loans), down $5.1 million from year-end. Consumer lines of credit and installment and other loans increased by $4.5 million (18.08% of total loans).

Deposits

Total deposits increased by $69.4 million for the first nine months of 2009, representing a 17% increase. Deposits increased $43.6 million, over the first nine months of 2008, representing an increase of 13%.

Regulatory Capital Ratios

The regulatory capital ratios for First Community Bank as of September 30, 2009, are as follows:

	Minimum “well capitalized” capital ratios for regulatory purposes	First Community Bank
Tier 1 leverage capital ratio	5.00%	6.56%
Tier 1 risk-based capital	6.00%	9.22%
Total risk-based capital ratio	10.00%	10.48%

The foregoing are minimum capital ratios. The OTS may require higher capital levels than the minimums based on our particular risk profile, including our financial history or condition, managerial resources and/or the future earnings prospects of our Subsidiary Bank, the risks of our concentrations of credit, volume of assets classified substandard, doubtful or loss or otherwise criticized.

Nonaccrual Loans and Troubled Debt Restructuring.

The following table contains data concerning our collateral dependent and nonaccrual loans as of the dates indicated.

	September 30, 2009	June 30, 2009
	(in thousands)
Collateral Dependant and Nonaccrual Loan Summary
Impaired loans without a valuation allowance	$19.4	$23.7
Impaired loans with a valuation allowance	$4.1	$1.7

Total impaired loans	$23.5	$25.4

Valuation allowance related to impaired loans	$2.0	$0.4
Total nonaccrual loans	$29.2	$24.7

Total foreclosed real estate	$2.2	$2.9

Total loans 90 days or more past due and still accruing	0	0

At September 30, 2009 and June 30, 2009, we had no loans that were contractually past due 90 days or more as to principal or interest payments and still accruing interest.

We also had $21.9 million and $19.2 million in loans that would be defined as troubled debt restructurings at September 30, 2009 and June 30, 2009, respectively. Of those amounts, $18.3 million and $17.5 million were accruing as of September 30, 2009 and June 30, 2009, respectively, as they were performing in accordance with their restructured terms.

RECENT DEVELOPMENTS

Internal Analysis of Capital

In May 2009, the Federal Reserve Board conducted the Supervisory Capital Assessment Program, or the “SCAP,” commonly referred to as the “stress test,” of the near-term capital needs of the nineteen largest U.S. bank holding companies. We have historically conducted internal analyses of our capital position and did so as of                     , 2009, using most of the same methodologies of the SCAP. Based upon our most recent internal analysis, we believe that, assuming completion of this offering, we will be able to demonstrate that we would meet the SCAP threshold of having common equity equal to at least 4% of risk weighted assets under the “More Adverse” scenario of SCAP. To reach that threshold, we have begun to take steps, including this offering, to improve our capital and common equity position.

In connection with our stress test, we also completed an enhanced loan review to assess our loan portfolio’s level of risk, which included evaluating:

•

potential credit losses (both expected losses covered by our ALLL and unexpected credit losses not covered by the ALLL and which must be absorbed by the Company’s tangible common equity), potential additions to classified loans; and

•	management of loans on our “watch list” and loans assigned to our Special Assets Division.

Utilizing the information accumulated from this loan review and the stress test, we project a fourth quarter provision to the ALLL of approximately $6.0 million.

Regulatory Actions

As a result of a recent safety and soundness examination by the Office of Thrift Supervision (“OTS”), our Subsidiary Bank entered into an Memorandum of Understanding (“MOU”) on October 9, 2009, and First Community entered into an MOU on October 22, 2009.

Under the Subsidiary Bank’s MOU, the Subsidiary Bank’s Board of Directors has agreed to:

•	submit a comprehensive business plan for the remainder of 2009 and the calendar years 2010 and 2011 to the OTS Regional Director for comment;

•	provide quarterly variance reports with respect to the Subsidiary Bank’s compliance with the business plan;

•	adopt a detailed capital plan with specific written strategies to preserve and enhance as needed the capital level of the Subsidiary Bank;

•	prepare a detailed written plan (“Problem Asset Plan”) with specific strategies and timeframes to reduce the Subsidiary Bank’s total level of criticized assets;

•	provide oversight that the Subsidiary Bank is in compliance with the Problem Asset Plan and provide quarterly reviews to assess compliance with the Problem Asset Plan;

•

not allow the Subsidiary Bank to increase its total assets during any quarter, beginning with the quarter ending September 30, 2009, in excess of the amount equal to net interest credited on deposit liabilities during the quarter until such time as the OTS issues its nonobjection to the Subsidiary Bank’s business plan. The Subsidiary Bank submitted its business plan to the OTS on November      2009;

•	not declare dividends to the Company without prior OTS approval or nonobjection;

•

not roll over any existing brokered deposits, excluding interest credited, or accepting new brokered deposits without receiving prior written approval or nonobjections from the OTS. The OTS has permitted our Subsidiary Bank to rollover CDARS reciprocal deposits through the end of November, while the OTS considers our Subsidiary Bank’s business plan;

•	prepare and submit to the OTS for comment a Brokered Deposit Reduction Plan; and

•	require management to prepare and submit to the Board a quarterly variance report on the Subsidiary Bank’s compliance with the Brokered Deposit Reduction Plan.

First Community’s MOU has similar provisions regarding the preparation and submission of a business plan for the remainder of 2009, and the years 2010 and 2011, the preparation and submission of a capital plan to address the capital needs of the Company, as well as our Subsidiary Bank, and the need for receipt of OTS approval or nonobjection before paying any dividends. An additional Company-only requirement is the preparation of a written plan detailing the Company’s obligations associated with receiving funds under the Troubled Asset Relief Program (“TARP”). Under the TARP Plan, the Company must show how it will comply with the reporting obligations under the TARP; include an assessment of a potential exit plan from TARP; and be able to demonstrate that sufficient funds are maintained to service the dividend obligations of the Series A Preferred Stock issued in connection with receipt of the TARP funds.

The Board of Directors of the Company and the Subsidiary Bank have appointed their Audit Committees to serve as the Compliance Committees to ensure that the respective companies comply with their individual MOUs.

SUMMARY DESCRIPTION OF THE RIGHTS OFFERING, THE UNITS,

AND THE CONVERTIBLE TRUST PREFERRED SECURITIES

THE RIGHTS OFFERING

Issuer	First Community Bank Corporation of America

The Subscription Rights	Pursuant to this rights offering, we will distribute at no charge to each holder of our common stock as of the record date, one transferrable subscription right for each share of common stock owned on the record date. Every subscription rights will entitle the holder to purchase one Unit, consisting of one Convertible Trust Preferred Security and shares of our common stock.

Subscription Price	$ per Unit

Record Date	, 2009

Expiration Date	, 2009, at 5:00 p.m Eastern time, unless extended. We may extend the period for exercising the subscription rights, in our sole discretion by 90 days. We will announce any extension no later than 9:00 p.m. Eastern time on the business day following the previously scheduled expiration date. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination.” If you would like to exercise your subscription rights, you must do so before such date and time.

Transferability of Rights	Subscription rights are not transferable.

Method of Subscription—Exercise of Rights	If you hold our common stock directly, you may exercise your subscription rights by delivering your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation and your full subscription price payment for each Unit subscribed for under your subscription privileges to the subscription agent by 5:00 p.m. Eastern time, on , 2009, the scheduled expiration date of this rights offering.

You may exercise some or all of your subscription rights. The minimum amount you may exercise is             (    ) and you must exercise subscription rights in multiples of             (    ). In addition, you may not exercise a number of subscription rights in a manner that would result in you receiving fractional Units.

If you are a beneficial owner of our shares common stock whose shares are registered in the name of a broker, custodian, bank or other nominee and you wish to exercise your rights, your broker, custodian, bank or other nominee must receive your instructions through a “Beneficial Owner Election Form.” Each broker, custodian, bank or other nominee has been instructed to provide to you such a form in sufficient time to enable such entities to exercise the subscription

rights associated with the common stock that you beneficially own prior to                     , 2009, the scheduled expiration date of this rights offering, and to deliver all documents and payment to the subscription agent on your behalf such that they will be received by the subscription agent prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering.

If the rights offering is not completed, the subscription agent will return the subscription price promptly, without interest or deduction.

We provide more details on how to exercise subscription rights under “The Rights Offering.”

Revocation and Withdrawal	You may not revoke, withdraw or otherwise cancel your exercised subscription rights.

Unexercised Subscription Rights	Subscription rights not exercised prior to the expiration date of this rights offering will be null and void and will have no value.

Conditions	This rights offering is subject to certain conditions set forth under the heading “The Rights Offering.”

Shares Outstanding Before This Rights Offering	4,151,431 shares of common stock.

THE UNITS

Units Offered:	Units.

Unit Offering Price:	$ per Unit, with a minimum purchase amount of four (4) Units or $ .

Definition of a Unit as Offered Herein	Each Unit will consist of a Convertible Trust Preferred Security and shares of our common stock. Convertible Trust Preferred Securities will be convertible at any time on or after , 20 , and prior to the close of business on the business day immediately preceding the date of repayment of such Convertible Trust Preferred Securities, whether at stated maturity or upon redemption (either at the option of First Community or pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event (together a “Special Event”)), at the option of the holder thereof and in the manner described herein, into shares of common stock at an initial conversion ratio of 6.25 shares of common stock for each Convertible Trust Preferred Security (equivalent to an initial conversion price of $4.00 per share of common stock), subject to adjustment as described in this prospectus.

THE CONVERTIBLE TRUST PREFERRED SECURITIES

The Issuer Trust	FCBC Capital Trust I, or the “Issuer Trust,” is a Delaware statutory business trust. The sole assets of the Issuer Trust are the debentures. The Issuer Trust will issue the Convertible Trust Preferred Securities and the Common Securities. All of the Common Securities will be owned by First Community, in an aggregate Liquidation Amount of % of the total capital of the Issuer Trust or $ aggregate liquidation.

The Issuer Trust will hold the debentures that it receives from us in exchange for the issuance of Convertible Trust Preferred Securities and of Common Securities. We will sell the Convertible Trust Preferred Securities to the public and retain the Common Securities that we receive from the Issuer Trust. We will pay interest on the debentures at the same rate and at the same times as the Issuer Trust makes payments on the Convertible Trust Preferred Securities. The Issuer Trust will use the payments it receives on the debentures to make the corresponding payments on the Convertible Trust Preferred Securities. We will guarantee payments made on the Convertible Trust Preferred Securities to the extent described below. Both the debentures and the guarantee will be subordinated to the holders of our existing and future senior debt.

The Convertible Trust Preferred Securities	The Issuer Trust will issue up to Convertible Trust Preferred Securities with a Liquidation Amount of $25.00 per Convertible Trust Preferred Securities, or $ in the aggregate. Each Convertible Trust Preferred Securities will represent an undivided preferred beneficial interest in the assets of the Issuer Trust. The Issuer Trust will use the proceeds from the sale of the Convertible Trust Preferred Securities and the Common Securities to purchase the convertible subordinated debentures from First Community. The Issuer Trust will pass through as distributions to the holders of the Convertible Trust Preferred Securities the interest payments it receives from First Community on the convertible subordinated debentures.

•

The Issuer Trust uses the proceeds from the issuance of the Convertible Trust Preferred Securities and the trust Common Securities to purchase convertible subordinated debentures issued by First Community.

•	First Community makes quarterly payments on the convertible subordinated debentures.

•	The Issuer Trust uses the quarterly interest payments it receives from First Community to pay the quarterly distributions to the holders of the Convertible Trust Preferred Securities.

•

First Community will guarantee, on a subordinated basis, payments of amounts due on the Convertible Trust Preferred Securities to the extent provided under the captions “Description of the Convertible Trust Preferred Securities” and “Description of the Guarantee” in this prospectus.

Maturity of Debentures	, 20 .

Maturity of Convertible Trust Preferred Securities	, 20 .

Distribution Dates on the Debentures and the Convertible Trust Preferred Securities	Distributions on the Convertible Trust Preferred Securities will be payable quarterly on February 15, May 15, August 15, and November 15 of each year, to the holders of the Convertible Trust Preferred Securities on the relevant record dates. So long as the Convertible Trust Preferred Securities are represented by a global security, as described herein in the “Description of the Convertible Trust Preferred Securities—Global Convertible Trust Preferred Securities” section of this prospectus, the record date will be the business day immediately preceding the relevant distribution date. The first distribution date for the Convertible Trust Preferred Securities will be , 2010.

Distribution Rate on the Debentures and the Convertible Trust Preferred Securities	Distributions on the Convertible Trust Preferred Securities will be payable at the annual rate of 10.00% of the $25.00 stated Liquidation Amount. The distribution rate on the Convertible Trust Preferred Securities corresponds to the interest rate on the debentures.

Deferral of Payments of Interest on the Convertible Trust Preferred Securities	As long as no event of default under the indenture has occurred and is continuing, we have the right under the indenture to defer the payment of interest on the convertible subordinated debentures at any time for a period not exceeding 20 consecutive quarters. However, no Extended Interest Payment Period may extend beyond the stated maturity of the convertible subordinated debentures or end on a date other than a date interest is normally due. At the end of an Extended Interest Payment Period, we must pay all interest then accrued and unpaid, together with interest thereon at the annual rate of 10.00%, compounded quarterly. During an Extended Interest Payment Period, interest will continue to accrue and holders of convertible subordinated debentures, or the holders of Convertible Trust Preferred Securities if they are then outstanding, will be required to accrue and recognize as income for federal income tax purposes the accrued but unpaid interest amounts in the year in which such amounts accrued. See “—Interest Income and Original Issue Discount.”

Guarantee	The following payments with respect to the Convertible Trust Preferred Securities are called the “guarantee payments” and, to the extent not paid or made by the trust and to the extent that the trust has funds available for those distributions, will be subject to the guarantee:

•	any accrued and unpaid Distributions that are required to be paid on such Preferred Securities, to the extent the Issuer Trust shall have funds available therefor;

•

with respect to any Convertible Trust Preferred Securities called for redemption, the redemption price including all accrued and unpaid distributions to the date of redemption (the “Redemption Price”), to the extent the Issuer Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer Trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Convertible Trust Preferred Securities as provided in the Amended and Restated Trust Agreement), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions on the Convertible Trust Preferred Securities to the date of payment, to the extent the Issuer Trust shall have funds available therefor (the “Liquidation Distribution”), and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders in liquidation of the Issuer Trust. The following payments or distributions with respect to the Convertible Trust Preferred Securities, to the extent not paid by or on behalf of the Issuer Trust, are guaranteed by us:

•	any accumulated and unpaid distributions required to be paid on the Convertible Trust Preferred Securities, to the extent that the Issuer Trust has sufficient funds available therefor at the time;

•	the redemption price with respect to any Convertible Trust Preferred Securities called for redemption, to the extent that the Issuer Trust has sufficient funds available therefor at such time; and

•

upon a voluntary or involuntary dissolution, winding up or termination of the Issuer Trust (other than in connection with the exchange of all of the Convertible Trust Preferred Securities for debentures and the distribution of the debentures to holders of the Convertible Trust Preferred Securities), the lesser of:

(i)	the aggregate accreted value of the common and Convertible Trust Preferred Securities of the Issuer Trust and all accumulated and unpaid distributions thereon to the date of payment; and

(ii)	the amount of assets of the Issuer Trust remaining available for distribution to holders of Convertible Trust Preferred Securities.

Our obligations under the guarantee are subordinate and junior in right of payment to all of our senior indebtedness.

Conversion Rights

Convertible Trust Preferred Securities will be convertible at any time on or after                     , 20    , and prior to the close of business on the business day immediately preceding the date of repayment of such Convertible Trust Preferred Securities, whether at stated maturity or upon redemption (either at the option of First Community or pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event), at the option of the holder thereof and in the manner described below, into shares of common stock at an initial conversion ratio of              shares of common stock for each Convertible Trust Preferred Security (equivalent to an initial conversion price of $             per share of common stock), subject to adjustment as described in this prospectus.

Conversion Ratio Adjustments	The conversion ratio is subject to adjustment if we take certain actions after the date of issuance of the Convertible Trust Preferred Securities offered in this prospectus, including: (1) issue shares of common stock as a dividend or a distribution with respect to common stock; (2) effect subdivisions, combinations and reclassification of common stock; (3) issue rights or warrants to all holders of common stock entitling them (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at less than the then current market price (as defined below) of the common stock; (4) distribute evidences of indebtedness, capital stock, cash or assets (including securities, but excluding those rights, dividends and distributions referred to above, and dividends and distributions paid exclusively in cash) to all holders of common stock: (5) pay any dividends (and other distributions) on common stock exclusively in cash, but not including cash dividends we pay out of our retained earnings; and, (6) make a tender or exchange offer (other than an odd-lot offer) for our common stock and pay a price in excess of 110% of the then current market price of our common stock based on the closing price on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

The Guarantee	First Community, as guarantor, will fully and unconditionally guarantee the payment of all amounts due on the Convertible Trust Preferred Securities to the extent the Issuer Trust has funds available for payment of such distributions. The guarantee will be subordinated to our other indebtedness to the extent described below under the caption “Description of the Guarantee.”

We also are obligated to pay most of the expenses and obligations of the Issuer Trust (other than the Issuer Trust’s obligations to make payments on the Convertible Trust Preferred Securities and Common Securities, which are covered only by the guarantee).

The guarantee does not cover payments when the Issuer Trust does not have sufficient funds to make payments on the Convertible Trust Preferred Securities. In other words, if we do not make a payment on the convertible subordinated debentures, the Issuer Trust will not have sufficient funds to make payments on the Convertible Trust Preferred Securities, and the guarantee will not obligate us to make those payments on the Issuer Trust’s behalf. In addition, our obligations under the guarantee are subordinate to our obligations to other creditors to the same extent as the convertible subordinated debentures. For more information, see the discussion below under the caption “Description of the Guarantee.”

Ranking	Payment of distributions on, and the redemption price of, the Convertible Trust Preferred Securities will generally be made pro rata based on their Liquidation Amounts. However, if on any payment date an indenture event of default has occurred and is continuing, no payment on our Common Securities will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding Convertible Trust Preferred Securities for all current and prior distribution periods (or in the case of payment of the redemption price, the full amount of such redemption price on all of the outstanding Convertible Trust Preferred Securities then called for redemption) has been made or provided for.

Liquidation Preference	Upon any dissolution, winding up or liquidation of the Issuer Trust involving the liquidation of the debentures, the holders of the Convertible Trust Preferred Securities will be entitled to receive, out of assets held by the Issuer Trust, subject to the rights of any creditors of the Issuer Trust, the liquidation distribution in cash. The Issuer Trust will be able to make this distribution of cash only if we redeem the debentures.

Form and Denomination	The Depository Trust Company, or DTC, will act as securities depositary for the Units and Convertible Trust Preferred Securities, each of which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC. One or more fully registered certificates will be issued for each of the Units and the Convertible Trust Preferred Securities, and will be deposited with [XYZ Bank], in its capacity as Unit agent, as custodian for DTC. The debentures will be issued as fully registered securities registered in the name of the Property Trustee or its nominee and deposited with the Property Trustee. The Convertible Trust Preferred Securities will be issued in denominations of $25 stated Liquidation Amount and whole multiples of $100.

Use of Proceeds	The net maximum proceeds of the offering are estimated to be $ million. The Issuer Trust will use the proceeds from the sale of Convertible Trust Preferred Securities and common stock to purchase the debentures from First Community. First Community intends to use approximately $ of the proceeds from the sale of the debentures will be contributed to our Subsidiary Bank to strengthen its capital ratios and for general corporate purposes, which may include the repurchase of all or part of the Series A Preferred Stock, and future loan provisions.

Material United States Federal Income Tax Consequences

Each Unit will be treated for United States federal income tax purposes as consisting of two separate and distinct assets: (1) a Convertible Trust Preferred Security representing an undivided beneficial interest in the debentures; and (2),            (    ) shares of our common stock. In the opinion of Igler & Dougherty, P.A., counsel to First Community, purchasers of Convertible Trust Preferred

Securities will be treated as owning an undivided beneficial ownership interest in the debentures and the debentures will be treated as debt for United States federal income tax purposes. For United States federal income tax purposes, the issue price of each Unit will be allocated between the Convertible Trust Preferred Security and the share of common stock a proportion to their relative fair market values at the time of purchase. We expect that the fair market value of each Convertible Trust Preferred Security will be approximately $            ; and, the fair value of our common stock will be $            .

Because the debentures will be issued for an allocated issue price less than their face amount, the debentures will be treated as having been issued with original issue discount, and, if you purchase a Unit and are a United States taxpayer, you will be required to include as ordinary income amounts constituting original issue discount as they accrue. The amount of interest income, including original issue discount, on which you will be taxed will exceed your share of the cash interest payments received by the Issuer Trust on the debentures. See “Certain Federal Income Tax Consequences.”

ERISA Considerations	Each purchaser and subsequent transferee of the Units (including the underlying debentures, Convertible Trust Preferred Securities and any shares of common stock of First Community received upon the conversion or redemption thereof) will be deemed to have represented and warranted that the acquisition and holding of such securities by such purchaser or transferee will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or similar violation under any applicable Similar Laws. See “ERISA Considerations” in this prospectus.

Absence of a Public Market	The Units and Convertible Trust Preferred Securities are new securities. We cannot assure you that any active or liquid market will develop for the Units or the Convertible Trust Preferred Securities.

Common Stock to be Outstanding Upon Completion of this Offering:	shares (*).

Risk Factors:	See “Risk Factors” beginning on page 16 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq Symbol of Common Stock:	FCFL.

(*)	The number of shares outstanding after this offering set forth above does not include shares reserved for issuance under our stock option plans or pursuant to outstanding warrants, at a weighted average price of $ as of , 2009. If issued, those reserved shares would represent % of our shares issued before the offering and % of our outstanding shares after issuing shares in this offering.

SELECTED FINANCIAL DATA

Our selected financial data presented below as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004, is derived from our audited financial statements. Our summary financial data presented below as of September 30, 2009, and September 30, 2008, and for the nine-month periods ended September 30, 2008, and September 30, 2009, is derived from our unaudited financial statements. Such financial statements are included with our Form 10-Qs and Form 10-Ks incorporated by reference into this prospectus. The following selected financial data should be read in conjunction with those Form 10-Qs and Form 10-Ks. Our historical results are not necessarily indicative of results to be expected in future periods. All dollars, other than per share amounts are in thousands.

	September 30,		December 31,
	2009	2008	2008	2007	2006	2005	2004
Statement of Operations Data:
Total interest income	$19,435	$20,526	$27,153	$28,830	$24,462	$16,765	$11,562
Total interest expense	8,765	9,589	12,633	13,843	9,627	4,795	3,212

Net interest income before provision for loan losses	10,670	10,937	14,520	14,987	14,835	11,970	8,350
Provision for loan losses	6,702	2,139	9,237	1,165	230	795	605

Net interest income after provision for loan losses	3,968	8,798	5,283	13,822	14,605	11,175	7,745
Noninterest income	1,615	1,546	1,898	1,814	1,583	1,165	1,081
Noninterest expense	9,842	9,330	13,211	11,219	10,434	7,805	5,620

(Loss) earnings before taxes (benefit)	(4,259)	1,014	(6,030)	4,417	5,754	4,535	3,206
Income taxes (benefit)	(1,713)	133	(2,395)	1,552	2,102	1,672	1,183

Net (loss) earnings	$(2,546)	$881	$(3,635)	$2,865	$3,652	$2,863	$2,023

Average loans to average deposits	0.91	1.04	1.04	1.04	1.04	0.98	1.02

Consolidated Balance Sheet Data:
Total assets	$560,728	$476,185	$501,645	$436,481	$390,899	$324,754	$241,806
Total cash and cash equivalents	57,510	18,351	32,458	9,100	11,527	21,698	9,738
Interest-earning assets	519,874	46,177	437,819	400,914	371,866	306,682	220,596
Investment securities	58,837	34,507	33,523	17,177	15,339	14,196	14,807
Loans, net	408,916	393,176	403,855	382,551	346,788	272,534	205,789
Allowance for loan losses	8,798	3,926	8,230	4,479	3,499	3,416	2,640
Intangible assets	—	428	—	428	428	428	428
Deposits	472,297	378,206	402,871	334,620	299,710	272,629	200,718
Other borrowings	40,174	52,765	48,325	49,613	48,789	15,709	13,122
Stockholders’ equity	41,841	37,945	44,474	36,968	33,682	29,147	23,618

Per Share Data:
Basic (loss) income per share	$(0.71)	$0.21	$(0.88)	$0.70	$0.91	$0.82	$0.59
Diluted (loss) income per share	(0.71)	0.21	(0.88)	0.67	0.85	0.75	0.53
Book value per common share	7.51	9.23	8.23	9.06	8.35	7.41	6.75
Tangible book value per common share	7.51	9.13	8.23	8.95	8.25	7.29	6.62
Weighted—average shares outstanding—basic	4,152,012	4,111,802	4,111,631	4,073,207	4,202,963	3,686,857	3,584,271
Weighted average shares outstanding—diluted	4,152,012	4,240,620	4,111,631	4,287,443	4,508,533	4,063,143	4,007,090
Total shares outstanding	4,151,431	4,111,121	4,111,121	4,082,002	4,032,721	3,934,961	3,498,109

	September 30,		December 31,
	2009	2008	2008	2007	2006	2005	2004

Performance Ratios:
Return on average assets	(1.74)%	0.25%	(0.78)%	0.69%	1.03%	1.02%	0.94%
Return on average common stockholders’ equity	(28.35)%	3.13%	(9.74)%	8.05%	11.59%	11.34%	9.15%
Interest-rate spread during the period	2.59	3.19	3.15	3.36	3.72	4.08	3.64
Net interest margin	2.83	3.47	3.42	3.88	4.39	4.57	4.13
Efficiency ratio1	0.80	0.75	0.80	0.67	0.64	0.59	0.60
Asset Quality Ratios:
Allowance for loan losses to period end loans	2.11%	0.99%	2.00%	1.16%	1.00%	1.24%	1.27%
Allowance for loan losses to nonperforming loans	30.07	32.57	62.51	189.47	2,338.46	0.00	3,300.00
Net charge-offs to average loans	1.61	0.55	1.39	0.03	0.05	(0.01)	0.00
Nonperforming assets to period end total assets	5.62	2.83	2.93	0.66	0.13	0.00	0.05

Capital Ratios:
Tier 1 to total assets (Leverage Ratio)	6.56%	7.69%	7.27%	7.71%	7.85%	7.33%	7.79%
Tier 1 to Risk-Weighted Assets	9.22%	10.28%	9.81%	10.02%	10.04%	9.46%	9.85%
Total to Risk-Weighted Assets	10.48%	11.28%	11.07%	11.23%	11.19%	10.71%	11.10%

RISK FACTORS

Exercising your subscription rights and investing in the Units, the Convertible Trust Preferred Securities, and shares of our common stock involves a high degree of risk, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in, and incorporated by reference into, this prospectus before purchasing the Units, the Convertible Trust Preferred Securities or shares of our common stock. These risks could materially affect our business, results of operations or financial condition and cause the trading price of our common stock to decline. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely could be material or could occur. You could lose part or all of your investment.

Risks Related to the Conduct of Our Business

Current levels of market volatility have been significant and recent negative developments in the financial services industry and the credit markets may continue to adversely impact our operations, financial performance and stock price.

The capital and credit markets have been experiencing volatility and disruption for more than eighteen months. In some cases, the markets have placed downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial condition or performance. If current levels of market disruption and volatility continue or worsen, we may experience adverse effects, which may be material, on our ability to maintain or access capital and on our business, financial condition and results of operations.

Since December 2007, negative developments in the capital markets have resulted in uncertainty in the financial markets in general with the expectation of the general economic downturn continuing through the remainder of 2009 and beyond. Loan portfolio performances have deteriorated at many financial institutions, including ours, resulting from, among other factors, a weak economy, high unemployment and a decline in the value of the collateral supporting their loans. The competition for deposits has increased significantly due to liquidity concerns at many of these same institutions. Stock prices of bank holding companies, like ours, have been negatively affected by the current condition of the financial markets, as has our ability, if needed, to raise capital, compared to prior years.

As a result, there is a potential for new federal or state laws and regulations regarding lending and funding practices and capital and liquidity standards, and financial institution regulatory agencies are expected to be very aggressive in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement actions. Developments in the financial services industry and the impact of any new legislation in response to those developments could negatively impact us by restricting our business operations, including our ability to originate or sell loans, and adversely impact our financial performance.

Recent legislation in response to market and economic conditions may significantly affect our operations, financial condition, and earnings.

Disruptions in the financial system in the past year resulted in significantly reduced business activity in the global and U.S. economies, which has significantly affected financial institutions. In response to this financial crisis affecting the banking system and financial markets, Congress enacted the Emergency Economic Stabilization Act of 2008 (“EESA”) and the American Recovery and Reinvestment Act of 2009 (“ARRA”). Under these two laws:

•	the U.S. Department of the Treasury, (“Treasury”), is authorized to invest additional capital into banks and otherwise facilitate bank capital formation;

•

the FDIC has temporarily increased the limits on federal deposit insurance and has also temporarily provided a 100% guarantee of the senior debt of all FDIC-insured institutions, as well as deposits in noninterest-bearing transaction deposit accounts; and

•	the federal government has undertaken various forms of economic stimulus, including assistance to homeowners in restructuring mortgage payments on qualifying loans.

Pursuant to the EESA, Treasury announced the Capital Purchase Program (“CPP”) under TARP pursuant to which it has purchased preferred stock in participating financial institutions. The ARRA included a wide variety of programs intended to stimulate the economy and provide for extensive infrastructure, energy, health, and education needs. In addition, ARRA, and Treasury guidance issued thereafter, imposed certain new executive compensation and corporate expenditure limits on all TARP recipients until the institution has repaid Treasury.

The EESA and ARRA have been followed by numerous actions by the U.S. Congress, Federal Reserve Board, Treasury, the FDIC, the SEC and others to address the current crisis. These measures include homeowner relief that encourages loan restructuring and modification; the establishment of significant liquidity and credit facilities for financial institutions and investment banks; the lowering of the federal funds rate; regulatory action against short selling practices; a temporary guaranty program for money market funds; the establishment of a commercial paper funding facility to provide back-stop liquidity to commercial paper issuers; and coordinated international efforts to address illiquidity and other weaknesses in the banking sector. We are not yet certain, however, of the actual impact that EESA, including TARP and the CPP, the ARRA, and the other initiatives described above will have on the banking system and financial markets or on us.

The current economic pressure on consumers and businesses and the lack of confidence in the financial markets has adversely affected our business, financial condition and results of operations and may continue to result in credit losses and write-downs in the future. The failure of government programs and other efforts to help stabilize the banking system and financial markets and a continuation or worsening of current economic conditions could materially and adversely affect our business, financial condition, results of operations, access to credit or the trading price of our common stock.

In addition, the Federal government is expected to consider various proposals for regulatory reform of the financial services industry. There can be no assurance that these various initiatives or any other future legislative or regulatory initiatives will be effective at dealing with the ongoing economic crisis and improving economic conditions globally, nationally or in our markets, or that the measures adopted will not have adverse consequences.

Changes in business and economic conditions, in particular those of the Florida markets in which we operate, could continue to lead to lower revenue, lower asset quality and lower earnings.

Unlike larger national or regional banks that are more geographically diversified, our business and earnings are closely tied to economic conditions along the west coast of Florida. These local economies are heavily influenced by real estate, tourism and other service-based industries. Factors that could affect these local economies include declines in tourism, higher energy costs, higher unemployment rates, reduced consumer or corporate spending, natural disasters or adverse weather, and the recent significant deterioration in general economic conditions. The current economic recession has been exacerbated by the devaluations of commercial and residential real estate in our markets. Unemployment has also been significant, with an unemployment rate in excess of 11.0% (as of September 30, 2009) for all of Florida, and 11.2%, 11.5%, 12.5% and 12.7% in Pinellas, Hillsborough, Pasco and Charlotte Counties, respectively. A sustained economic downturn could further adversely affect the quality of our assets, credit losses, and the demand for our products and services, which could lead to lower revenue and lower earnings.

The Florida economy has continued to weaken during 2009. Visitor arrivals remained lower than in previous years and unemployment levels increased compared to the third quarter of 2008 with similar trends expected for the remainder of 2009. We continually monitor changes in the economy, including levels of visitor arrivals and spending, changes in housing prices, and unemployment rates. These trends have contributed to an increase in our nonperforming loans and reduced asset quality. If market conditions continue to deteriorate, they may lead to additional valuation adjustments on our loan portfolios and real estate owned as we continue to reassess the market value of our loan portfolios, the losses associated with the loans in default and the net realizable value of real estate owned.

Current and further deterioration in the real estate market could cause further increases in delinquencies and nonperforming assets, including loan charge-offs, and depress our results of operations.

Dramatic declines in the housing and commercial real estate markets over the past two years have negatively impacted credit performance of many financial institutions’ loans, including ours. Many lenders have reduced and, in some cases, ceased providing funding to borrowers, including other financial institutions, reflecting concern about the stability of financial markets and the strength of counterparties. This market turmoil and tightening of credit has led to an increased level of commercial and consumer delinquencies for other financial institutions, a lack of confidence in the financial sector, and increased volatility in the financial markets. The resulting economic pressure on consumers and lack of confidence in the financial markets may adversely affect our business, financial condition and results of operations.

A significant portion of our loan portfolio consists of mortgages secured by real estate located in Pinellas, Hillsborough, Pasco and Charlotte Counties, Florida. Real estate values and real estate markets are generally affected by, among other things, changes in national, regional or local economic conditions; fluctuations in interest rates and the availability of loans to potential purchasers; changes in the tax laws and other governmental statutes, regulations and policies; and acts of nature. Over the past two years, real estate prices in each of our markets have significantly declined. If real estate prices continue to decline in any of these markets, the value of the real estate collateral securing our loans could be further reduced. Such a reduction in the value of our collateral could increase the number of nonperforming loans and adversely affect our financial performance.

As of September 30, 2009, our residential real estate secured loans, including lines of credit secured by real estate, and commercial real estate secured loans comprised 26.6% and 46.4% of our loan portfolio, respectively. Continuation of the downturn could further depress our earnings and our financial condition because:

•	an increasing number of borrowers may not be able to repay their loans;

•	the value of the collateral securing our loans to borrowers may decline further;

•	the quality of our loan portfolio may decline further; and/or

•	customers may not want or need our products and services.

Any of these scenarios could cause further increases in delinquencies and nonperforming assets or require us to charge off a higher percentage of our loans and/or increase substantially our provision for loan losses, any of which would negatively impact our operating results.

Our ability to raise additional capital could be limited and could affect our liquidity and could be dilutive to existing shareholders.

We may be required or choose to raise additional capital, including for strategic, regulatory or other reasons. Current conditions in the capital markets are such that traditional sources of capital may not be available to us on reasonable terms if we needed to raise additional capital. In such case, there is no guarantee that we will be able to successfully raise additional capital at all or on terms that are favorable or otherwise not dilutive to existing shareholders.

Liquidity risks could affect operations and jeopardize our financial condition.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Asset liquidity is provided by cash and assets which are readily marketable, can be pledged, or which will mature in the near future. Liability liquidity is provided by access to core funding sources, principally the ability to generate customer deposits in our primary markets. In addition, liability liquidity is provided through the ability to borrow against approved lines of credit including federal funds purchased from correspondent banks and from the Federal Home Loan Bank.

Our access to funding sources, including our ability to acquire additional noncore deposits, the issuance and sale of debt securities, and the issuance and sale of preferred or Common Securities in public or private transactions, could be adversely affected by factors that affect us specifically or the financial services industry or the economy generally. Our access to funding sources in amounts adequate to finance or capitalize our activities on terms which are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy in general.

Since late 2007, and particularly during the second half of 2008 and through 2009, the financial services industry and the credit markets generally have been materially and adversely affected by significant declines in the values of nearly all asset classes and by a lack of liquidity. The liquidity issues have been particularly acute for regional and community banks, as many larger correspondent lenders have significantly curtailed their lending to regional and community banks due to the increased levels of losses that they have suffered on such loans. In addition, many of the larger correspondent lenders have reduced or even eliminated Federal Funds lines for their correspondent customers. Furthermore, regional and community banks generally have less access to the capital markets than do the national and super-regional banks because of their smaller size and limited analyst coverage.

Nonperforming assets take significant time to resolve and adversely affect our results of operations and financial condition.

At September 30, 2009, nonperforming loans (nonaccrual loans and accruing loans past due 90 days or more) totaled $29.2 million, or 7.01% of our loan portfolio. At September 30, 2009, our nonperforming assets (which include foreclosed real estate) were $31.5 million, or 5.62% of total assets, but we had no accruing loans that were 30 to 89 days delinquent at September 30, 2009.

Our nonperforming assets adversely affect our net income in various ways. Until economic and market conditions improve, we expect to continue to incur additional losses relating to an increase in nonperforming loans. We do not record interest income on nonaccrual loans or other real estate owned, thereby adversely affecting our income, and increasing our loan administration costs. When we take collateral in foreclosures and similar proceedings, we are required to mark the collateral to its then fair value less expected selling costs, which, when compared to the principal amount of the loan, may result in a loss. These nonperforming loans and other real estate owned also increase our risk profile and the capital our regulators believe is appropriate in light of such risks. There can be no assurance that we will be able to reduce our nonperforming assets timely, that we will not experience further increases in nonperforming loans in the future or that our nonperforming assets will not result in future losses.

Losses from loan defaults may exceed the allowance we establish for that purpose, which will have an adverse effect on our business.

We maintain an allowance for loan and lease losses (“ALLL”) to provide for anticipated losses inherent in our loan portfolio. The ALLL reflects management’s estimates and judgments of probable losses in the loan portfolio at the relevant balance sheet date. We evaluate the collectability of our loan portfolio and provide an ALLL that we believe is adequate based upon various factors including, but not limited to: the risk characteristics of various classifications of loans; previous loan loss experience; specific loans that have loss potential; delinquency trends; the estimated fair market value of the collateral; current economic conditions; the views of our regulators; and geographic and other loan concentrations, including commercial real estate concentrations. As a result of these considerations, we have from time to time increased our allowance for loan losses. For the quarter ended September 30, 2009, we recorded a provision for loan losses of $ 4.7 million, compared to $1.2 million for the third quarter of 2008. If those assumptions are incorrect, the allowance may not be sufficient to cover future loan losses and adjustments may be necessary to allow for different economic conditions or adverse developments in the loan portfolio.

We cannot be certain that our ALLL will be adequate over time to cover credit losses in our portfolio because of unanticipated adverse changes in the economy, market conditions or events adversely affecting specific customers, industries or markets, or borrower behaviors towards repaying their loans. The credit quality of our borrowers has deteriorated as a result of the economic downturn in our markets. If the credit quality of our customer base or their debt service behavior materially decreases further, if the risk profile of a market, industry or group of customers declines further or weaknesses in the real estate markets and other economics persist or worsen, or if our ALLL is not adequate, our business, financial condition, including our liquidity and capital, and results of operations could be materially adversely affected.

Our exposure to credit and regulatory risk is increased by our commercial real estate and commercial and industrial lending.

Commercial real estate and commercial and industrial lending have historically had higher credit risk than single-family residential lending. Such loans typically involve larger loan balances to a single borrower or related borrowers. At June 30, 2009, we had a balance of $203.4 million in commercial real estate loans (including construction and land development loans and multi-family residential loans), and $25.2 million in commercial and industrial loans. At September 30, 2009, commercial real estate loans decreased to $201.9 million, and commercial and industrial loans increased to $25.7 million.

At September 30, 2009, nonperforming commercial real estate (including construction and land development loans and multi-family residential loans) and commercial and industrial loans totaled $16.1 million and represented 3.86% of total loans compared to a balance of $6.9 million at December 31, 2008, which represented 1.67% of total loans.

Commercial real estate loans can be affected by adverse conditions in local real estate markets and the economy, generally because commercial real estate borrowers’ ability to repay their loans depends on successful development of their properties as well as other factors affecting residential real estate borrowers. These loans also involve greater risk because they generally are not fully amortizing over the loan period, but have a balloon payment due at maturity. A borrower’s ability to make a balloon payment typically will depend on being able to either refinance the loan or timely sell the underlying property.

A commercial business loan is typically based on the borrower’s ability to repay the loan from the cash flows of the businesses. Such loans may involve risk because the availability of funds to repay each loan depends substantially on the success of the business itself. In addition, the collateral securing the loans may depreciate over time, be difficult to appraise and liquidate, or fluctuate in value based on the success of the business. Because commercial real estate, commercial business and construction loans are vulnerable to downturns in the business cycle, further economic weakness could cause more of those loans to become nonperforming. The underwriting, review and monitoring performed by our officers and directors cannot eliminate all of the risks related to these loans.

Real estate construction, land acquisition and development loans are based upon estimates of costs and values associated with the complete project. These estimates may be inaccurate, and we may be exposed to significant losses on loans for these projects.

At September 30, 2009, we had construction, land acquisition and development loans of $11.6 million, or approximately 1.87% of our total loan portfolio. Such loans involve additional risks because funds are advanced upon the security of the project, which is of uncertain value prior to its completion, and costs may exceed realizable values in declining real estate markets. Because of the uncertainties inherent in estimating construction costs and the realizable market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest. If our appraisal of the value of the completed project proves to be overstated or market values or rental rates decline, we may have inadequate security for the repayment of the loan upon completion of construction of the project. If we are forced to foreclose on a project prior to or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs. In addition, we may be required to fund additional amounts to complete the project and may have to hold the property for an unspecified period of time while we attempt to dispose of it.

Credit risk cannot be eliminated.

There are risks in making any loan, including risks inherent in dealing with individual borrowers, risks of nonpayment, risks resulting from uncertainties as to the future value of collateral and cash flows available to service debt and risks resulting from economic and market conditions. For real estate loans, there are risks that the appraisal we obtain from a third-party appraiser of the value of properties proves to be overstated or market values or rental rates decline, which may result in inadequate security for the repayment of the loan. We attempt to reduce our credit risk through loan application approval procedures, monitoring the concentration of loans within specific industries and geographic location, the review and monitoring of our third-party appraisers and periodic independent reviews of outstanding loans by our loan review and audit departments as well as external auditors. While these procedures should reduce our risks, such risks can never be eliminated.

Our continued growth and current level of earnings may require us to raise additional capital in the future, but that capital may not be available when it is needed.

We are required by the OTS and the FDIC to maintain adequate levels of capital to support our operations. We anticipate our capital resources as a result of the proceeds raised from this offering, will satisfy our capital requirements for the foreseeable future. We may at some point, however, need to raise additional capital to support our continued growth.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. Accordingly, we cannot give any assurance that we will be able to raise additional capital if needed on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth and acquisitions could be materially impaired.

Changes in interest rates may negatively affect our earnings and the value of our assets.

Our earnings and cash flows are largely dependent upon our net interest income. Net interest income is the difference between interest income earned on interest-earnings assets, such as loans and investment securities, and interest expense paid on interest-bearing liabilities, such as deposits and borrowed funds. Interest rates are sensitive to many factors that are beyond our control, including general economic conditions, competition and policies of various governmental and regulatory agencies and, in particular, the policies of the Board of Governors of the Federal Reserve. Changes in monetary policy, including changes in interest rates, could influence not only the interest the Bank receives on loans and investment securities and the amount of interest it pays on deposits and borrowings, but such changes could also affect (i) the Bank’s ability to originate loans and obtain deposits, (ii) the fair value of our financial assets and liabilities, including the held-to-maturity, available for sale, and trading securities portfolios, and (iii) the average duration of our interest-earning assets. This also includes the risk that interest-earning assets may be more responsive to changes in interest rates than interest-bearing liabilities, or vice versa (repricing risk), the risk that the individual interest rates or rates indices underlying various interest-earning assets and interest-bearing liabilities may not change in the same degree over a given time period (basis risk), and the risk of changing interest rate relationships across the spectrum of interest-earning asset and interest-bearing liability maturities (yield curve risk), including a prolonged flat or inverted yield curve environment. Any substantial, unexpected, prolonged change in market interest rates could have a material adverse affect on our financial condition and results of operations.

We are required to maintain capital to meet regulatory requirements, and if we fail to maintain sufficient capital, our financial condition, liquidity and results of operations, as well as our ability to maintain regulatory compliance, would be adversely affected.

Our subsidiary bank must meet regulatory capital requirements and maintain sufficient liquidity. Both the OTS and the FDIC have promulgated regulations setting forth capital requirements applicable to depository institutions. Our ability to achieve these goals depends on conditions in the capital markets, economic conditions and a number of other factors, including investor perceptions regarding the banking industry and market conditions, and governmental activities, many of which are outside our control, and on our financial condition and performance. Accordingly, we cannot assure you that we will be able to raise additional capital if needed or on terms acceptable to us. If we fail to satisfy these capital ratios and other regulatory requirements, our financial condition, liquidity and results of operations would be materially and adversely affected.

The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital ratio (defined as the ratio of tangible capital to adjusted total assets); a 4% leverage (core capital) ratio (defined as the ratio of core capital to adjusted total assets); and an 8% risk-based capital standard as defined below. Under our Subsidiary Bank’s Capital Plan, our Subsidiary Bank is required to maintain a Tier 1 leverage capital ratio of 6%, Tier 1 risk-based capital ratio of 8% and Total risk-based capital ratio of 11%.

Our ability to realize our deferred tax assets may be reduced if our estimates of future taxable income and tax planning strategies do not support the carry amount, and the value of net operating loss carryforwards may be reduced due to sales of our securities.

As of September 30, 2009, we had deferred tax assets of $5.2 million. These and future deferred tax assets may be reduced if our estimates of future taxable income from our operations and tax planning strategies do not support the amount of the deferred tax assets. Furthermore, only a portion of our deferred tax assets, approximately $1.8 million, were allowed to be recognized in our regulatory capital at September 30, 2009, in accordance with regulatory guidelines issued by the OTS.

There is a significant likelihood that this offering will cause a reduction in the value of our net operating loss (“NOL”) carryforwards realizable for income tax purposes. Section 382 of the Internal Revenue Code imposes restrictions on the use of a corporation’s NOLs, as well as certain recognized built-in losses and other carryforwards, after an “ownership change” occurs. A Section 382 “ownership change” occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an “ownership change” occurs, Section 382 would impose an annual limit on the amount of pre-change NOLs and other losses we can use to reduce our taxable income generally equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” and the applicable federal long-term tax exempt interest rate for the month of the “ownership change.” The applicable rate for ownership changes occurring in the month of October 2009 is 4.48%.

If the amount or value of our deferred tax assets is reduced, such reduction would have a negative impact on the book value of our common stock and our regulatory capital ratios.

We are subject to extensive regulation that could limit or restrict our activities.

We operate in a highly regulated industry and are subject to examination, supervision, and comprehensive regulation by various federal and state agencies. Our compliance with these regulations is costly and restricts certain of our activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits and locations of offices. We are also subject to capitalization guidelines established by our regulators, which require us to maintain adequate capital to support our growth.

The laws and regulations applicable to the banking industry could change at any time, and we cannot predict the effects of these changes on our business and profitability. Because government regulation greatly affects the business and financial results of all financial institutions and financial institutions holding companies, our cost of compliance could adversely affect our ability to operate profitably.

Based upon a recent examination by the OTS, the Company and the Bank entered into memorandums of understanding with the OTS which contain additional regulatory requirements that could limit our growth.

As a result of examinations by the OTS, the Company and the Bank entered into separate memorandums of understanding (the “MOUs”) with the OTS in October 2009 with the intent to protect the interests of the Company’s depositors and customers. The MOUs subject the Company and the Bank to additional regulatory requirements including requiring the Boards of Directors to cause the Company and Bank to: (i) prepare and monitor comprehensive business plans; (ii) adopt detailed capital plans; (iii) not negotiate, purchase or commit to any land acquisition, development or construction loans until the comprehensive business plan has been approved by the OTS; (iv) take steps to identify, evaluate and reduce the level of problem assets; (v) limit asset growth until obtaining OTS approval of the Bank’s comprehensive business plan; (vi) not pay or declare dividends without OTS approval; (vii) not continue to roll or accept brokered deposits without OTS approval and must submit a plan to the OTS to reduce brokered deposits; (viii) prepare and adopt a written plan detailing the Company’s obligations with receipt of funds under TARP; and (ix) submit variance reports on the Company’s compliance with various plans required by the MOUs.

Management plans to vigorously seek compliance with the MOUs. At this time, the financial impact, if any, of regulatory sanctions that may result if the Company fails to comply with the requirements described above is not known. While management feels that the terms of the agreement will not have a material impact on the strategy of the Bank, our operations will be affected and our growth will be hindered somewhat because of the additional conditions and requirements in the MOUs. If those requirements are not met, the Company and the Bank could be subject to further regulatory enforcement actions. The OTS has provided a temporary extension of the Bank’s use of customer driven CDARs deposits which technically fall under the brokered deposit classification.

Competition from financial institutions and other financial service providers may adversely affect our profitability.

The banking business is highly competitive and we experience competition in each of our markets from many other financial institutions. We compete with commercial banks, credit unions, savings and loan associations, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market funds, and other mutual funds, as well as other super-regional, national and international financial institutions that operate offices in our primary market areas and elsewhere.

We compete with these institutions both in attracting deposits and in making loans. In addition, we have to attract our customer base from other existing financial institutions and from new residents. Many of our competitors are well-established, larger financial institutions. While we believe we can and do successfully compete with these other financial institutions in our primary markets, we may face a competitive disadvantage as a result of our smaller size, lack of geographic diversification and inability to spread our marketing costs across a broader market. Although we compete by concentrating our marketing efforts in our primary markets with local advertisements, personal contacts, and greater flexibility and responsiveness in working with local customers, we can give no assurance this strategy will be successful.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding and other transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships. Defaults by, or even rumors or questions about, one or more financial institutions, or the financial services industry generally, may lead to market-wide liquidity problems and losses of depositor, creditor and counterparty confidence and could lead to losses or defaults by us or by other institutions.

Our ability to attract and retain management and key personnel may affect future growth and earnings and may be adversely affected by compensation and employment restrictions to which we may be subject.

Our success is largely dependent on the personal contacts of our officers and employees in our market areas. If we lose key employees, temporarily or permanently, our business could be hurt. We could be particularly hurt if our key employees leave to work for our competitors. Our future success depends on the continued contributions of our existing senior management personnel, including, but not limited to, our Chief Executive Officer and President, Kenneth P. Cherven. While we have an employment agreement with Mr. Cherven which provides for golden parachute payments and noncompete obligations, since we accepted TARP-Capital Purchase Program funds, under the Interim Financial Rule (which became effective June 15, 2009) as promulgated under the ARRA, we are prohibited from making a golden parachute payment to Mr. Cherven or any of the next five most highly compensated employees, so long as we have not paid back the TARP-Capital Purchase Program funds we received. It is questionable if the noncompete provisions of the employment agreement are operable because of the restriction on the golden parachute payment. Mr. Cherven could work for another financial institution that did not accept TARP-Capital Purchase Program funds and not be subject to any executive compensation restrictions. For this reason, we may not be able to attract other qualified executive management candidates.

Technological changes affect our business, and we may have fewer resources than many competitors to invest in technological improvements.

The financial services industry is undergoing rapid technological changes, and new technology-driven products and services are frequently being introduced. In addition to serving clients better, the effective use of technology may increase efficiency and may enable financial institutions to reduce costs. Our future success will depend, in part, upon our ability to use technology to provide products and services that provide convenience to customers and create additional efficiencies in operations. We may need to make significant additional capital investments in technology in the future, and we may not be able to effectively implement new technology-driven products and services. Many competitors have substantially greater resources to invest in technological improvements.

Adverse events and severe weather conditions could negatively affect our local economies or disrupt our operations, which would have an adverse effect on our business or results of operations.

The Florida economy relies heavily on tourism and seasonal residents. An act of war and acts of terrorism or other conflicts involving national security could affect general economic conditions in Florida, which would also negatively affect the businesses and customers in our markets which rely on tourism and seasonal residents. Our market areas are also susceptible to hurricanes and tropical storms and related flooding and wind damage. Such weather events can disrupt operations, result in damage to properties and negatively affect the local economies in the markets where they operate. We cannot predict whether or to what extent damage that may be caused by future hurricanes will affect our operations or the economies in our current market areas, but such weather events could result in a decline in loan originations, a decline in the value or destruction of properties securing our loans and an increase in delinquencies, foreclosures or loan losses. Our business or results of operations may be adversely affected by these and other negative effects of future hurricanes or tropical storms, including flooding and wind damage. Many of our customers have incurred significantly higher property and casualty insurance premiums on their properties located in our markets, which may adversely affect real estate sales and values in our markets.

Risks Related to the Rights Offering

Neither the subscription price of the Units nor the conversion price of the Convertible Trust Preferred Securities is an indication of our present or future value.

Our board of directors, in consultation with [Investment Banker] as advisor and dealer manager, set all of the terms and conditions of the rights offering, including the subscription price of the Units and conversion price of the Convertible Trust Preferred Securities. Our objective in establishing the subscription price and conversion price was to raise the targeted amount of proceeds and provide all of our stockholders with a reasonable opportunity to make an additional investment in us. In establishing the commercial terms, including the subscription price and conversion price, our board of directors considered the following factors, among others: the strategic alternatives available to us for raising capital, the market price of our common shares, the type of security offered, the desire to facilitate shareholder participation in the rights offering, the nature of the offering, pricing of similar transactions, our business prospects and general conditions in the economy and the credit and securities markets. The subscription price and conversion price, however, do not necessarily bear any relationship to the book value of our assets or our past or expected future results of operations, cash flows or current financial condition, or any other established criteria for value. You should not consider either the subscription price for the Units or the conversion price of the Convertible Trust Preferred Securities as an indication of our present or future value or the present or future value or market price of any of our securities.

If the market price of our common stock is lower than the conversion price of the Convertible Trust Preferred Securities, the conversion of the Convertible Trust Preferred Securities may not be practicable or profitable.

The conversion price for the Convertible Trust Preferred Security is $             per share of common stock, subject to future adjustment in certain circumstances. Our common shares are traded on the Nasdaq Capital Market under the symbol “FCFL.” On                     , 2009, the last trading day before this rights offering was publicly announced, the closing price for our common shares on the Nasdaq Capital Market was $            . On                     , 2009, the last trading day before the commencement of this rights offering, the closing sales price of our common shares was $             per share. The market price of our common shares could vary significantly, including in response to factors discussed herein. The market price of our common shares may decline prior to the exercise of the subscription rights and conversion of the Convertible Trust Preferred Security.

If you do not exercise all of your subscription rights in this rights offering, you may suffer dilution of your percentage ownership of our common shares.

To the extent that you do not exercise your subscription rights to subscribe for the Units, your proportionate ownership in us will be reduced to the extent that other holders of our common stock exercise their subscription rights and purchase Units pursuant to this rights offering, as such Units contain common shares and a Convertible Trust Preferred Security. Additionally, if the Convertible Trust Preferred Securities are converted into our common shares, you will be diluted further. This rights offering will result in our issuance of up to              Units, which, assuming that all Units are converted upon issuance thereof, there are no conversion adjustments made thereto as described in “Description of Convertible Trust Preferred Securities,” can be converted into              shares of our common stock.

If you do not exercise your subscription rights prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering, your subscription rights will expire and you will have no further subscription rights.

If we cancel this rights offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

We may withdraw or terminate this rights offering for any reason or no reason at any time. If we elect to withdraw or terminate this rights offering, neither we nor the subscription agent will have any obligation with respect to subscription rights that have been exercised except to return, without interest or deduction, any subscription payments we or the subscription agent received from you.

If you do not act promptly and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders of our common stock who desire to purchase Units in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering. If you are a beneficial owner of common shares and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, custodian bank or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the subscription rights associated with the common shares that you beneficially own prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering. In order to do so, you must complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form” in sufficient time to enable your agent to complete your subscription prior to the expiration of the subscription rights. With respect to exercises of the subscription rights, we shall not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you have an address outside the United States or an Army Post Office or a Fleet Post Office address, to exercise your subscription rights, you must notify the subscription agent before 11:00 a.m. Eastern time, on                     , 2009, three (3) business days prior to                     , 2009, the scheduled expiration date of this rights offering, take all other steps which are necessary to exercise your rights and, with respect to holders whose addresses are outside the U.S., must establish to the satisfaction of the subscription agent that you are permitted to exercise your subscription rights under applicable law. See “The Rights Offering—Foreign and Other Stockholders.”

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Units in this rights offering.

Any uncertified check used to pay for Units to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five (5) or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for Units by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Units you attempted to purchase.

The receipt of the subscription rights may be treated as a taxable dividend to you.

We intend to take the position that the distribution of the subscription rights in this rights offering is a nontaxable stock dividend under Section 305(a) of the Code. See “Certain Federal Income Tax Consequences” below. This position is not binding on the Internal Revenue Service (the “IRS”) or the courts, however. If the IRS or a court were to successfully assert that the distribution of the subscription rights is a taxable distribution of property, your receipt of subscription rights in this rights offering may be treated as a receipt of a distribution in an amount equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of capital to the extent thereof and then as capital gain. If you are a nonU.S. holder (as defined in “Certain Federal Income Tax Consequences”), you may be subject to tax in respect of any taxable stock dividend. See “Certain Federal Income Tax Consequences” below.

Risks Related to an Investment in Our Securities

Our stock price can be volatile.

Our stock price can fluctuate widely in response to a variety of factors including: variations in our quarterly operating results; changes in market valuations of companies in the financial services industry; fluctuations in stock market prices and volumes; issuances of shares of common stock or other securities in the future; the addition or departure of key personnel; seasonal fluctuations; changes in financial estimates or recommendations by securities analysts regarding us or shares of our common stock; and announcements by us or our competitors of new services or technology, acquisitions, or joint ventures.

Although publicly traded, our common stock has substantially less liquidity than the average trading market for a stock quoted on the Nasdaq Capital Market, and our price may fluctuate in the future.

Although our common stock is listed for trading on the Nasdaq Capital Market, the trading market in our common stock has substantially less liquidity than the average trading market for companies quoted on the Nasdaq Capital Market. The average daily trading volume of First Community common stock for the last three months was less than              shares. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. The market price of our common stock may fluctuate in the future, and these fluctuations may be unrelated to our performance. General market price declines or overall market volatility in the future could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices.

The TARP Capital Purchase Program and the ARRA impose certain executive compensation and corporate governance requirements that may adversely affect us and our business, including our ability to recruit and retain qualified employees.

The purchase agreement we entered into in connection with our participation in the TARP Capital Purchase Program required us to adopt the Treasury’s standards for executive compensation and corporate governance while the Treasury holds equity issued by us pursuant to the TARP Capital Purchase Program, including any common stock issuable under the Warrant. These standards generally apply to our chief executive officer, chief financial officer and the three next most highly compensated senior executive officers. The standards include:

•	ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution;

•	required clawbacks of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate;

•	prohibitions on making golden parachute payments to senior executives; and

•	an agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

In particular, the change to the deductibility limit on executive compensation may increase the overall cost of our compensation programs in future periods.

The ARRA imposed further limitations on compensation while the Treasury holds equity issued by us pursuant to the TARP Capital Purchase Program:

•	a prohibition on making any golden parachute payment to a senior executive officer or any of our next five most highly compensated employees;

•	a prohibition on any compensation plan that would encourage manipulation of our reported earnings to enhance the compensation of any of our employees; and

•

a prohibition on the payment or accrual of any bonus, retention award, or incentive compensation to our five highest paid executives, except for long-term restricted stock with a value not greater than one-third of the total amount of annual compensation of the employee receiving the stock.

The Treasury released an interim final rule on TARP standards for compensation and corporate governance on June 10, 2009, which implemented and further expanded the limitations and restrictions imposed on executive compensation and corporate governance by the TARP Capital Purchase Program and ARRA. The new Treasury interim final rules, which became effective on June 15, 2009, clarify prohibitions on bonus payments, provide guidance on the use of restricted stock Units, expand restrictions on golden parachute payments, mandate enforcement of clawback provision unless unreasonable to do so, outline the steps compensation committees must take when evaluating risks posed by compensation arrangements, and require the adoption and disclosure of a luxury expenditure policy, among other things. New requirements under the rules include enhanced disclosure of perquisites and the use of compensation consultants, and a prohibition on tax gross-up payments.

These provisions and any future rules issued by the Treasury could adversely affect our ability to attract and retain management capable and motivated sufficiently to manage and operate our business through difficult economic and market conditions. If we are unable to attract and retain qualified employees to manage and operate our business, we may not be able to successfully execute our business strategy.

We may not be able to redeem the Preferred Shares.

The rules and policies applicable to recipients of capital under the TARP Capital Purchase Program continue to evolve and their scope, timing and effect cannot be predicted. While we may wish to use a portion of the net proceeds from this offering to redeem the Preferred Shares, we may not be permitted to do so. Any such transaction would require prior OTS and Treasury approval. Based on recently issued Federal Reserve guidelines, an institution must demonstrate an ability to access the long-term debt markets without reliance on the FDIC’s Temporary Liquidity Guarantee Program, successfully demonstrate access to public equity markets and meet a number of additional requirements and considerations before repurchasing or redeeming any securities sold to the Treasury under the TARP Capital Purchase Program.

On December 23, 2008, pursuant to the Purchase Agreement, the Company issued to Treasury for aggregate consideration of $10,685,000: (i) 10,685 shares of Series A Preferred Stock, par value $0.01 per share and liquidation preference $1,000 per share; and (ii) a warrant to purchase 228,312 shares of the Company’s common stock, par value $0.05 per share. Pursuant to the terms of the Purchase Agreement, our ability to declare or pay dividends on any of our shares is limited. Specifically, we are unable to declare dividend payments on common, junior preferred or pari passu preferred shares if we are in arrears on the dividends on the Series A Preferred Stock. In addition, our ability to repurchase our shares is restricted. Treasury consent generally is required for us to make any stock repurchase until the third anniversary of the investment by Treasury unless all of the Series A Preferred Stock has been redeemed or transferred. Further, common, junior preferred or pari passu preferred shares may not be repurchased if we are in arrears on the Series A Preferred Stock dividends.

We may be called upon to support our Subsidiary Bank.

Under OTS policy, First Community is viewed by the OTS to be a source of financial strength to and to commit resources to support our subsidiary bank. This support may be required at times when, in the absence of such OTS policy, First Community might not be inclined to provide such support. In addition, any capital loans by First Community to our subsidiary must be subordinate in right of payment to deposits and to certain other indebtedness of our subsidiary. In the event of bankruptcy, any commitment by a holding company to a federal bank regulatory agency to maintain the capital of a subsidiary depository institution will be assumed by the bankruptcy trustee and will be entitled to a priority of payment.

Under the Federal Deposit Insurance Act, a depository institution of a holding company can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC, in connection with: (a) the default of a commonly controlled FDIC-insured depository institution; or (b) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution in danger of default.

Default is defined generally as the appointment of a conservator or a receiver and “in danger of default” is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

Our ability to pay dividends is restricted by statutory and regulatory limitations, including regulations applicable as a result of our participation in the Capital Purchase Program and the MOU.

Currently and for as long as First Community Bank is under the MOU it entered with the OTS, First Community Bank is subject to a requirement to obtain prior written approval of the OTS before any dividend may be paid.

Even once the MOU is no longer in place, there are statutory and regulatory limitations on the payment of dividends by First Community Bank as proscribed by the OTS’s capital distribution regulation. Under the regulation, our subsidiary may make a capital distribution without the approval of the OTS, provided the OTS is notified 30 days before declaration of the capital distribution. First Community Bank must also meet the following requirements:

•

It is not of supervisory concern, and will remain adequately or well-capitalized, as defined in the Office of Thrift Supervision prompt corrective action regulations, following the proposed distribution; and

•	The distribution does not exceed First Community Bank’s net income for the calendar year-to-date, plus retained net income for the previous two calendar years (less any dividends previously paid).

If First Community Bank must obtain the prior approval of the OTS before declaring any proposed distributions according to the MOU. The OTS can prohibit a proposed capital distribution by First Community Bank, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. First Community Bank has never paid a dividend; instead earnings are reinvested in First Community Bank to support our current growth rate.

In addition, our participation in the TARP Capital Purchase Program with Treasury has limited the ability to declare or pay dividends on any of the Company’s shares. Specifically, under the Purchase Agreement with Treasury, we are unable to declare dividend payments on common, junior preferred or pari passu preferred shares if it is in arrears on the dividends on the Series A Preferred Stock. In addition, our ability to repurchase shares is restricted. Treasury consent generally is required for us to make any stock repurchase until the third anniversary of the investment by the Treasury unless all of the Series A Preferred Stock has been redeemed or transferred. Further, common, junior preferred or pari passu preferred shares may not be repurchased if we are in arrears on the Series A Preferred Stock dividends.

The Preferred Shares, and other potential issuances of equity securities may impact net income available to our common shareholders and our earnings per share.

The dividends declared on the Preferred Shares will reduce the net income available to common shareholders and our earnings per common share. The Preferred Shares will also receive preferential treatment in the event of liquidation, dissolution or winding up of our business. In addition, we may issue and sell additional shares of preferred stock or common stock in the future, and such future issuances of equity could further impact the earnings per share available to our existing shareholders.

Our earnings per share could also be diluted by the shares of common stock issuable upon exercise of the Warrant currently held by the Treasury. As of September 30, 2009, the shares issuable upon exercise of the

Warrant represented approximately     % of our outstanding common shares. This percentage includes the shares issuable upon exercise of the Warrant in our total outstanding shares but does not include the 50% reduction in the number of shares subject to this Warrant which would occur if we raise at least $             million in one or more qualified equity offerings prior to December 31, 2009.

Our preferred shares impact net income available to our common shareholders and our earnings per share.

As long as there are shares of Series A Preferred Stock outstanding, no dividends may be paid on our common stock unless all dividends on the preferred shares have been paid in full. The dividends declared on our Series A Preferred Stock will reduce the net income available to common shareholders and our earnings per common share. Additionally, warrants to purchase our common stock issued to the Treasury in conjunction with the Series A Preferred Stock, may be dilutive to our earnings per share. The Series A Preferred Stock will also receive preferential treatment in the event of liquidation, dissolution or winding up of our business.

The payment of dividends on the Convertible Trust Preferred Stock will also be senior to common stock and junior to Series A Preferred Stock.

Future sales of our common stock could dilute our existing shareholders and depress the market price of our common stock.

We may need to issue additional common stock in the near future to fund future growth and meet our capital needs. We can issue common stock without shareholder approval, up to the number of authorized shares set forth in our Articles of Incorporation. Our Board of Directors may determine from time to time a need to obtain additional capital through the issuance of additional shares of common stock or other securities, subject to limitations imposed by Nasdaq and the OTS. There can be no assurance that such shares can be issued at prices or on terms better than or equal to the terms obtained by our current shareholders. The issuance of any additional shares of common stock by us in the future may result in a reduction of the book value or market price, if any, of the then-outstanding common stock. Issuance of additional shares of common stock will reduce the proportionate ownership and voting power of our existing shareholders.

Shares of our preferred stock may be issued or converted in the future which could materially adversely affect the rights of the holders of our common stock.

Pursuant to our Articles of Incorporation, we have the authority to issue additional series of preferred stock and to determine the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action of the shareholders. The rights of the holders of our common stock will be subject to, and may be materially adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. We presently have 10,685 shares outstanding of Series A Preferred Stock, which, pursuant to its terms, may be redeemed or converted into common stock in connection with this offering.

Offerings of debt, which could be senior to our common stock upon liquidation, or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may attempt to increase our capital resources or, if the capital ratio of our Subsidiary Bank falls below the required regulatory minimums following this offering, we could be forced to raise additional capital by making additional securities offerings, including Convertible Trust Preferred Securities, senior or subordinated notes and preferred stock. Upon our bankruptcy, dissolution or liquidation, the holders of our debt securities and other lenders will be entitled to receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Risks Related to Our Growth Strategy

Our growth strategy may not be feasible or successful.

Our strategy through 2008 was to increase the size of our franchise through rapid growth and by aggressively pursuing business development opportunities. Our Subsidiary Bank may be subject to higher capital requirements, which will limit our growth.

However, when we are no longer subject to regulatory restrictions on growth, prudent opportunities again present themselves, the economy recovers in our market areas, and our capital position permits, we intend to resume this strategy. We can provide no assurance when we will be able to resume this strategy or that we will be successful in increasing the volume of loans and deposits at acceptable risk levels and upon acceptable terms and expanding our asset base while managing the costs and implementation risks associated with this growth strategy. There can be no assurance that any further expansion will be feasible, profitable or that we will continue to be able to sustain our historical rate of growth, either through internal growth or through other successful expansions of our banking markets, or that we will be able to maintain capital sufficient to support our continued growth.

Future acquisitions and expansion activities may disrupt our business, dilute existing shareholders and adversely affect our operating results.

We regularly evaluate potential acquisitions and expansion opportunities. To the extent that we are able to grow through acquisitions, we cannot assure you that we will be able to adequately or profitably manage this growth. Acquiring other banks, branches or businesses, as well as other geographic and product expansion activities, involves various risks including: risks of unknown or contingent liabilities; unanticipated costs and delays; risks that acquired new businesses do not perform consistent with our growth and profitability expectations; risks of entering new markets or product areas where we have limited experience; risks that growth will strain our infrastructure, staff, internal controls and management, which may require additional personnel, time and expenditures; exposure to potential asset quality issues with acquired institutions; difficulties, expenses and delays of integrating the operations and personnel of acquired financial institutions, and start-up delays and costs of other expansion activities; potential disruptions to our business; possible loss of key employees and customers of acquired institutions; potential short-term decreases in profitability; and diversion of our management’s time and attention from our existing operations and business.

Our past growth may not be indicative of our future growth.

We may not be able to resume our historical rate of growth or may not be able to grow our business at all. In addition, our prior growth may distort some of our historical financial ratios and statistics. Various factors, such as economic conditions, regulatory and legislative limitations and competition, may also impede or prohibit our ability to expand our market presence.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $             million from this offering, after deducting our estimated offering expenses. This assumes a rights offering price of $             per Unit (based on the closing price on                     , 2009). We intend to use approximately $             of the proceeds from the sale of the debentures will be contributed to our Subsidiary Bank to strengthen its capital ratios and for general corporate purposes, which may include the repurchase of all or part of the Series A Preferred Stock, and future loan provisions. At this time, we can not estimate with any reasonable certainty what percentages of any proceeds would be utilized for any particular purpose.

We have not yet determined the amount of net proceeds to be used specifically for each of the foregoing purposes. Pending their use as described above, we may invest the net proceeds of this offering in interest-bearing, investment-grade instruments.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2009, and as adjusted to give effect to the sale of              Units consisting of              shares of common stock in this offering, less the estimated expenses of the Offering, at an assumed offering price of $             per share (based on the closing price on                     , 2009). This table should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference into this document from our 2008 Annual Report on Form 10-K and our September 30, 2009 Form 10-Q.

	September 30, 2009
(dollars in thousands, except per share data)	Actual	As Adjusted
Indebtedness
Federal Home Loan Bank advances	$36,000
Other Borrowing	4,174

Total indebtedness	$40,174

Shareholders’ equity
Preferred stock, par value $0.01 per share, 10,685 shares issued and outstanding at September 30, 2009 and as adjusted	10,657
Undesignated Preferred stock, par value $0.01 per share, 1,989,315 shares authorized, no shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	—
Common stock, $0.05 par value; 20,000,000 shares authorized; 4,151,431 shares outstanding; shares outstanding as adjusted (2)	208
Additional paid-in capital	30,610
Accumulated deficit	(119)
Accumulated other comprehensive income	485

Total shareholders’ equity	$41,841

Total capitalization	$82,015

Book value per common share	7.51
Tangible book value per common share	7.51
Capital ratios: (1)
Tier 1 leverage ratio	6.56%
Tier 1 capital to risk-weighted assets	9.22%
Total capital to risk-weighted assets	10.48%

(1)	These ratios as adjusted assume that the net proceeds will be invested initially in federal funds until utilized by First Community over time.

BEST EFFORTS

The Units will be marketed on a best-efforts basis exclusively through [Investment Banker] as our dealer manager. [Investment Banker] will be paid $             if the maximum number of Units are sold in this offering. We are required to raise a minimum of $             million in this offering.

PLAN OF DISTRIBUTION

Units will be offered through [Investment Banker] as our dealer manager. [Investment Banker] will receive a commission of     % for the Units that are sold, plus reasonable out-of-pocket expenses not to exceed $            . Individuals indicating an interest in acquiring Units will be provided with a copy of this prospectus prior to the acceptance of subscription funds. Subscriptions will be accepted, subject to availability and in the Subscription Agent’s discretion and only if accompanied by a properly completed Unit Order Form or Beneficial Owner Election Form (if shares are held by a broker), and full payment of the subscription price for the Units to be purchased. Any unused subscription rights for Units will be sold by [Investment Banker] in a private placement offering.

[Investment Banker] and the subscription agent have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received from the sale of the Units to be deposited in an escrow account maintained by [XYZ Bank] as escrow agent for the investors in the offering upon the receipt of funds by [Investment Banker] or the subscription agent by or before noon of the last business day prior to the sale of a minimum of $5.0 million in this offering, i.e. the first closing.

Payments for the Units may be made: (i) by check, bank draft, wire transfer or money order made payable to             , as escrow agent for First Community Bank Corporation of America;” or (ii) by authorization of withdrawal from securities accounts maintained with [Investment Banker]. If payment is made by check, bank draft, wire transfer or money order, it must be accompanied by a completed Unit Order Form. Funds submitted in this fashion, will not accrue interest pending the closing or termination of this offering. If the offering is terminated, subscribers will receive a refund of their subscription funds without interest or reduction.

If payment is made by authorization of withdrawal from securities accounts, the funds authorized to be withdrawn from a securities account will continue to accrue interest, if any interest is to accrue on such amounts, at the contractual rates until closing or termination of the offering, but a hold will be placed on such funds, thereby making them unavailable to the purchaser until closing or termination of the offering. If a purchaser authorizes [Investment Banker] or the subscription agent to withdraw the amount of the purchase price from a securities account, [Investment Banker] or such subscription agent will do so as of the date of closing. [Investment Banker] or the subscription agent will inform prospective purchasers of the anticipated date of closing.

If we have not received subscriptions for a minimum of $5.0 million by                     , 2009, we will return to the subscribers all funds placed in the escrow account without interest or deduction for expense. When the minimum number of subscriptions for the Units is attained, we will conduct a first closing and the escrow agent will release all accepted subscription funds to us. We will conduct a second closing at the conclusion of the offering.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the Nasdaq Capital Market under the symbol “FCFL.” The table below sets forth for the periods indicated, the high and low intraday sales prices of our common stock as reported by Nasdaq. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not necessarily reflect actual transactions.

Calendar Quarter Ended	Low	High	Closing
March 31, 2007	$18.05	$22.00	$19.00
June 30, 2007	14.05	19.00	15.37
September 30, 2007	13.57	17.24	13.98
December 31, 2007	10.98	14.60	11.00

March 31, 2008	10.00	11.15	10.10
June 30, 2008	9.15	12.10	10.44
September 30, 2008	6.01	10.25	6.50
December 31, 2008	4.75	9.95	4.75

March 31, 2009	3.00	7.20	4.10
June 30, 2009	3.70	6.96	3.76
September 30, 2009	3.30	4.29	4.00

On November                     , 2009, the closing price of our common stock on Nasdaq Capital Market was $             per share and there were 4,151,431 shares of our common stock outstanding, held by approximately              holders of record.

PREFERRED STOCK—COMPANY PARTICIPATION IN THE CAPITAL PURCHASE PROGRAM

In December 2008, we determined that it was in our best interest to participate in the Capital Purchase Program subdivision of TARP. Under the program, the Treasury can purchase shares of senior preferred stock (“Preferred Stock”) and a warrant to purchase common stock (“Warrant”) of financial institutions.

On December 18, 2008, we filed with the Division of Corporations, Secretary of State of Florida an amendment to our Articles of Incorporation establishing the terms of Series A Preferred Shares. Subsequently on December 23, 2008, pursuant to the Capital Purchase Program, we agreed to issue and sell, and the Treasury agreed to purchase: (a) 10,685 shares (the “Preferred Shares”) of Company Fix Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share; and (b) a ten-year warrant (the “Warrant”) to purchase up to 228,312 shares of Company common stock (the “Common Stock”), at an exercise price of $7.02 per share. The issuance and sale also closed on December 23, 2008, and was exempt from registration as a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended. The purchase price for the Preferred Shares and the Warrant was $10,685,000, or $1,000 per Preferred Share.

Under the Capital Purchase Program Purchase Agreement, cumulative dividends on the Preferred Shares will accrue on the purchase price at an annual rate of 5% per year for the first five years and at an annual rate of 9% thereafter, but will be paid only if and when declared by our Board of Directors. The Preferred Shares have no maturity date and rank senior to the Common Stock (and pari passu with any other Company senior preferred stock, of which no shares are currently outstanding) with respect to the payment of dividends, distributions and amounts payable upon liquidation, dissolution and winding up of the Company. Subject to the approval of the Federal Reserve Board, the Preferred Shares are redeemable at our option at 100% of their liquidation preference, provided that we have consulted with the OTS regarding any repurchase. Although ARRA was not specific, we believe the Treasury will require the OTS’ consent as part of such consultation to redeem the Preferred Shares.

The Treasury may not transfer any portion of the Warrant covering, or exercise the Warrant for more than one-half of, the 228,312 shares of Common Stock underlying the Warrant until the earlier of: (a) the date on which we have received aggregate gross proceeds of not less than $1,671,250 from qualified equity offerings; and (b) December 31, 2009. In the event we complete qualified equity offerings on or prior to December 31, 2009, raising gross proceeds of at least $1,671,250, the number of shares of Common Stock underlying the Warrant will be reduced by one-half. Pursuant to the Capital Purchase Program, a qualified equity offering is the sale and issuance for cash by the Company to persons other than the Company or any Company subsidiary of securities that qualify as Tier 1 capital for the Company at the time of issuance.

Undesignated Preferred Stock

We currently have 1,989,315 shares of undesignated preferred stock. The Board of Directors is empowered to divide any undesignated shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any series, including:

(i)	the distinctive designation of such series and the number of shares which shall constitute such series;

(ii)	the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series;

(iii)	the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares;

(iv)	the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on the Common Stock;

(v)	the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock or shares of any other series of preferred stock and the terms and conditions of such conversion or exchange; and

(vi)	whether the shares of such series have voting rights and the extent of such voting rights, if any.

The Board of Directors also has the power to reclassify any unissued shares of any series of preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, including but not limited to, but subject to the limitations described in, the above provisions.

THE RIGHTS OFFERING

Pursuant to this rights offering, we will distribute to each holder of our common stock as of the record date, which will be 5:00 p.m. Eastern time, on                     , 2009, at no charge, one transferable subscription right for each share of common stock held by such holder. In aggregate, we expect that a total of approximately             subscription rights will be distributed in connection with this rights offering. The subscription rights will be evidenced by subscription rights certificates. Every             subscription rights will entitle the holder thereof to receive, upon payment of the subscription price of $            per Unit, one Unit, as described herein in “Description of the Unit,” consisting of a Convertible Trust Preferred Security, as described in “Description of the Convertible Trust Preferred Securities,” and shares of our common stock, as described herein in “Description of Common Stock.” To the extent you exercise your rights in increments of less than             , the rights that exceed the multiple of              will be returned to you, together with any subscription price for such excess, without deduction or interest.

If you hold your shares through a broker, custodian bank or other nominee, please see the information included below the heading “—Beneficial Owners.”

No Fractional Rights

We will not issue fractional rights or pay cash in lieu thereof. The subscription rights will be aggregated for all of the common stock you own on the record date. As an example, if you owned one share of common stock as of the record date, you would receive one subscription right, and if you owned 1,000 shares on the record date, you would receive 1,000 subscription rights. Subscriptions will be accepted for increments of             rights only. The subscription price is $            per Unit.

Transferable Subscription Rights

Subscription rights are not transferable.

Expiration of the Rights Offering and Extensions, Amendments and Termination

You may exercise your subscription rights at any time prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date for this rights offering, unless extended for an additional             days.

Your subscription rights certificate, together with full payment of the subscription price, must be received by the subscription agent on or prior to the expiration date of this rights offering. If you use mail, we recommend that you use insured, registered mail, return receipt requested.

We may extend the period for exercising the subscription rights in our sole discretion. We will extend the duration of this rights offering as required by applicable law, and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering. If we elect to extend the previously scheduled expiration date of this rights offering, we will issue a press release announcing such extension no later than 9:00 a.m. Eastern time, on the business day following the previously scheduled expiration date.

We reserve the right, in our sole discretion, to amend or modify the terms of this rights offering. In the event of a material change in this rights offering, including the waiver of a material condition, we will extend the duration of this rights offering if necessary to ensure that at least five business days remain in this rights offering following notice of the material change.

If you do not exercise your subscription rights prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering, your unexercised subscription rights will be null and void and will have no value.

We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after this rights offering expires, regardless of when you transmitted the documents.

Subscription Rights

You may purchase one Unit for every             subscription rights you hold, upon delivery of the required documents and payment of the subscription price. As noted above under “—No Fractional Rights,” fractional rights will not be issued in this rights offering. The subscription price is $            per Unit. You are not required to exercise all of your subscription rights; you may exercise some or all of your subscription rights in any multiple of     .

Oversubscription Privilege

Each of our stockholders will be entitled to oversubscribe for any Units that are not subscribed for by the other stockholders in the rights offering (up to the number of Units such holder subscribed for under its subscription privilege). Holders of subscription rights who submit oversubscription requests shall be allocated their pro rata portion of the aggregate principal amount of any unsubscribed Units allocated to each such oversubscribing holder in proportion to the relative size of its oversubscription request or such lesser amount as is set forth in the oversubscription request of such holder, subject to rounding and other adjustments. You must have subscribed for the maximum number of Units permitted by your subscription privilege in order to exercise your oversubscription privilege. You must indicate on your subscription certificate (or Beneficial Owner Election Form, in the case of shareholders that hold through a broker, custodian bank or other nominee) by the expiration date whether and to what extent you elect to exercise your oversubscription privilege.

Delivery of Units

We will deliver to you the Units that you purchased in this rights offering as soon as practicable after the expiration date of the rights offering. We expect that such Units will be delivered on or after                     , 2009, assuming the rights offering is not extended or terminated.

Shareholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or their broker dealers’ behalf will have any Units acquired after the subscription period credited to the account of Cede & Co. or other depository or nominee.

Cancellation Rights; Conditions to the Rights Offering

We reserve the right to cancel or terminate this rights offering, in whole or in part, in our sole discretion at any time prior to the time that this rights offering expires for any reason or no reason.

Without limiting the generality of the foregoing, this rights offering is subject to the following conditions:

•

there shall not have been instituted, threatened or be pending any action, proceeding, application, claim counterclaim or investigation (whether formal or informal) (or there shall have been any material adverse development to any action, application, claim counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentally, domestic or foreign, or by any other person, domestic or foreign, in connection with the rights offering that, in our sole judgment, either (a) is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or delay consummation of the rights offering or (c) would materially impair the contemplated benefits of the rights offering to us or be material to holders in deciding whether to subscribe in the rights offering;

•

No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our sole judgment, either (a) would or might prohibit, prevent, restrict or delay consummation of the rights offering or (b) is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects;

•	there does not exist, in our sole judgment, any actual or threatened legal impediment to the ability to subscribe in the rights offering; or

•

there has not occurred: (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets; (b) any significant adverse change in the price of our securities (including our common stock and the Units); (c) a material impairment in the trading market for debt securities; (d) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets; (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions; (f) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States; or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

We may waive any of the above conditions and choose to proceed with this rights offering even if one or more of these events occur.

In the event of a material change in this rights offering, including the waiver of a material condition, we will extend the duration of this rights offering if necessary to ensure that at least five (5) business days remain in this rights offering following notice of the material change. If we cancel or terminate this rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

Method of Subscription—Exercise of Rights

Unless your shares are held by a broker, custodian bank or other nominee, you may exercise your subscription rights by delivering the following to the subscription agent for actual receipt, prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering, unless extended in our sole discretion for up to 90 days:

•	Your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation; and

•	Your full subscription price payment for each Unit subscribed for pursuant to your subscription rights.

If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, custodian bank or other nominee and you wish to exercise your rights, your broker, custodian bank or other nominee must actually receive your instructions to exercise your rights and all requisite documents and payments in sufficient time to enable such entities to exercise the subscription rights associated with the common shares that you beneficially own prior to                     , 2009, the scheduled expiration date of this rights offering.

Your subscription rights will not be considered exercised unless the subscription agent actually receives from you, your broker, custodian bank or nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering.

Method of Payment

Your payment of the subscription price must be made in U.S. dollars for the full number of the Units for which you are subscribing by either:

•	check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent; or,

•

wire transfer of immediately available funds, to the subscription account maintained by the subscription agent at ABA No.                     , Beneficiary Name:                     , Beneficiary Account No.                     , and for further credit to: First Community, DDA No.                     .

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

•	clearance of any uncertified check (which may take five (5) or more business days);

•	receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or,

•	receipt of collected funds in the subscription account designated above.

Clearance of Uncertified Checks

If you are paying by uncertified check, please note that uncertified checks may take five (5) or more business days to clear. If you wish to pay the subscription price by uncertified check, we urge you to make payment sufficiently in advance of the scheduled expiration date of this rights offering to ensure that your payment is received by the subscription agent and cleared by such scheduled expiration date. We urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to avoid missing the opportunity to exercise your subscription rights should you decide to exercise your subscription rights.

Delivery of Subscription Materials and Payment

You should deliver your subscription rights certificate and payment of the subscription price to the subscription agent by one of the methods described below:

By First Class Mail Only:    By Hand, Express Mail or Overnight Courier:

Name

Address

You may call the subscription agent toll-free at: .

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

For additional information if you are a beneficial owner of our common shares whose shares are registered in the name of a broker, custodian bank or other nominee, see “—Beneficial Owners.”

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised (including your oversubscription request), or do not forward full payment of the aggregate subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you tendered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

Exercising a Portion of Your Subscription Rights

You may subscribe for fewer than all of the Units represented by your subscription rights certificate. There is no minimum number of Units you must purchase upon the exercise of your subscription rights, but you may not purchase fractional Units. All subscription rights must be exercised prior to the expiration date of this rights offering, or else your subscription rights will be null and void.

Your Funds will be Held by the Subscription Agent Until the Units are Issued

The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other subscription rights holders until we issue the Units to you upon consummation of this rights offering.

Signature Guarantee May be Required

YOUR SIGNATURE ON EACH SUBSCRIPTION RIGHTS CERTIFICATE MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, NAMELY A MEMBER FIRM OF A REGISTERED NATIONAL SECURITIES EXCHANGE OR A MEMBER OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC., OR A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT IN THE UNITED STATES, SUBJECT TO STANDARDS AND PROCEDURES ADOPTED BY THE SUBSCRIPTION AGENT, UNLESS:

•	YOUR SUBSCRIPTION RIGHTS CERTIFICATE PROVIDES THAT UNITS ARE TO BE DELIVERED TO YOU AS RECORD HOLDER OF THOSE SUBSCRIPTION RIGHTS; OR

•	YOU ARE AN ELIGIBLE INSTITUTION.

Provision of Notice to Beneficial Owners

If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others as of 5:00 p.m. Eastern time, on                     , 2009, the record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock as of 5:00 p.m. Eastern time, on                     , 2009, the record date.

Beneficial Owners

If you are a beneficial owner of our common shares or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you.

To indicate your decision to exercise (or not to exercise) your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form” such that it will be received in sufficient time to enable such entities to exercise the subscription rights associated with the common shares that you beneficially own prior to the expiration date of this rights offering. You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Instructions for Completing Your Subscription Rights Certificate

You should read and follow the instructions accompanying the subscription rights certificates carefully.

You are responsible for the method of delivery of your subscription rights certificate(s) with your subscription price payment to the subscription agent. If you send your subscription rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this rights offering expires. Because uncertified checks may take five (5) or more business days to clear, you are strongly urged to pay, or arrange for payment, by means of a certified or cashier’s check, money order or wire transfer of funds.

If you hold certificates of our common shares directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

None of us, the subscription agent, the information agent or the dealer manager will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates or will be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of this rights offering. We will also not accept the exercise of your subscription rights if our issuance of the Units to you could be deemed unlawful under applicable law.

Regulatory Limitation

We will not be required to issue the Units to you pursuant to this rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any federal banking regulatory authorities (“Appropriate Banking Regulatory Agency”) to own or control such Units and, at 5:00 p.m. Eastern time, on                     , 2009, the scheduled expiration date of this rights offering, you have not obtained such clearance or approval.

Questions about Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this prospectus or the Instructions as to the use of First Community Subscription Rights Certificates, please contact                     , the information agent for this rights offering, toll-free at                     . Banks and brokerage firms can call [Investment Banker] at                    .

Subscription Agent and Information Agent and Dealer Manager

We have appointed              to act as subscription agent and to act as information agent and [Investment Banker] as the dealer manager for this rights offering. We will pay all expenses of the subscription agent, the information agent and the dealer manager related to their acting in such roles in connection with this rights offering and have also agreed to indemnify the subscription agent, the information agent and the dealer manager from liabilities that they may incur in connection with this rights offering, including liabilities under the federal securities laws. However, all commissions, fees and expenses (including brokerage commission and fees and transfer taxes) incurred in connection with the exercise of rights will be for the account of the person exercising the rights, and none of such commissions, fees or expenses will be paid by us, the information agent or the subscription agent or the dealer manager.

Revocation, Withdrawal or Cancellation of Subscription Rights

You may not revoke, withdraw or otherwise cancel your exercised subscription rights

Procedures for DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of The Depository Trust Company, or DTC. If your subscription rights are held of record through DTC, you may exercise these rights through DTC’s PSOP function by instructing DTC to charge your applicable DTC account for the subscription payment for the Units and deliver such amount to the subscription agent. The subscription agent must receive the required subscription documents and payment for the Units by the expiration date of this rights offering.

Subscription Price

Every             subscription rights will entitle the holder to purchase one Unit with an initial principal amount of $            at a subscription price of $            .

Foreign and Other Stockholders

We will not mail subscription rights certificates to shareholders that have addresses outside the United States or whose addresses are Army Post Office or a Fleet Post Office addresses. Instead, we will have the subscription agent hold the subscription rights certificates for those holders’ accounts. To exercise their subscription rights, foreign holders or holders with an Army Post Office or a Fleet Post Office address must notify the subscription agent before 11:00 a.m. Eastern time, on                     , 2009, three (3) business days prior to                    , 2009, the scheduled expiration date of this rights offering, take all other steps which are necessary to exercise their subscription rights and, with respect to holder whose address is outside the United States, must establish to the satisfaction of the subscription agent that it is permitted to exercise its subscription rights under applicable law. If the procedures set forth in the preceding sentence are not followed prior to the expiration date, their subscription rights will expire and be null and void.

No Recommendation

An investment in our Units must be made according to each investor’s evaluation of its own best interests and after considering all of the information in this prospectus supplement and the accompanying prospectus, including: (1) the risk factors under the caption “Risk Factors” in this prospectus; (2) the information in our Annual Report on Form 10-K filed with the SEC on March 27, 2009, which is incorporated by reference herein; and (3) all of the other information incorporated by reference in this prospectus. Neither the dealer manager nor our board of directors make any recommendation to subscription rights holders regarding whether they should exercise their subscription rights.

Common Shares Outstanding after the Rights Offering and the Conversion of the Units

Based on the              common shares issued and outstanding as of                     , 2009, assuming an aggregate of              Units are purchased pursuant to this rights offering and all of the Convertible Trust Preferred Securities are converted into shares of common stock,              common shares will be issued and outstanding after the consummation of this rights offering and the conversion of the Convertible Trust Preferred Securities, an increase in the number of outstanding common shares of approximately     %.

Other Matters

We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in this rights offering.

DESCRIPTION OF THE UNITS

We have summarized the description of the terms of the Units, the Common Stock, the Convertible Trust Preferred Securities, the convertible subordinated debentures and the guarantee under the captions “Description of the Capital Stock,” “Description of the Convertible Trust Preferred Securities,” “Description of the Convertible Subordinated Debentures,” and “Description of the Guarantee” in this prospectus. These summaries are not complete.

We urge you to read the Unit Agreement, as well as the documents relating to the Convertible Trust Preferred Securities, the related indenture and guarantee agreement because they, and not this description, define your rights as holder of the Units and the underlying common stock and Convertible Trust Preferred Security.

General

Each Unit consists of:

— a 10% Convertible Trust Preferred Security, having a stated Liquidation Amount of $25, representing an undivided beneficial ownership interest in the assets of the Trust, which assets consist solely of the debentures; and,

—            shares of the common stock of First Community.

At any time after issuance, the Convertible Trust Preferred Security, and the common shares components of each Unit may be separated by the holder thereof and transferred separately, and thereafter, a separated Convertible Trust Preferred Security and common shares components may be combined to form a Unit. Prior to the registration of Unit securities under the Securities Act, Convertible Trust Preferred Securities and the common shares components that are to be combined to form Units must have been transferred pursuant to the same exemption from registration under the Securities Act as the Convertible Trust Preferred Security, as applicable, with which they are to be combined.

The $            purchase price of each Unit will be allocated between the Convertible Trust Preferred Security and the common shares comprising such Unit in proportion to their respective fair market values at the time of issue. At the time of issuance, we expect that the fair market value of each Convertible Trust Preferred Security will be approximately $            ; and, the fair market value of the common stock will be             . Our determination as to the allocation of the purchase price generally will be binding on each beneficial owner of a Unit (but not on the Internal Revenue Service). See “Certain Federal Income Tax Consequences—Allocation of Issue Price, Tax Basis of the Units” in this Prospectus.

Distributions

Holders of Units are entitled to receive cumulative cash distributions payable on the underlying Convertible Trust Preferred Securities as described under “Description of the Convertible Trust Preferred Securities” and “Description of the Convertible Subordinated Debentures” on pages             and             , respectively, of this prospectus. Holders of Units are also entitled to receive cash distributions and on our common stock in the form of dividends, if paid to common shareholders, as described under “Description of our Common Stock.”

Amendment and Modification of the Unit Agreement

The Unit Agreement may be amended by First Community and the Unit agent, without consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which First Community and the Unit agent may deem necessary or desirable and which will not adversely affect the interests of the affected holders.

The Unit Agreement contains provisions permitting First Community and the Unit agent, with the consent of the holders of a majority of the Units at the time outstanding, to modify the rights of the holders of the Units and the terms of the Unit agreement, except that no modification may, without the consent of the holder of each outstanding Unit affected thereby:

•	materially adversely affect the holders’ rights under any Unit; or

•	reduce the aforesaid percentage of outstanding Units the consent of holders of which is required for the modification or amendment of the provisions of the Unit agreement.

DESCRIPTION OF COMMON STOCK

General

We have 20,000,000 shares of authorized common stock with a par value of $0.05 per share of which 4,151,431 are outstanding. Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We may pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is currently listed for trading on the Nasdaq Capital Market under the symbol “FCFL.” Outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock are not subject to any liability as shareholders.

Dividend Information

To date, we have not paid any dividends on our common stock; instead earnings have been reinvested into the Bank to support our current growth rate. There are no current plans to initiate payment of cash dividends. Florida law provides that the Company may only pay dividends if the dividend payment would not render it insolvent, or unable to meet its obligations as they come due. Additionally, future dividend policy will depend on the Banks’ earnings, capital requirements, financial condition, and other factors.

We and our Subsidiary Bank have entered into individual MOUs with the OTS, which restrict either company from paying any dividend without receiving approval or nonobjection from the OTS Regional Director at least 45 days prior to the anticipated date of the proposed dividend payment. This restriction will also apply to the dividend payments on Convertible Trust Preferred Securities, as well as the Series A Preferred Stock the Company issued in connection with the funds received in the TARP—Capital Purchase Program.

There are statutory and regulatory limitations on the payment of dividends by our subsidiary bank as proscribed by the OTS’s capital distribution regulation. Under the regulation, First Community Bank may make a capital distribution without the approval of the OTS, provided the OTS is notified 30 days before declaration of the capital distribution. Our subsidiary bank must also meet the following requirements:

•	It is not of supervisory concern, and will remain adequately or well-capitalized, as defined in the OTS prompt corrective action regulations, following the proposed distribution; and

•	The distribution does not exceed First Community Bank’s net income for the calendar year-to-date, plus retained net income for the previous two calendar years (less any dividends previously paid).

If First Community Bank does not meet the above-stated requirements, it must obtain the prior approval of the OTS before declaring any proposed distributions. The OTS can prohibit a proposed capital distribution by a savings institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

In addition, the Company’s participation in the TARP Capital Purchase Program with the Treasury has limited the ability to declare or pay dividends on any of the Company’s common shares. Specifically, under the Purchase Agreement with the Treasury, the Company is unable to declare dividend payments on common, junior preferred or pari passu preferred shares if it is in arrears on the dividends on the Series A Preferred Stock. In addition, the Company’s ability to repurchase shares is restricted. Treasury consent generally is required for the Company to make any stock repurchase until the third anniversary of the investment by the Treasury unless all of the Series A Preferred Stock has been redeemed or transferred. Further, common, junior preferred or pari passu preferred shares may not be repurchased if the Company is in arrears on the Series A Preferred Stock dividends.

FCBC CAPITAL TRUST I ( the “Issuer Trust”)

The Issuer Trust is a statutory business trust formed under the Trust Act pursuant to: (i) a Trust Agreement, dated as of November 16, 2009 (“Trust Agreement”) executed by First Community, as sponsor; and (ii) a Certificate of Trust, dated as of November 16, 2009, (“Certificate of Trust”) filed with the Secretary of State of the State of Delaware. On                     , 20            First Community, the Delaware Trustee, the Property Trustee and the administrative trustees executed the Amended and Restated Trust Agreement, which amends and restates the Trust Agreement in its entirety. The Issuer Trust’s business and affairs are conducted by the Trustees: Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and three individual administrative trustees who are employees or officers of or affiliated with First Community. The Issuer Trust exists for the exclusive purpose of: (a) issuing and selling the Convertible Trust Preferred Securities and Common Securities of the Issuer Trust (collectively, the Trust Securities); (b) investing the gross proceeds from such sales in the debentures; and (c) engaging in only those other activities necessary or incidental thereto. Accordingly, the debentures are the sole assets of the Issuer Trust, and payments under the debentures will be the sole revenue of the Issuer Trust. All of the Common Securities are owned by First Community. The Common Securities rank pari passu with the Convertible Trust Preferred Securities; provided, however, that upon the occurrence of an event of default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Convertible Trust Preferred Securities. First Community acquired Common Securities in an aggregate Liquidation Amount equal to     % of the total capital of the Issuer Trust.

The Property Trustee holds title to the debentures for the benefit of the holders of the Trust Securities and, as the holder of the debentures, the Property Trustee has the power to exercise all rights, powers and privileges of a holder of debentures under the indenture. In addition, the Property Trustee maintains exclusive control of a segregated noninterest bearing trust account (the Property Account) to hold all payments made in respect of the debentures for the benefit of the holders of the Trust Securities. The guarantee trustee holds the Guarantee for the benefit of the holders of the Trust Securities. First Community, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees; provided that at all times the number of Trustees will be at least three; and provided further that at least one Trustee will be a Delaware Trustee, at least one Trustee will be the Property Trustee and at least one Trustee will be an administrative trustee. Under the indenture, First Community, as issuer of the debentures, has agreed to pay all fees and expenses related to the organization and operations of the Issuer Trust (including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority upon the Issuer Trust or any payment by the Issuer Trust to holders of Trust Securities) and the offering of the Convertible Trust Preferred Securities and be responsible for all debts and obligations of the Issuer Trust (other than with respect to the Convertible Trust Preferred Securities).

For so long as the Convertible Trust Preferred Securities remain outstanding, First Community covenants: (i) maintain 100% direct or indirect ownership of the Common Securities of the Issuer Trust; provided, however, that any permitted successor of the Company under the indenture may succeed to the Company’s ownership of the Common Securities; (ii) not voluntarily terminate, wind up or liquidate the Issuer Trust, except upon prior approval of, or nonobjection from, the OTS if then so required under applicable capital guidelines, policies or regulations of the OTS; (iii) use its reasonable efforts to cause the Issuer Trust (a) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of convertible subordinate debentures, the redemption of all of the Convertible Trust Preferred Securities of the

Issuer Trust or certain mergers, consolidations or amalgamations, each as permitted by the Amended and Restated Trust Agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; (iv) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the convertible subordinate debentures; and (v) to fulfill all filing and reporting obligations under the Exchange Act, as applicable, to a company having a class of securities registered under the Exchange Act.

The rights of the holders of Convertible Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Amended and Restated Trust Agreement, the Trust Act and the Trust Indenture Act. The Amended and Restated Trust Agreement and the Guarantee Agreement also incorporate by reference the terms of the Trust Indenture Act.

The principal offices and telephone number of the Issuer Trust are: (a) with respect to the Property Trustee, to: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; and (c) with respect to the Administrative Trustees, to each at 9001 Belcher Road, Pinellas Park, Florida 33782.

It is anticipated that the Issuer Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

DESCRIPTION OF THE CONVERTIBLE TRUST PREFERRED SECURITIES

The Convertible Trust Preferred Securities will be issued pursuant to the Amended and Restated Trust Agreement. For more information about the Amended and Restated Trust Agreement, see “Description of the Trust,” above. Wilmington Trust Company will act as Property Trustee for the Convertible Trust Preferred Securities under the Amended and Restated Trust Agreement for purposes of complying with the provisions of the Trust Indenture Act. The terms of the Convertible Trust Preferred Securities will include those stated in the Amended and Restated Trust Agreement and those made part of the Amended and Restated Trust Agreement by the Trust Indenture Act. You should read the following description, together with the Amended and Restated Trust Agreement to help you understand the terms of the Convertible Trust Preferred Securities.

General

The Amended and Restated Trust Agreement authorizes the administrative trustees, on behalf of the Issuer Trust, to issue the Trust Securities, which are comprised of the Convertible Trust Preferred Securities to be sold to the public and the Common Securities. We will own all of the Common Securities issued by the Issuer Trust. The Issuer Trust is not permitted to issue any securities other than the Trust Securities or incur any other indebtedness.

The Convertible Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the holders of the Convertible Trust Preferred Securities will be entitled to a preference over the Common Securities upon an event of default with respect to distributions and amounts payable on redemption or liquidation. The Convertible Trust Preferred Securities will rank equally, and payments on the Convertible Trust Preferred Securities will be made proportionally, with the Common Securities, except as described under “—Subordination of Common Securities.”

The Property Trustee will hold legal title to the convertible subordinated debentures in trust for the benefit of the holders of the Trust Securities. We will guarantee the payment of distributions out of money held by the trust, and payments upon redemption of the Convertible Trust Preferred Securities or liquidation of the trust, to the extent described under “Description of the Guarantee.” The guarantee agreement does not cover the payment of any distribution or the Liquidation Amount when the trust does not have sufficient funds available to make these payments.

Distributions

Source Of Distributions—The funds of the Issuer Trust available for distribution to holders of the Convertible Trust Preferred Securities will be limited to payments made under the convertible subordinated debentures, which the Issuer Trust will purchase with the proceeds from the sale of the Trust Securities. Distributions will be paid through the Property Trustee, which will hold the amounts received from our interest payments on the convertible subordinated debentures in the payment account for the benefit of the holders of the Trust Securities. If we do not make interest payments on the convertible subordinated debentures, the Property Trustee will not have funds available to pay distributions on the Convertible Trust Preferred Securities.

Payment Of Distributions—Distributions on the Convertible Trust Preferred Securities shall be cumulative, and shall accumulate whether or not there are funds of the Issuer Trust available for the payment of distributions. distributions shall accumulate from the relevant securities issuance date, and, except during any Extended Interest Payment Period with respect to the convertible subordinated debentures, shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on             , 20    .

If any date on which a distribution is otherwise payable on the Convertible Trust Preferred Securities is not a business day, then the payment of such distribution shall be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on such date.

Distributions on the Convertible Trust Preferred Securities shall be payable at a rate of 10% per annum of the Liquidation Amount of the Convertible Trust Preferred Securities. The amount of distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. During any Extended Interest Payment Period with respect to the convertible subordinated debentures, Distributions on the Convertible Trust Preferred Securities shall be deferred for a period equal to the Extended Interest Payment Period.

Extended Interest Payment Period—The Company shall have the right, at any time and from time to time during the term of the convertible subordinated debentures so long as no event of default has occurred and is continuing, to defer payments of interest by extending the interest payment period of such convertible subordinated debentures for a period not exceeding 20 consecutive quarters (the “Extended Interest Payment Period”), during which Extended Interest Payment Period no interest shall be due and payable; provided, that no Extended Interest Payment Period may extend beyond the             , 20     or end on a date other than an Interest Payment Date.

Before the termination of any Extended Interest Payment Period, the Company may further extend such period so long as no Event of Default has occurred and is continuing, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the Debentures or end on a date other than an Interest Payment Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

If (i) the Company shall exercise its right to defer payment of interest or (ii) there shall have occurred and be continuing any event of default, then: (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than [A] dividends or distributions in common stock of the Company, or any declaration of a noncash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, [B] purchases of common stock of the Company related to the rights under any of the Company’s benefit plans for its directors, officers or employees, or [C] as a result of a reclassification of its capital stock for another class of its capital stock), or allow any of its Subsidiaries to take any such action with respect to such Subsidiaries’ capital stock (other than payment of dividends or distributions to the Company; (b) the Company shall not make, or allow any of its Subsidiaries to make, any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the convertible subordinated debentures; (c) the Company shall not make, or allow any of its Subsidiaries to make, any guarantee payment with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the convertible subordinated debentures; provided, however, that notwithstanding the foregoing the Company may make payments pursuant to its obligations under the Guarantee Agreement; and (d) the Company shall not redeem, purchase or acquire less than all of the outstanding Debentures or any of the Preferred Securities.

Conversion Rights

General—Convertible Trust Preferred Securities will be convertible at any time on or after             , 20    , and prior to the close of business on the business day immediately preceding the date of repayment of such Convertible Trust Preferred Securities, whether at maturity or upon redemption (either at the option of First

Community or pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event), at the option of the holder thereof and in the manner described below, into shares of common stock at an initial conversion ratio of              shares of common stock for each Convertible Trust Preferred Security (equivalent to an initial conversion price of $             per share of common stock), subject to adjustment as described below and in the Amended and Restated Trust Agreement. The trust will covenant in the Amended and Restated Trust Agreement not to convert convertible subordinated debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent, by a holder of Convertible Trust Preferred Securities. A holder of a Convertible Trust Preferred Security wishing to exercise its conversion right must deliver an irrevocable notice of conversion, together, if the Convertible Trust Preferred Security is in certificated form, with the certificate representing such Convertible Trust Preferred Security, to the conversion agent, which will, on behalf of the holder, exchange such Convertible Trust Preferred Security for a portion of the convertible subordinated debentures and immediately convert such convertible subordinated debentures into common stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. In the event Cede & Co. receives a conversion request from the conversion agent, The Depository Trust Company, New York, New York (“DTC”) will redeem the amount of interest credited to the applicable direct participant(s) in the Convertible Trust Preferred Securities in accordance with its procedures.

Distributions accruing between distribution dates shall not be paid on Convertible Trust Preferred Securities that are converted, nor shall any payment, allowance or adjustment be made for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Trust Preferred Securities, except that if any Convertible Trust Preferred Security is converted (i) on or after a record date for payment of distributions thereon and prior to the related distribution date, the amount of the distributions payable on the related distribution date with respect to such Convertible Trust Preferred Security shall be paid by the converting holder to the Issuer Trust and the distributions payable on the related distribution date with respect to such Convertible Trust Preferred Security shall be distributed to the holder on such record date, despite such conversion, and (ii) during an Extended Interest Payment Period and after the Property Trustee mails a notice of redemption with respect to the Convertible Trust Preferred Securities that are to be converted, accrued and unpaid distributions through the conversion date of the Convertible Trust Preferred Securities so converted shall be distributed to the holder who converts such Convertible Trust Preferred Securities, which distribution shall be made on the redemption date fixed for redemption.

Shares of common stock issued upon conversion of Convertible Trust Preferred Securities will be validly issued, fully paid and nonassessable. No fractional shares of common stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by us in cash based on the last reported sale price of common stock on the date such Convertible Trust Preferred Securities are surrendered for conversion.

Conversion Ratio Adjustments—General—The Conversion Ratio shall be subject to adjustment (without duplication) from time to time as follows:

•

In case the Company shall, while any of the convertible subordinate debentures are outstanding, (i) pay a dividend or make a distribution with respect to its common stock in shares of common stock, (ii) subdivide its outstanding shares of common stock, (iii) combine its outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of its shares of common stock any shares of capital stock of the Company, then the conversion ratio in effect immediately prior to such action shall be adjusted so that the holders of any convertible subordinate debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which they would have owned immediately following such action had such convertible subordinate debentures been converted immediately prior thereto.

•

In case the Company shall, while any of the convertible subordinate debentures are outstanding, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) per share of Common Stock on such record date, then the Conversion Ratio for the Debentures shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price.

•

In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants), any dividend or distribution paid exclusively in cash and any dividend or distribution, then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution (the “Reference Date”), and of which the denominator shall be, the Current Market Price per share of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock.

•

In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all cash dividends paid out of the retained earnings of the Company), then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock, and of which the denominator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock on the date fixed for the payment of such distribution, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debenture holder shall have the right to receive upon conversion the amount of cash such Debenture holder would have received had such Debenture holder converted each Debenture immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

•

In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the

“Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the Purchased Shares), and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

“Current Market Price” means on any date in question shall be deemed to be the average of the daily closing prices of the Company’s common stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than the earlier of the day in question or, if applicable, the day before the ex date (defined below) with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. The term ex date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on The Nasdaq Capital Market or on such successor securities quotation system as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (ii) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

The Company may make such increases in the Conversion Ratio, in addition to those required above, as it considers to be advisable to avoid or diminish any income tax to holders of common stock or rights to purchase common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may increase the Conversion Ratio by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period, and the Board of Directors shall have made a determination that such increase would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Ratio is increased pursuant to the preceding sentence, the Company shall mail to Debenture holders of record a notice of the increase at least 15 days prior to the date the increased Conversion Ratio takes effect, and such notice shall state the increased Conversion Ratio and the period it shall be in effect.

No adjustment in the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided, however, that any adjustments are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. The adjusted Conversion Ratio will be rounded to four decimal places.

If any action would require adjustment of the Conversion Ratio pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Debenture holders.

Conversion Ratio Adjustments—Merger, Consolidation Or Sale Of Assets Of First Community—In the event that the Company shall be a party to any transaction, including without limitation: (a) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the common stock); (b) any consolidation of the Company with, or merger of the Company into any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of common stock of the Company); (c) any sale, transfer or lease of all or substantially all of the assets of the Company; or (d) any compulsory share exchange, in each case pursuant to which the common stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each Debenture then outstanding shall have the right thereafter to convert each Debenture only into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which such Debenture could have been converted immediately prior to such transaction.

The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the shares of the Company, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constitution document, shall be as nearly equivalent as may be practicable to the adjustments. The above provisions shall similarly apply to successive transactions of the foregoing type.

Redemption or Exchange

On each convertible subordinated debenture redemption date and on the maturity of the convertible subordinated debentures, the Trust shall redeem a like amount of Trust Securities at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest thereon (the “Redemption Price”).

Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Securities Register. The Property Trustee shall have no responsibility for the accuracy of any CUSIP number contained in such notice. All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the CUSIP number;

(iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

(v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Trust Security to be redeemed and that Distributions thereon shall cease to accumulate on and after said date, except as provided in Section 4.02(d); and

(vi) the place or places at which Trust Securities are to be surrendered for the payment of the Redemption Price.

The Trust Securities to be redeemed on each redemption date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of convertible subordinated debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each redemption date only to the extent that the Trust has immediately available funds then on hand and available in the payment account for the payment of such Redemption Price.

If the Property Trustee gives a notice of redemption in respect of any Trust Securities, then, by 12:00 noon, Eastern time, on the redemption date, the Property Trustee shall deposit with the paying agent funds sufficient to pay the applicable Redemption Price and shall give the paying agent irrevocable instructions and authority to pay the Redemption Price to the record holders thereof upon surrender of their Common or Convertible Trust Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, (i) all rights of securityholders holding Trust Securities so called for redemption shall cease, except (A) the right of such securityholders to receive the Redemption Price, but without interest, and (B) the right of the securityholders to cause the conversion agent to convert the Trust Securities, (ii) such Trust Securities shall cease to be Outstanding, and (iii) any Trust Securities Certificates will be deemed to represent convertible subordinated debentures having a principal amount equal to the stated Liquidation Amount of the Trust Securities represented thereby and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such Trust Securities until such certificates are presented to the Securities Registrar for transfer, reissuance or cancellation. In the event that any date on which any Redemption Price is payable is not a business day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day (and without any reduction of the Redemption Price or any other payment on account of any such acceleration), in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price on account of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, Distributions on such Trust Securities shall continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date shall be the date fixed for redemption for purposes of calculating the Redemption Price.

Payment of the Redemption Price on the Trust Securities shall be made to the record holders thereof as they appear on the securities register for the Trust Securities on the relevant record date, which shall be the date 15 days prior to the relevant Redemption Date.

If less than all the outstanding Trust Securities are to be redeemed on a redemption date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Convertible Trust Preferred Securities. The particular Convertible Trust Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Convertible Trust Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to such Liquidation Amount or an integral multiple of such Liquidation Amount in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than such Liquidation Amount; provided, however, in the event the redemption relates only to Preferred Securities purchased and held by the Depositor being redeemed in exchange for a Like Amount of convertible subordinated debenture, the Property Trustee shall select those particular Preferred Securities for redemption. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Securities shall relate, in the case of any Trust Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Trust Securities which has been or is to be redeemed.

Redemption Upon A Tax Event, Investment Company Event Or Capital Treatment Event—If a Tax Event, an Investment Company Event or a Capital Treatment Event occurs, each of which is defined below, we will have the right to redeem the convertible subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of all of the Trust Securities at the redemption price described above. If one of these events occurs and we do not elect to redeem the convertible subordinated debentures, or to dissolve the trust and cause the convertible subordinated debentures to be distributed to holders of the Trust Securities, then the Convertible Trust Preferred Securities will remain outstanding and additional interest may be payable on the convertible subordinated debentures.

“Tax Event” means the receipt by the Company and the Issuer Trust of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Convertible Trust Preferred Securities under the Amended and Restated Trust Agreement, there is more than an insubstantial risk that: (i) the Issuer Trust is, or shall be within 90 days after the date of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the convertible subordinate debentures; (ii) interest payable by the Company on the convertible subordinate debentures is not, or within 90 days after the date of such Opinion of Counsel, shall not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or (iii) the Issuer Trust is, or shall be within 90 days after the date of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges; provided, however, that the Issuer Trust or the Company shall have requested and received such an opinion of counsel with regard to such matters within a reasonable period of time after the Issuer Trust or the Company shall have become aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

“Investment Company Event” means the receipt by the Issuer Trust and First Community of an opinion of counsel, rendered by a law firm having a recognized tax and securities law practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”), the Issuer Trust is or shall be considered an investment company that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Convertible Trust Preferred Securities under the Amended and Restated Trust Agreement, provided, however, that First Community or the Issuer Trust shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the First Community or the Issuer Trust shall have become aware of the possible occurrence of any such event.

“Capital Treatment Event” means the receipt by the Company and the Issuer Trust of an Opinion of Counsel, rendered by a law firm having a bank regulatory practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Convertible Trust Preferred Securities under the Amended and Restated Trust Agreement, there is more than an insubstantial risk of impairment of the Company’s ability to treat the Preferred Securities (or any substantial portion thereof) as Tier 1 capital (or the then equivalent thereof), for purposes of the capital adequacy guidelines of the OTS, as then in effect and applicable to the Company; provided, however, that the Issuer Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Issuer Trust or the Company shall have become aware of the possible occurrence of any such event; provided, however, that the inability of the Company to treat all or any portion of the liquidation amount of the Convertible Trust Preferred Securities as Tier 1 Capital shall not constitute the basis for a Capital Treatment Event if such inability results from the Company having cumulative preferred stock, minority interests in consolidated subsidiaries, or any other class of security or interest which the OTS now or may hereafter accord Tier 1 Capital treatment in excess of the amount which may qualify for treatment as Tier 1 Capital under applicable capital adequacy guidelines of the OTS; provided, further, however, that the distribution of Debentures in connection with the dissolution of the Issuer Trust shall not in and of itself constitute a Capital Treatment Event.

Subordination Of Common Securities

Payment of Distributions (including Additional Amounts, if applicable) on, and the redemption price of, the Trust Securities, as applicable, shall be made pro rata among the Common Securities and the Convertible Trust Preferred Securities based on the liquidation Amount of the Trust Securities; provided, however, that if on any distribution date or redemption date any event of default resulting from a convertible subordinated debenture event of default shall have occurred and be continuing, no payment of any distribution (including Additional Amounts, if applicable) on, or redemption price of, any common security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions (including Additional Amounts, if applicable) on all outstanding Convertible Trust Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all outstanding Convertible Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

In the case of the occurrence of any event of default resulting from a convertible subordinate debenture event of default, the holder of Common Securities shall be deemed to have waived any right to act with respect to any such event of default under the Amended and Restated Trust Agreement until the effect of all such events of default with respect to the Convertible Trust Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such event of default under the Amended and Restated Trust Agreement with respect to the Convertible Trust Preferred Securities shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Convertible Trust Preferred Securities and not the holder of the common Securities, and only the holders of the Convertible Trust Preferred Securities shall have the right to direct the Property Trustee to act on their behalf.

Liquidation

Distribution Upon Termination—If an early termination event occurs or upon the expiration date, the Issuer Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to each Securityholder a Like Amount of convertible subordinated debentures.

Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:

•	state the Liquidation Date;

•

state that from and after the Liquidation Date, the Trust Securities shall no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange shall be deemed to represent a Like Amount of Debentures; and

•	provide such information with respect to the mechanics by which holders may exchange Trust Securities Certificates for convertible subordinated debentures, or, receive a liquidation distribution.

Except where the early termination is due to redemption of all of the Convertible Trust Preferred Securities in connection with the redemption of all of the convertible subordinated debentures or the distribution of Common Stock to all Securityholders upon conversion of all outstanding Preferred Securities because of an order for dissolution entered by a court of competent jurisdiction or otherwise, in order to effect the liquidation of the Issuer Trust and distribution of the Convertible subordinated debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

Except where the early termination is due to redemption of all of the Convertible Trust Preferred Securities in connection with the redemption of all of the convertible subordinated debentures or because of an order for dissolution entered by a court of competent jurisdiction or otherwise, applies, after the Liquidation Date: (i) the Trust Securities shall no longer be deemed to be outstanding; (ii) certificates representing a Like Amount of Debentures shall be issued to Holders of Trust Securities Certificates upon surrender of such certificates to the Property Trustee or its agent for exchange; (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on The Nasdaq Capital Market or in, on or by such other securities exchange or other organization as the Preferred Securities are then listed, quoted or traded; (iv) any Trust Securities Certificates not so surrendered for exchange shall be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal shall be made to Holders of Trust Securities Certificates with respect to such Debentures); and (v) all rights of Securityholders holding Trust Securities shall cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

In the event that, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be converted to cash, and the Issuer Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Issuer Trust, Securityholders shall be entitled to receive out of the assets of the Issuer Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”).

If, upon any such dissolution, winding-up or termination, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities shall be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

Liquidation Value or Liquidation Amount—The amount of the liquidation distribution payable on the Convertible Trust Preferred Securities in the event of any liquidation of the trust is $25 per Convertible Trust Preferred Security plus accumulated and unpaid distributions to the date of payment, which may be in the form of a distribution of convertible subordinated debentures having a liquidation value and accrued interest of an equal amount.

Events Of Default

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

•	the occurrence of a Debenture Event of Default; or

•	default by the Issuer Trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

•	default by the Issuer Trust in the payment of any redemption price of any Trust Security when it becomes due and payable; or

•

default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default hereunder; or

•	the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by First Community to appoint a successor Property Trustee within 60 days thereof.

Within five business days after the occurrence of any event of default actually known to the Property Trustee, the Property Trustee will transmit notice of the event of default to the holders of the Convertible Trust Preferred Securities, the administrative trustees and to us, unless the event of default has been cured or waived. First Community and the administrative trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Amended and Restated Trust Agreement.

If an event of default under the indenture has occurred and is continuing, the Convertible Trust Preferred Securities will have preference over the Common Securities upon termination of the trust. The existence of an event of default under the Amended and Restated Trust Agreement does not entitle the holders of Convertible Trust Preferred Securities to accelerate the maturity thereof, unless the event of default is caused by the occurrence of an event of default under the indenture and both the indenture trustee and holders of at least 25% in principal amount of the convertible subordinated debentures fail to accelerate the maturity thereof.

Removal Of The Trustees—Unless an event of default under the indenture has occurred and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding Convertible Trust Preferred Securities may remove the Property Trustee or the Delaware Trustee. The holders of the Convertible Trust Preferred Securities have no right to vote to appoint, remove or replace the administrative trustees. These rights are vested exclusively with us as the holder of the Common Securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the Amended and Restated Trust Agreement.

Co-Trustees and Separate Property Trustee—Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor shall have power to appoint, and upon the written request of the Property Trustee, the Depositor shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of the Amended and Restated Trust Agreement.

Merger Or Consolidation Of Trustees

Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under the Amended and Restated Trust Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Mergers, Consolidations, Amalgamations Or Replacements Of The Issuer Trust

The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except pursuant to the Amended and Restated Trust Agreement. At the request of First Community, with the consent of the Administrative Trustees and without the consent of the Holders of the Convertible Trust Preferred Securities, the Property Trustee or the Delaware Trustee, the Issuer Trust may merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

(i)	such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Convertible Trust Preferred Securities, the Property Trustee and the Delaware Trustee; or (b) subject to clause (vi), below substitutes for the Convertible Trust Preferred Securities other securities having substantially the same terms as the Convertible Trust Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Convertible Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(ii)	the First Community expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee as the holder of the convertible subordinated convertible subordinated debentures;

(iii)	the Successor Securities are listed, quoted or traded, or any Successor Securities shall be listed, quoted or traded upon notification of issuance, in, on or by any national securities exchange or other organization in, on or by which the Convertible Trust Preferred Securities are then listed, if any;

(iv)	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease and the terms of such Successor Securities do not adversely affect the rights, preferences and privileges of the holders of the Convertible Trust Preferred Securities (including any Successor Securities) in any material respect;

(v)	such successor entity has a purpose substantially identical to that of the Issuer Trust;

(vi)	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, First Community has received an Opinion of Counsel (reasonably satisfactory to the Property Trustee) to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Convertible Trust Preferred Securities (including any Successor Securities) in any material respect; and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity shall be required to register as an investment company under the Investment Company Act; and

(vii)	First Community owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, the Convertible subordinated debentures, the Amended and Restated Trust Agreement and the Expense Agreement.

Any such consolidation, merger, sale, conveyance, transfer or other disposition as a result of which (a) the Company is not the surviving Person, and (b) the same Person is not both (i) the primary obligor in respect of the convertible subordinated debentures and (ii) the Guarantor under the Guarantee, shall be deemed to constitute a replacement of the Issuer Trust by a successor entity subject to the Amended and Restated Trust Agreement; provided further that, notwithstanding the foregoing, if upon the consummation of such a consolidation, merger, sale, conveyance, transfer or other disposition involving the Company, the parent company (if any) of the Company, or such parent company’s successor, is a bank holding company or financial holding company or comparably regulated financial institution, such parent company shall guarantee the obligations of the Issuer Trust and the Company (and any successor thereto) under the Convertible Trust Preferred Securities (including any Successor Securities) at least to the extent provided by the Guarantee, the Indenture, the Amended and Restated Trust Agreement and the Expense Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Convertible Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Issuer Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights

Amendment of the Amended and Restated Trust Agreement—Except as described below and under “Description of the Guarantee—Amendments” and as otherwise required by the Trust Indenture Act and the Amended and Restated Trust Agreement, the holders of the Convertible Trust Preferred Securities will have no voting rights.

The Amended and Restated Trust Agreement may be amended from time to time by us and the trustees, without the consent of the holders of the Convertible Trust Preferred Securities, in the following circumstances:

•	with respect to acceptance of appointment by a successor trustee;

•

to cure any ambiguity, correct or supplement any provisions in the Amended and Restated Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Amended and Restated Trust Agreement, as long as the amendment is not inconsistent with the other provisions of the Amended and Restated Trust Agreement and does not have a material adverse effect on the interests of any holder of Trust Securities;

•

to modify, eliminate or add to any provisions of the Amended and Restated Trust Agreement if necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act; or

•

to reduce or increase the Liquidation Amount per Trust Security and simultaneously to correspondingly increase or decrease the number of Trust Securities issued and Outstanding solely for the purpose of maintaining the eligibility of the Preferred Securities for quotation or listing on any national securities exchange or other organization in, on or by which the Preferred Securities are then traded, quoted or listed (including, if applicable, The Nasdaq Capital Market); provided, however, that in the case of clause (ii), such action shall not in the Opinion of Counsel (obtained at Depositor’s expense and reasonably satisfactory to the Property Trustee) adversely affect in any material respect the interests of any Securityholder.

Trust Agreement may be amended by the Trustees and the Depositor (i) with the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding; and (ii) upon receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment shall not affect the Trust’s status as a grantor trust for United States federal income tax purposes or the Trust’s exemption from status of an investment company under the Investment Company Act..

As long as the Property Trustee holds any convertible subordinated debentures, the trustees will not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Convertible Trust Preferred Securities:

•

change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date; or

•

restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date. Notwithstanding any other provision herein, without the unanimous consent of the Securityholders.

However, where a consent under the indenture requires the consent of each holder of the affected convertible subordinated debentures, no consent will be given by the Property Trustee without the prior consent of each holder of the Convertible Trust Preferred Securities.

The trustees may not revoke any action previously authorized or approved by a vote of the holders of the Convertible Trust Preferred Securities except by subsequent vote of the holders of the Convertible Trust Preferred Securities. The Property Trustee will notify each holder of Convertible Trust Preferred Securities of any notice of default with respect to the convertible subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the Convertible Trust Preferred Securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as an association taxable as a corporation for federal income tax purposes on account of the action.

Any required approval of holders of Trust Securities may be given at a meeting or by written consent. The Property Trustee will cause a notice of any meeting at which holders of the Trust Securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of Trust Securities.

No vote or consent of the holders of Convertible Trust Preferred Securities will be required for the trust to redeem and cancel its Convertible Trust Preferred Securities in accordance with the Amended and Restated Trust Agreement.

Notwithstanding the fact that holders of Convertible Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Trust Preferred Securities that are owned by First Community, the trustees or any affiliate of First Community or any trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Convertible Preferred Securities

The Convertible Trust Preferred Securities will be represented by one or more global Convertible Trust Preferred Securities registered in the name of DTC, or its nominee. A global Convertible Convertible Trust Preferred Security is a security representing interests of more than one beneficial holder. Ownership of beneficial interests in the global Convertible Trust Preferred Securities will be reflected in DTC participant account records through DTC’s book-entry transfer and registration system. Participants are brokers, dealers, or others having accounts with DTC. Indirect beneficial interests of other persons investing in the Convertible Trust Preferred Securities will be shown on, and transfers will be effected only through, records maintained by DTC participants. Except as described below, Convertible Trust Preferred Securities in definitive form will not be issued in exchange for the global Convertible Trust Preferred Securities.

No global Convertible Convertible Trust Preferred Security may be exchanged for Convertible Trust Preferred Securities registered in the names of persons other than DTC or its nominee unless:

•

DTC notifies the indenture trustee that it is unwilling or unable to continue as a depositary for the global Convertible Convertible Trust Preferred Security and we are unable to locate a qualified successor depositary;

•	we execute and deliver to the indenture trustee a written order stating that we elect to terminate the book-entry system through DTC; or

•	there shall have occurred and be continuing an event of default under the indenture.

Any global Convertible Trust Preferred Security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in the names as DTC directs. It is expected that the instructions will be based upon directions received by DTC with respect to ownership of beneficial interests in the global Convertible Convertible Trust Preferred Security. If Convertible Trust Preferred Securities are issued in definitive form, the Convertible Trust Preferred Securities will be in denominations of $25 and integral multiples of $25 and may be transferred or exchanged at the offices described below.

Unless and until it is exchanged in whole or in part for the individual Convertible Trust Preferred Securities represented thereby, a global Convertible Trust Preferred Security may not be transferred except as a whole by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of the successor.

Payments on global Convertible Trust Preferred Securities will be made to DTC, as the depositary for the global Convertible Trust Preferred Securities. If the Convertible Trust Preferred Securities are issued in definitive form, distributions will be payable by check mailed to the address of record of the persons entitled to the distribution, and the transfer of the Convertible Trust Preferred Securities will be registrable, and Convertible Trust Preferred Securities will be exchangeable for Convertible Trust Preferred Securities of other denominations of a like aggregate liquidation amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the administrative trustees. In addition, if the Convertible Trust Preferred Securities are issued in definitive form, the record dates for payment of distributions will be the 15th day of the month in which the relevant distribution date occurs. For a description of the terms of DTC arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Book-Entry Issuance.”

Upon the issuance of one or more global Convertible Trust Preferred Securities, and the deposit of the global Convertible Trust Preferred Security with or on behalf of DTC or its nominee, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual Convertible Trust Preferred Securities represented by the global Convertible Trust Preferred Security to the designated accounts of persons that participate in the DTC system. These participant accounts will be designated by the dealers, underwriters or agents selling the Convertible Trust Preferred Securities. Ownership of beneficial interests in a global Convertible Trust Preferred Security will be limited to persons or entities having an account with DTC or who may hold interests through participants. With respect to interests of any person or entity that is a DTC participant, ownership of beneficial interests in a global Convertible Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee. With respect to persons or entities who hold interests in a global Convertible Trust Preferred Security through a participant, the interest and any transfer of the interest will be shown only on the participant’s records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global Convertible Trust Preferred Security.

So long as DTC or another depositary, or its nominee, is the registered owner of the global Convertible Trust Preferred Security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the Convertible Trust Preferred Securities represented by the global Convertible Trust Preferred Security for all purposes under the Amended and Restated Trust Agreement. Except as described in this prospectus, owners of beneficial interests in a global Convertible Trust Preferred Security will not be entitled to have any of the individual Convertible Trust Preferred Securities represented by the global Convertible Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any of the Convertible Trust Preferred Securities in definitive form and will not be considered the owners or holders of the Convertible Trust Preferred Securities under the Amended and Restated Trust Agreement.

None of us, the Property Trustee, any paying agent or the securities registrar for the Convertible Trust Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global Convertible Trust Preferred Security representing the Convertible Trust Preferred Securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of the liquidation amount or distributions in respect of a global Convertible Trust Preferred Security, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global Convertible Trust Preferred Security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global Convertible Trust Preferred Security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of the participants.

Payment And Paying Agency

Payments in respect of the Convertible Trust Preferred Securities will be made to DTC, which will credit the relevant accounts of participants on the applicable distribution dates, or, if any of the Convertible Trust Preferred Securities are not held by DTC, the payments will be made by check mailed to the address of the holder as listed on the register of holders of the Convertible Trust Preferred Securities. The paying agent for the Convertible Trust Preferred Securities will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to us and the administrative trustees. The paying agent for the Convertible Trust Preferred Securities may resign as paying agent upon 30 days’ written notice to the administrative trustees, the Property Trustee and us. If the Property Trustee no longer is the paying agent for the Convertible Trust Preferred Securities, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to us and the Property Trustee.

Registrar, Transfer Agent And Conversion Agent

The Property Trustee will act as the registrar, the transfer agent and the conversion agent for the Convertible Trust Preferred Securities. Registration of transfers of Convertible Trust Preferred Securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of Convertible Trust Preferred Securities after they have been called for redemption.

Information Concerning The Property Trustee

The Property Trustee undertakes to perform only the duties set forth in the Amended and Restated Trust Agreement. After the occurrence of an Event of Default that is continuing, the Property Trustee must exercise the same degree of care and skill as a prudent person exercises or uses in the conduct of its own affairs. The Property Trustee is under no obligation to exercise any of the powers vested in it by the Amended and Restated Trust Agreement at the request of any holder of Convertible Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no Event of Default under the Amended and Restated Trust Agreement has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the Amended and Restated Trust Agreement or is unsure of the application of any provision of the Amended and Restated Trust Agreement, and the matter is not one on which holders of Convertible Trust Preferred Securities are entitled to vote upon, then the Property Trustee will take the action directed in writing by us. If the Property Trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

•	the trust will not be deemed to be an “investment company” required to be registered under Investment Company Act;

•	the trust will not be classified as an association taxable as a corporation for federal income tax purposes; and

•	the convertible subordinated debentures will be treated as indebtedness of the Company for federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the Certificate of Trust or the Amended and Restated Trust Agreement, that we and the administrative trustees determine to be necessary or desirable for these purposes.

The administrative trustees are required to use their best efforts to maintain the listing of the Convertible Trust Preferred Securities on the Nasdaq National Market or a national securities exchange, but this requirement will not prevent us from redeeming all or a portion of the Convertible Trust Preferred Securities in accordance with the Amended and Restated Trust Agreement.

Holders of the Convertible Trust Preferred Securities have no preemptive or similar rights. The Amended and Restated Trust Agreement and the Trust Securities will be governed by Delaware law.

DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

Concurrently with the issuance of the Convertible Trust Preferred Securities, the trust will invest the proceeds from the sale of the Convertible Trust Preferred Securities in the convertible subordinated debentures issued by us. The convertible subordinated debentures will be issued as unsecured debt under the indenture between us and Wilmington Trust, as indenture trustee. The indenture will be qualified under the Trust Indenture Act.

The following discussion is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act. We urge prospective investors to read the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The convertible subordinated debentures will be limited in aggregate principal amount to $            . This amount represents the sum of the aggregate stated liquidation amounts of the Trust Securities. The convertible subordinated debentures will bear interest at the annual rate of 10.00% of the stated liquidation amount. The interest will be payable quarterly on February 15, May 15, August 15 and November 15 of each year, beginning              20    , to the person in whose name each convertible subordinated debenture is registered at the close of business on the 15th day of the last month of the calendar quarter. It is anticipated that, until the liquidation, if any, of the trust, the convertible subordinated debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the convertible subordinated debentures is not a business day, then payment of interest will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of interest will be made on the immediately preceding business day. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount due at the annual rate of 10%, compounded quarterly.

The convertible subordinated debentures will mature on             , 20    , the stated maturity date. We may shorten this date once at any time to any date not earlier than             , 20    , subject to the prior approval of the Appropriate Banking Regulatory Agency, if required.

We will give notice to the indenture trustee and the holders of the convertible subordinated debentures, no more than 180 days and no less than 30 days prior to the effectiveness of any change in the stated maturity date. We will not have the right to redeem the convertible subordinated debentures from the trust until after             , 20    , except if:

•	a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms are previously defined, has occurred, or

•

we repurchase Convertible Trust Preferred Securities in the market, in which case we can elect to redeem convertible subordinated debentures specifically in exchange for a like amount of Convertible Trust Preferred Securities owned by us plus a proportionate amount of Common Securities.

The convertible subordinated debentures will be unsecured and will rank junior to all of our senior and subordinated debt, including indebtedness we may incur in the future, and will be further subordinated to any debt of ours issued in connection with trust Convertible Trust Preferred Securities intended to qualify for “Tier 1” capital treatment unless those debt securities are also convertible into our common stock. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary’s liquidation or reorganization or otherwise, and thus the ability of holders of the convertible subordinated debentures to benefit indirectly from any distribution by a subsidiary, is subject to the prior claim of creditors of the subsidiary, except to the extent that we may be recognized as a creditor of the subsidiary. The convertible subordinated debentures will, therefore, be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of convertible subordinated debentures should look only to our assets for payment. The indenture does not limit our ability to incur or issue secured or unsecured senior and junior debt. See “—Subordination.”

The indenture does not contain provisions that afford holders of the convertible subordinated debentures protection in the event of a highly leveraged transaction or other similar transaction involving us, nor does it require us to maintain or achieve any financial performance levels or to obtain or maintain any credit rating on the convertible subordinated debentures.

Option to Extend Interest Payment Period

The Company shall have the right, at any time and from time to time during the term of the convertible subordinated debentures so long as no event of default has occurred and is continuing, to defer payments of interest by extending the interest payment period of such convertible subordinated debentures for a period not exceeding 20 consecutive quarters (the “Extended Interest Payment Period”), during which Extended Interest Payment Period no interest shall be due and payable; provided, that no Extended Interest Payment Period may extend beyond the maturity date or end on a date other than an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period shall bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period (“Compounded Interest”). At the end of the Extended Interest Payment Period, the Company shall calculate (and deliver such calculation to the Indenture Trustee) and pay all interest accrued and unpaid on the convertible subordinated debentures, including any Additional Interest and Compounded Interest (together, “Deferred Interest”) that shall be payable to the holders of the convertible subordinated debentures in whose names the convertible subordinated debentures are registered in the Debenture Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period so long as no event of default has occurred and is continuing, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the convertible subordinated debentures or end on a date other than an interest payment date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

Additional Sums To Be Paid As A Result Of Additional Taxes

If the trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of the occurrence of a Tax Event, we will pay as additional interest on the convertible subordinated debentures any amounts which may be required so that the net amounts received and retained by the trust after paying any additional taxes, duties, assessments or other governmental charges will not be less than the amounts the trust would have received had the additional taxes, duties, assessments or other governmental charges not been imposed.

Redemption

Subject to the Company having received the prior approval of, or nonobjection from, the OTS, if then required under the applicable capital guidelines, policies or regulations of the OTS, if a Tax Event, and Investment Company Event or a Capital Treatment Event, as such terms have been previously defined herein, and together a (“Special Event”) has occurred and is continuing, then, the Company shall have the right upon not less than 30 days’ nor more than 60 days’ notice to the holders of the convertible subordinated debentures to redeem the convertible subordinated debentures, in whole but not in part, for cash within 180 days following the occurrence of such Special Event (the 180-Day Period) at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the “Redemption Price”), provided that if at the time there is available to the Company the opportunity to eliminate, within the 180-Day Period, a Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust.

The Company shall have the right to redeem the convertible subordinated debentures, in whole or in part, from time to time on or after                     , 2014, upon not less than 30 days’ nor more than 60 days’ notice to the holder of the convertible subordinated debentures, at the Redemption Price. If the convertible subordinated debentures are only partially redeemed, the convertible subordinated debentures shall be redeemed pro rata. The Redemption Price shall be paid prior to 12:00 noon, Eastern time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the indenture trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., Eastern time, on the date such Redemption Price is to be paid.

The Company shall have the right to redeem convertible subordinated debentures at any time and from time to time in a principal amount equal to the Liquidation Amount (as defined in the Amended and Restated Trust Agreement) of any Convertible Trust Preferred Securities purchased and beneficially owned by the Company, plus an additional principal amount of convertible subordinated debentures equal to the Liquidation Amount (as defined in the Amended and Restated Trust Agreement) of that number of Common Securities that bears the same proportion to the total number of Common Securities then outstanding as the number of Convertible Trust Preferred Securities to be redeemed bears to the total number of Convertible Trust Preferred Securities then outstanding. Such convertible subordinated debentures shall be redeemed only in exchange for and upon surrender by the Company to the Property Trustee of the Convertible Trust Preferred Securities and the proportionate amount of Common Securities, whereupon the Property Trustee shall cancel the Convertible Trust Preferred Securities and Common Securities so surrendered and a Like Amount (as defined in the Trust Agreement) of convertible subordinated debentures shall be extinguished by the indenture trustee and shall no longer be deemed Outstanding.

If a partial redemption of the convertible subordinated debentures would result in the delisting of the Convertible Trust Preferred Securities issued by the Trust from The Nasdaq Global Select Market or any national securities exchange or other organization in, on or by which the Convertible Trust Preferred Securities are then listed, traded or quoted, the Company shall not be permitted to effect such partial redemption and may only redeem the convertible subordinated debentures in whole.

Notice of Redemption. Company’s redemption of any Preferred Securities purchased and beneficially owned by the Company, in case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the convertible subordinated debentures in accordance with the right reserved so to do, the Company shall, or shall cause the indenture trustee to upon receipt of 45 days’ written notice from the Company (which notice shall, in the event of a partial redemption, include a representation to the effect that such partial redemption will not result in the delisting of the Convertible Trust Preferred Securities as described above), give notice of such redemption to holders of the convertible subordinated debentures to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the convertible subordinated debenture Register. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any convertible subordinated debenture designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other convertible subordinated debentures. In the case of any redemption of convertible subordinated debentures prior to the expiration of any restriction on such redemption provided in the terms of such convertible subordinated debentures or elsewhere in this Indenture, the Company shall furnish the indenture trustee with an Officers’ Certificate evidencing compliance with any such restriction. Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price and shall state that payment of the applicable Redemption Price shall be made at the office of the Company or at the Corporate Trust Office, upon presentation and surrender of such convertible subordinated debentures, that interest accrued to the date fixed for redemption shall be paid as specified in said notice and that from and after said date interest shall cease to accrue. If less than all the convertible subordinated debentures are to be redeemed, the notice to the holders of the convertible subordinated debentures shall specify the particular convertible subordinated debentures to be redeemed. If the convertible subordinated debentures are to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the redemption date, upon surrender of such convertible subordinated debenture, a new convertible subordinated debenture or convertible subordinated debentures in principal amount equal to the unredeemed portion thereof shall be issued.

Except in the case of the Company’s redemption of any Preferred Securities purchased and beneficially owned by the Company, if less than all the convertible subordinated debentures are to be redeemed, the Company shall give the indenture trustee at least 45 days’ notice in advance of the date fixed for redemption as to the aggregate principal amount of convertible subordinated debentures to be redeemed, and thereupon the indenture trustee shall select, pro rata, the portion or portions (equal to $100 or any integral multiple thereof) of the convertible subordinated debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the convertible subordinated debentures to be redeemed, in whole or in part.

Payment Upon Redemption. If the giving of notice of redemption shall have been completed as above provided, the convertible subordinated debentures or portions of convertible subordinated debentures to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, and interest on such convertible subordinated debentures or portions of convertible subordinated debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such Redemption Price with respect to any such convertible subordinated debenture or portion thereof. On presentation and surrender of such convertible subordinated debentures on or after the date fixed for redemption at the place of payment specified in the notice, said convertible subordinated debentures shall be paid and redeemed at the applicable Redemption Price (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date).

Upon presentation of any convertible subordinated debenture that is to be redeemed in part only, the Company shall execute and the indenture trustee shall authenticate and the office or agency where the convertible subordinated debenture is presented shall deliver to the holder thereof, at the expense of the Company, a new convertible subordinated debenture of authorized denomination in principal amount equal to the unredeemed portion of the convertible subordinated debenture so presented.

Sinking Fund. The convertible subordinated debentures are not entitled to the benefit of any sinking fund.

Distribution Upon Liquidation

As described above in “—Liquidation; Distribution Upon Termination,” under certain circumstances and with the OTS’s approval, convertible subordinated debentures may be distributed to the holders of the Trust Securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust. If this occurs, we will use our best efforts to list the convertible subordinated debentures on the Nasdaq National Market or other stock exchange or national quotation system on which the Convertible Trust Preferred Securities are then listed, if any. There can be no assurance as to the market price of any convertible subordinated debentures that may be distributed to the holders of Convertible Trust Preferred Securities.

Restrictions On Payments

We are restricted from making certain payments (as described below) if we have chosen to defer payment of interest on the convertible subordinated debentures, if an event of default has occurred and is continuing under the indenture, or if we are in default with respect to our obligations under the guarantee.

If any of these events occur, we will not:

•

declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, noncash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than payment of dividends or distributions to us);

•

make or allow any of our subsidiaries to make any payment of principal, interest or premium on, or repay or repurchase or redeem any of our debt securities that rank equally with or junior to the convertible subordinated debentures;

•

make or allow any of our subsidiaries to make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the convertible subordinated debentures (other than payments under the guarantee with respect to the Convertible Trust Preferred Securities); or

•	redeem, purchase or acquire less than all of the convertible subordinated debentures or any of the Convertible Trust Preferred Securities.

Subordination

The convertible subordinated debentures are subordinated and junior in right of payment to all of our senior and subordinated debt, as defined below. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of First Community, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings in connection with any insolvency or bankruptcy proceedings, the holders of our senior and subordinated debt will first be entitled to receive payment in full of principal and interest before the holders of convertible subordinated debentures will be entitled to receive or retain any payment in respect of the convertible subordinated debentures.

If the maturity of any convertible subordinated debentures is accelerated, the holders of all of our senior and subordinated debt outstanding at the time of the acceleration will also be entitled to first receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of the convertible subordinated debentures will be entitled to receive or retain any principal or interest payments on the convertible subordinated debentures.

No payments of principal or interest on the convertible subordinated debentures may be made if there has occurred and is continuing a default in any payment with respect to any of our senior or subordinated debt or an event of default with respect to any of our senior or subordinated debt resulting in the acceleration of the maturity of the senior or subordinated debt, or if any judicial proceeding is pending with respect to any default.

The term “debt” means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent: (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) and every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for directly or indirectly, as obligor or otherwise.

The term “senior debt” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the convertible subordinated debentures or to other Debt which is pari passu with, or subordinated to, the convertible subordinated debentures, provided, however, that Senior Debt shall not be deemed to include: (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company; (ii) any Debt of the Company owed to any of its subsidiaries; (iii) Debt owed to any employee of the Company; (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the convertible subordinated debentures as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (v) Debt which constitutes Subordinated Debt.

The term “subordinated debt” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to Senior Debt of the Company and on any Debt of the Company under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, or any trustee or trustees of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for Tier 1 capital treatment, unless those debt securities are by their terms convertible into common stock of the Company; provided, however, that Subordinated Debt will not be deemed to include: (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company; (ii) any Debt of the Company owed to any of its subsidiaries; (iii) any Debt owed to any employee of the Company; (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (v) Debt which constitutes Senior Debt.

We expect from time to time to incur additional indebtedness, and there is no limitation under the indenture on the amount of indebtedness we may incur.

Conversion of Convertible Subordinated Debentures

The convertible subordinated debentures will be convertible into common stock at the option of the holders thereof at any time on or after                     , 20    , and on or before the close of business, on the business day immediately preceding the date of repayment of such convertible subordinated debentures, whether at maturity or upon redemption (either at the option of First Community or pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event), at the conversion ratio as adjusted, as applicable, as described under “—Conversion Rights.” The trust will covenant not to convert convertible subordinated debentures held by it except pursuant to a conversion request delivered to the conversion agent by a holder of Convertible Trust Preferred Securities. Upon surrender of a Convertible Trust Preferred Security to the conversion agent for conversion, the trust will distribute $25 principal amount of the convertible subordinated debentures per Convertible Trust Preferred Security to the conversion agent on behalf of the holder of the Convertible Trust Preferred Securities so converted whereupon the conversion agent will convert such convertible subordinated debentures to common stock on behalf of such holder. First Community’s delivery to the holders of the convertible subordinated debentures (through the conversion agent) of the fixed number of shares of common stock into which the debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy our obligation to pay the principal amount of the convertible subordinated debentures so converted, and the accrued and unpaid interest thereupon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any debentures are converted after a record date for payment of interest and on or before the related interest payment date, the interest payable on the related interest payment date with respect to such convertible subordinated debentures will be paid to the trust (which will distribute an equivalent amount to the holder of such Convertible Trust Preferred Security on the related record date) or other holder of convertible subordinated debentures, as the case may be, despite such conversion, and the holder of the convertible subordinated debentures must deliver an amount equal to the interest payable on the related interest payment date prior to receiving the shares of common stock; provided, further that if any convertible subordinated debentures are delivered for conversion during an Extended Interest Payment Period by a holder after receiving a notice of redemption from the Property Trustee, we will be required to pay to the trust or other holder of the converted debentures all accrued and unpaid interest, if any, on such convertible subordinated debentures through the date of conversion which amount will be simultaneously distributed to the holders of the Convertible Trust Preferred Securities, if any, in respect of which such convertible subordinated debentures were delivered. Except as provided above, neither the trust nor First Community will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid interest, whether or not in arrears, on the convertible subordinated debentures surrendered for conversion.

Payment And Paying Agents

Generally, payment of principal of and interest on the convertible subordinated debentures will be made at the office of the indenture trustee in Wilmington, Delaware. However, we have the option to make payment of any interest by (a) check mailed to the address of the person entitled to payment at the address listed in the register of holders of the convertible subordinated debentures, or (b) wire transfer to an account maintained by the person entitled thereto as specified in the register of holders of the convertible subordinated debentures, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on convertible subordinated debentures will be made to the person in whose name the convertible subordinated debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.

Any moneys deposited with the indenture trustee or any paying agent for the convertible subordinated debentures, or then held by us in trust, for the payment of the principal of or interest on the convertible subordinated debentures and remaining unclaimed for two years after the principal or interest has become due and payable, will be repaid to us on December 31 of each year. If we hold any of this money in trust, then it will be discharged from the trust to us and the holder of the convertible subordinated debenture will thereafter look, as a general unsecured creditor, only to us for payment.

Registrar And Transfer Agent

The indenture trustee will act as the registrar and the transfer agent for the convertible subordinated debentures. Convertible subordinated debentures may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the registrar. Provided that we maintain a transfer agent in Wilmington, Delaware, we may rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We may at any time designate additional transfer agents with respect to the convertible subordinated debentures.

If we redeem any of the convertible subordinated debentures, neither we nor the indenture trustee will be required to (a) issue, register the transfer of, or exchange any convertible subordinated debentures during a period beginning at the opening of business 15 days before the day of the mailing of and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (b) transfer or exchange any convertible subordinated debentures so selected for redemption, except, in the case of any convertible subordinated debentures being redeemed in part, any portion not to be redeemed.

Modification Of Indenture

We and the indenture trustee may, from time to time without the consent of the holders of the convertible subordinated debentures, amend, waive our rights under or supplement the indenture for purposes which do not materially adversely affect the rights of the holders of the convertible subordinated debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding convertible subordinated debentures. However, without the consent of the holder of each outstanding convertible subordinated debenture affected by the proposed modification, no modification may:

•	extend the maturity date of the convertible subordinated debentures;

•	reduce the principal amount or the rate or extend the time of payment of interest; or

•	reduce the percentage of principal amount of convertible subordinated debentures required to amend the indenture.

As long as any of the Convertible Trust Preferred Securities remain outstanding, no modification of the indenture may be made that requires the consent of the holders of the convertible subordinated debentures, no termination of the indenture may occur, and no waiver of any event of default under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the Convertible Trust Preferred Securities.

Debenture Events Of Default

Event of Default means any one or more of the following events that has occurred and is continuing:

•

the Company defaults in the payment of any installment of interest upon any of the convertible subordinated debentures, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture shall not constitute a default in the payment of interest for this purpose;

•

the Company defaults in the payment of the principal on the convertible subordinated debentures as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise;

•

the Company fails to observe or perform any other of its covenants or agreements with respect to the convertible subordinated debentures for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a Notice of Default hereunder, shall have been given to the Company by the Indenture Trustee, by registered or certified mail, or to the Company and the indenture trustee by the holders of at least 25% in principal amount of the Debentures at the time Outstanding;

•

the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

•

a court of competent jurisdiction enters an order under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case; (ii) appoints a Custodian of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; or

•

the Issuer Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with: (i) the distribution of Debentures to holders of Trust Securities in liquidation of their interests in the Issuer Trust; (ii) the redemption of all of the outstanding Trust Securities of the Issuer Trust; or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Amended and Restated Trust Agreement.

The holders of a majority of the aggregate outstanding principal amount of the convertible subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the convertible subordinated debentures, may declare the principal due and payable immediately upon an event of default under the indenture. The holders of a majority of the outstanding principal amount of the convertible subordinated debentures may rescind and annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee. The holders may not annul the declaration and waive a default if the default is the nonpayment of the principal of the convertible subordinated debentures which has become due solely by the acceleration. Should the holders of the convertible subordinated debentures fail to annul the declaration and waive the default, the holders of at least 25% in aggregate liquidation amount of the Convertible Trust Preferred Securities will have this right.

If an event of default under the indenture has occurred and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the convertible subordinated debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the convertible subordinated debentures.

We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indenture.

Enforcement Of Certain Rights By Holders Of The Trust Convertible Preferred Securities

If an event of default under the indenture has occurred and is continuing and the event is attributable to the failure by us to pay interest on or principal of the convertible subordinated debentures on the date on which the payment is due and payable, then a holder of Convertible Trust Preferred Securities may institute a direct action against us to compel us to make the payment. We may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of the Convertible Trust Preferred Securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.

The holders of the Convertible Trust Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the convertible subordinated debentures unless there has been an event of default under the Amended and Restated Trust Agreement.

Consolidation, Merger, Sale Of Assets And Other Transactions

We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to us, unless:

•	we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the

United States or any state or the District of Columbia, and the successor person expressly assumes by supplemental indenture our obligations on the convertible subordinated debentures, and the ultimate parent entity of the successor entity expressly assumes our obligations under the guarantee, to the extent the Convertible Trust Preferred Securities are then outstanding;

•

immediately after the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

•	other conditions as prescribed in the indenture are met.

Under certain circumstances, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, such transaction may be considered to involve a replacement of the trust, and the provisions of the Amended and Restated Trust Agreement relating to a replacement of the trust would apply to such transaction. See “—Mergers, Consolidations, Amalgamations or Replacements of the Trust.”

Satisfaction And Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all convertible subordinated debentures not previously delivered to the indenture trustee for cancellation:

•	have become due and payable;

•

will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the convertible subordinated debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due to the date of the deposit or to the stated maturity or redemption date, as the case may be.

We may still be required to provide officers’ certificates, opinions of counsel and pay fees and expenses due after these events occur.

Governing Law

The indenture and the convertible subordinated debentures will be governed by and construed in accordance with Delaware law.

Information Concerning The Indenture Trustee

The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of convertible subordinated debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

We have agreed, pursuant to the indenture, for so long as Convertible Trust Preferred Securities remain outstanding:

•

to maintain directly or indirectly 100% ownership of the Common Securities of the trust, except that certain successors that are permitted pursuant to the indenture may succeed to our ownership of the Common Securities;

•	not to voluntarily terminate, wind up or liquidate the trust without prior approval of the OTS, if required;

•

to use our reasonable efforts to cause the trust: (a) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of convertible subordinated debentures, the redemption of all of the Trust Securities of the trust or mergers, consolidations or amalgamations, each as permitted by the Amended and Restated Trust Agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for federal income tax purposes;

•	to use our reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the convertible subordinated debentures; and

•	to fulfill all filing and reporting obligations under the Securities Exchange Act, as applicable, to a company having a class of securities registered under that Act.

DESCRIPTION OF THE GUARANTEE

The guarantee agreement will be executed and delivered by us concurrently with the issuance of the Convertible Trust Preferred Securities for the benefit of the holders of the Convertible Trust Preferred Securities. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, the guarantee trustee, will act as trustee for purposes of complying with the provisions of the Trust Indenture Act, and will also hold the guarantee for the benefit of the holders of the Convertible Trust Preferred Securities and shall not transfer the guarantee except as permitted by the guarantee. Prospective investors are urged to read the form of the guarantee agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We agree to pay in full on a subordinated basis, to the extent described in the guarantee agreement, the guarantee payments (as defined below) to the holders of the Convertible Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

The following payments with respect to the Convertible Trust Preferred Securities are called the “guarantee payments” and, to the extent not paid or made by the trust and to the extent that the trust has funds available for those distributions, will be subject to the guarantee:

•	any accrued and unpaid Distributions that are required to be paid on such Preferred Securities, to the extent the Issuer Trust shall have funds available therefor;

•

with respect to any Convertible Trust Preferred Securities called for redemption, the redemption price including all accrued and unpaid distributions to the date of redemption (the “Redemption Price”), to the extent the Issuer Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer Trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Convertible Trust Preferred Securities as provided in the Amended and Restated Trust Agreement), the lesser of: (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Convertible Trust Preferred Securities to the date of payment, to the extent the Issuer Trust shall have funds available therefor (the “Liquidation Distribution”); and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders in liquidation of the Issuer Trust.

We may satisfy our obligations to make a guarantee payment by making a direct payment of the required amounts to the holders of the Convertible Trust Preferred Securities, or by causing the trust to pay the amounts to the holders.

The guarantee agreement is a guarantee, on a subordinated basis, of the guarantee payments, but the guarantee only applies to the extent the trust has funds available for those distributions. If we do not make interest payments on the convertible subordinated debentures purchased by the trust, the trust will not have funds available to make the distributions and will not pay distributions on the Convertible Trust Preferred Securities.

Status of the Guarantee

The guarantee constitutes our unsecured obligation that ranks subordinate and junior in right of payment to all of our senior and subordinated debt in the same manner as the convertible subordinated debentures. We expect to incur additional indebtedness in the future, although we have no specific plans in this regard presently, and neither the indenture nor the Amended and Restated Trust Agreement limits the amounts of the obligations that we may incur.

The guarantee constitutes a guarantee of payment and not of collection. If we fail to make guarantee payments when required, holders of Convertible Trust Preferred Securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against any other person or entity.

The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the convertible subordinated debentures to the holders of the Convertible Trust Preferred Securities. Because we are a thrift holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Our obligations under the guarantee, therefore, will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee.

Amendments

This Preferred Securities Guarantee may be amended only in writing signed by the parties. Except with respect to any changes that do not materially adversely affect the rights of holders as determined by an opinion of counsel (which may be counsel for the Guarantor) at the Guarantor’s expense, addressed to the Guarantee Trustee (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. No amendment that affects the duties, obligations or protections of the Guarantee Trustee shall be made without the consent of the Guarantee Trustee.

Events Of Default

An event of default under the guarantee agreement will occur upon our failure to make any required guarantee payments or to perform any other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the Convertible Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

Any holder of Convertible Trust Preferred Securities may institute and prosecute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We are required to provide to the guarantee trustee annually a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the guarantee agreement. If an event of default occurs, we will be prohibited from paying or making any dividend distribution or any repurchase of any of our securities or make any dividend payment on any securities junior to or pari passu with the convertible subordinated debentures, other than the payments under the guarantee.

Termination Of The Guarantee

The guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the Convertible Trust Preferred Securities;

•	full payment of the amounts payable upon liquidation of the trust; or

•	distribution of the convertible subordinated debentures to the holders of the Convertible Trust Preferred Securities.

If at any time any holder of the Convertible Trust Preferred Securities must restore payment of any sums paid under the Convertible Trust Preferred Securities or the guarantee, the guarantee will continue to be effective or will be reinstated with respect to such amounts.

Information Concerning The Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of our default in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee subject to certain enumberated assumptions and protections permitted or provided by the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any Convertible Trust Preferred Securities, as the case may be, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The guarantee trustee shall not be liable for any error of judgment made in good faith, unless it is proven that the guarantee trustee was negligent in determining the facts on which such judgments were made, or for any action it takes at the direction of the holders of a majority of the Liquidation Amount of the Convertible Trust Preferred Securities. If at any time, the guarantee trustee ceases to be eligible to serve as a guarantee trustee, resigns, or is removed, a successor guarantee trustee shall be appointed by us, provided however, such resignation shall not be effective until a successor guarantee trustee is appointed.

Expense Agreement

We will, pursuant to the Agreement as to Expenses and Liabilities entered into by us and the trust under the Amended and Restated Trust Agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the Convertible Trust Preferred Securities or other similar interests in the trust of the amounts due to the holders pursuant to the terms of the Convertible Trust Preferred Securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

Each guarantee will be governed by New York law.

RELATIONSHIP AMONG THE CONVERTIBLE TRUST PREFERRED SECURITIES,

THE CONVERTIBLE SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

We irrevocably guarantee, as and to the extent described in this prospectus, payments of distributions and other amounts due on the Convertible Trust Preferred Securities to the extent the trust has funds available for the payment of these amounts. We and the trust believe that, taken together, our obligations under the convertible subordinated debentures, the indenture, the Amended and Restated Trust Agreement, the expense agreement and the guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of distributions and other amounts due on Convertible Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the Convertible Trust Preferred Securities.

If and to the extent that we do not make payments on the convertible subordinated debentures, the trust will not pay distributions or other amounts due on the Convertible Trust Preferred Securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay the distributions. In this event, the remedy of a holder of Convertible Trust Preferred Securities is to institute a legal proceeding directly against us for enforcement of payment of the distributions to the holder. Our obligations under the guarantee are subordinated and junior in right of payment to all of our other indebtedness.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the convertible subordinated debentures, these payments will be sufficient to cover distributions and other payments due on the Convertible Trust Preferred Securities primarily because:

•	the aggregate principal amount of the convertible subordinated debentures, will be equal to the sum of the aggregate stated Liquidation Amount of the Trust Securities;

•

the interest rate and interest and other payment dates on the convertible subordinated debentures will match the distribution rate and distribution and other payment dates for the or Convertible Trust Preferred Securities;

•

we will pay for any and all costs, expenses and liabilities of the trust, except the obligations of the trust to pay to holders of the Convertible Trust Preferred Securities, the amounts due to the holders pursuant to the terms of the Convertible Trust Preferred Securities; and

•	the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

ENFORCEMENT RIGHTS OF HOLDERS OF CONVERTIBLE TRUST PREFERRED SECURITIES

For so long as any Convertible Trust Preferred Securities remain outstanding, upon a convertible subordinate debenture Event of Default arising from the failure to pay interest or principal on the convertible subordinate debentures, the holders of any Convertible Trust Preferred Securities then outstanding shall, to the fullest extent permitted by law, have the right to directly institute proceedings for enforcement of payment to such holders of principal of or interest on the convertible subordinate debentures having a principal amount equal to the Liquidation Amount of the Convertible Trust Preferred Securities of such Holders.

LIMITED PURPOSE OF THE TRUST

The Convertible Trust Preferred Securities evidence preferred undivided beneficial interests in the assets of the trust. The trust exists for the exclusive purposes of issuing the Trust Securities, investing the proceeds thereof in the convertible subordinated debentures, and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Convertible Trust Preferred Security and the rights of a holder of a convertible subordinated debenture is that a holder of a convertible subordinated debenture is entitled to receive from us the principal amount of and interest accrued on convertible subordinated debentures held, while a holder of Convertible Trust Preferred Securities is entitled to receive distributions from the trust (or from us under the guarantee) if and to the extent the trust has funds available for the payment of the distributions.

RIGHTS UPON TERMINATION

Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the convertible subordinated debentures, the holders of the Convertible Trust Preferred Securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash.

Upon our voluntary or involuntary liquidation or bankruptcy, the Property Trustee, as holder of the convertible subordinated debentures, would be a subordinated creditor of ours. Therefore, the Property Trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust other than the obligations of the trust to pay to holders of the Convertible Trust Preferred Securities the amounts due to the holders pursuant to the terms of the Convertible Trust Preferred Securities, the positions of a holder of the Convertible Trust Preferred Securities, and a holder of convertible subordinated debentures, relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY ISSUANCE

General

DTC will act as securities depositary for the Convertible Trust Preferred Securities and may act as securities depositary for all of the convertible subordinated debentures in the event of the distribution of the convertible subordinated debentures to the holders of the Convertible Trust Preferred Securities. Except as described below, the Convertible Trust Preferred Securities will be issued only as registered securities in the name of Cede & Co. (DTC’s nominee). One or more global Convertible Trust Preferred Securities will be issued for the Convertible Trust Preferred Securities and will be deposited with DTC.

DTC is a limited purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC, and also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of Convertible Trust Preferred Securities within the DTC system must be made by or through direct participants, which will receive a credit for the Convertible Trust Preferred Securities on DTC’s records. The ownership interest of each actual purchaser of each Convertible Convertible Trust Preferred Security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased Convertible Trust Preferred Securities. Transfers of ownership interests in the Convertible Trust Preferred Securities, are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in Convertible Trust Preferred Securities, except if use of the book-entry-only system for the Convertible Trust Preferred Securities is discontinued.

DTC will have no knowledge of the actual beneficial owners of the Convertible Trust Preferred Securities; DTC’s records reflect only the identity of the direct participants to whose accounts the Convertible Trust Preferred Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the Convertible Trust Preferred Securities. If less than all of the Convertible Trust Preferred Securities, are being redeemed, the amount to be redeemed will be determined in accordance with the Amended and Restated Trust Agreement.

Although voting with respect to the Convertible Trust Preferred Securities is limited to the holders of record of the Convertible Trust Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Convertible Trust Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Property Trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Convertible Trust Preferred Securities are credited on the record date.

Distribution of Funds

The Property Trustee will make distribution payments on the Convertible Trust Preferred Securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the Property Trustee, the trust or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Property Trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositories and Termination of Book Entry System

DTC may discontinue providing its services with respect to any of the Convertible Trust Preferred Securities at any time by giving reasonable notice to the Property Trustee or us. If no successor securities depositary is obtained, definitive certificates representing the Convertible Trust Preferred Securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default under the indenture, the holders of a majority in Liquidation Amount of the Convertible Trust Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the Convertible Trust Preferred Securities will be printed and delivered.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of certain federal income tax consequences that may be relevant to the purchase, ownership and disposition of Convertible Trust Preferred Securities insofar as it relates to matters of law and legal conclusions, represents the opinion of                     , special tax counsel to First Community. The conclusions expressed herein are based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

The authorities on which this summary is based are subject to various interpretations and the opinions of tax counsel are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Internal Revenue Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, tax counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court.

Unless otherwise stated, this summary deals only with Convertible Trust Preferred Securities held as capital assets by United States Persons (defined below) who purchase the Convertible Trust Preferred Securities upon original issuance at their original offering price. As used herein, a “United States Person” means a person that is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

•

an estate, the income of which is includible in its gross income for federal income tax purposes without regard to its source, or trust, if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust; and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust; or

•	a person whose worldwide income or gain is subject to United States federal income taxation on a net income basis.

The tax treatment of holders may vary depending on their particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons holding Convertible Trust Preferred Securities as part of a straddle, a “synthetic security,” or as part of a hedging or conversion transaction, or, except to the extent described below in “—United States Alien Holders,” foreign taxpayers. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Convertible Trust Preferred Securities.

Allocation of Issue Price, Tax Basis of the Units Receipt of the Rights Distribution

This section (“Receipt of the Distribution”) applies to both U.S. and nonU.S. holders. Neither the Code nor the Treasury regulations promulgated thereunder clearly address the characterization of the Rights (i.e. rights to acquire the Units), and there is no other authority directly on point. However, other authorities indicate that the source of the value of the Rights should govern for purposes or characterizing a distribution of such Rights as a distribution of stock rights or as a distribution of property. These authorities indicate that where the fair market value of a right to acquire Units is totally, or substantially, attributable to the conversion privilege, such right is in the nature of a stock right within the meaning of Section 305(a) of the Code.

While the matter is not free from doubt, we believe that substantially all of the value of the Rights is attributable to the right to purchase the Units, which include common stock and the ability to convert the underlying Convertible Trust Preferred Securities into shares of common stock, and therefore we intend to treat the distribution of the Rights as a nontaxable distribution of stock rights under Section 305(a) of the Code. In such case, you will not be subject to United States federal income taxation with respect to the receipt of the Rights. However, there can be no assurance in this regard, and in the event the IRS successfully asserts that your receipt of Rights is currently taxable, the discussion under the heading “—Tax Consequences to U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Notes-Alternative Treatment of Rights” describes the tax consequences that will result from such a determination.

Tax Consequences to nonU.S. Holders of the Receipt and Sale or Exercise of the Rights and Ownership

The following is a summary of the United States federal tax consequences that will apply to you if you are a nonU.S. holder receiving the Rights in the rights offering, or holding Units or shares of common stock as a result of the conversion of the Convertible Trust Preferred Security.

Receipt of the Rights and Sale, Exercise or Lapse of the Rights

The tax consequences to you of the receipt, sale, exercise or lapse of the rights will generally be the same as those described under “Tax Consequences to U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Units-Receipt of Distribution,” provided that any gain realized by a nonU.S. holder on the sale or other disposition of Rights generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the nonU.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the nonU.S. holder); (ii) the nonU.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

Alternative Treatment of Rights

If the IRS were to successfully assert that the distribution of Rights is a taxable distribution of property to which Section 301 of the Code applies, a nonU.S. holder would be subject to a tax at a rate of 30% on the fair market value of the Rights received by such holder on the date of the distribution to the extent of such holder’s share of our current and accumulated earnings and profits, unless: (i) such nonU.S. holder is eligible for an exemption or a reduced tax rate under the benefit of an applicable income tax treaty (and appropriate certification is provided); or (ii) the amount treated as a taxable dividend is effectively connected with such nonU.S. holder’s conduct of a trade or business in the United States. Dividends that are effectively connected would be subject to United States federal income tax in the same manner as a U.S. holder (unless an applicable income tax treaty applies otherwise). In addition, corporate nonU.S. holders may also be subject to a branch profits tax on their effectively connected earnings and profits attributable to such dividends at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty).

Classification of the Issuer Trust and the Convertible Subordinated Debentures

In the opinion of tax counsel, under current law and assuming compliance with the terms of the Amended and Restated Trust Agreement, (i) the trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes, and (ii) the convertible subordinated debentures will be classified as indebtedness of the Company. Accordingly, for United States federal income tax purposes, each holder of the Convertible Trust Preferred Securities will be treated as owning an undivided beneficial interest in the convertible subordinated debentures held by the trust. As a result, each holder will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the convertible subordinated debentures. See “—Interest Income and Original Issue Discount,”

below. This opinion is based in part upon certain factual assumptions and upon certain factual representations made by the Company, which representations tax counsel has relied upon and assumed to be true, correct and complete. If such representations are inaccurate, this opinion could be adversely affected.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, debt instruments such as the subordinated debentures which are issued at face value will not be considered issued with original issue discount, even if their issuer can defer payment of interest, if the likelihood of any deferral is remote. Under the regulations, the convertible subordinated debentures will not be considered to have been issued with original issue discount. In such a case, stated interest on the convertible subordinated debentures generally will be included in income by a holder as ordinary income at the time such interest income is paid or accrued in accordance with the holder’s regular method of tax accounting.

The regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service, and the Internal Revenue Service could take the position that the likelihood of deferral of interest payments is not remote. If the Internal Revenue Service were to assert successfully that the stated interest on the convertible subordinated debentures was original issue discount regardless of whether we exercise our right to defer payments of interest on such debentures or, we exercise our right to defer payments of interest on the convertible subordinated debentures, the convertible subordinated debentures will be treated as issued with original issue discount at such time, and a holder would thereafter be required to include the original issue discount on the convertible subordinated debentures in ordinary income on a daily economic accrual basis, regardless of the holder’s method of tax accounting and in advance of receipt of the cash attributable to the interest income. If we were to exercise our option to defer the payment of stated interest on the convertible subordinated debentures, a holder would be required to include original issue discount in gross income during an Extended Interest Payment Period even though we would not make actual cash payments during such Extended Interest Payment Period. Under the original issue discount economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the debentures, and actual cash payments of interest on the debentures would not be reported separately as taxable income.

Because income on the Convertible Trust Preferred Securities will constitute interest income for United States federal income tax purposes, corporate holders of Convertible Trust Preferred Securities will not be entitled to a dividends-received deduction in respect of such income.

Distribution of the Convertible Subordinated Debentures to Holders of the Convertible Trust Preferred Securities Upon Termination of the Issuer Trust

Under current United States federal income tax law, a distribution by the trust of the convertible subordinated debentures as described under the caption “Description of the Convertible Trust Preferred Securities—Liquidation Distribution Upon Termination,” will be nontaxable to the holders and will result in a holder receiving a pro rata share of the convertible subordinated debentures held by the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in the Convertible Trust Preferred Securities before such distribution. A holder will account for interest in respect of the convertible subordinated debentures received from the trust in the manner described above under “—Interest Income and Original Issue Discount,” including any accrual of original issue discount (if any) attributed to the convertible subordinated debentures upon the distribution.

Sales or Redemption of the Convertible Trust Preferred Securities

Gain or loss will be recognized by a holder on the sale of Convertible Trust Preferred Securities (including a redemption for cash or other consideration) in an amount equal to the difference between the amount realized on the sale (or redemption) and the holder’s adjusted tax basis in the Convertible Trust Preferred Securities sold or redeemed. A holder’s adjusted tax basis in the Convertible Trust Preferred Securities generally will be the holder’s initial purchase price increased by original issue discount (if any) previously includible in the holder’s gross income to the date of disposition and decreased by payments received (other than payments of stated interest that are not treated as original issue discount) on the Convertible Trust Preferred Securities. Gain or loss recognized by a holder on Convertible Trust Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss. Convertible Trust Preferred Securities constituting a capital asset which are acquired by an individual and held for more than 12 months are accorded a maximum United States federal capital gains tax rate of 18% (or a rate of 8%, if the individual taxpayer is in the 15% tax bracket). For corporate holders, capital gain will be subject to tax at the ordinary income tax rates applicable to corporations.

The Convertible Trust Preferred Securities might trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying debentures. A holder that disposes of such holder’s Convertible Trust Preferred Securities between record dates for payments of distributions (and consequently does not receive a distribution from the trust for the period prior to the disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the convertible subordinated debentures through the date of disposition and to add such amount to its adjusted tax basis in its Convertible Trust Preferred Securities disposed of. The holder will recognize a capital loss on the disposition of its Convertible Trust Preferred Securities to the extent the selling price (which might not fully reflect the value of accrued but unpaid interest) is less than the holder’s adjusted tax basis in the Convertible Trust Preferred Securities (which would include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Conversion of the Convertible Trust Preferred Securities

A holder of Convertible Trust Preferred Securities generally will not recognize income, gain or loss upon the conversion of its Convertible Trust Preferred Securities into our common stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of common stock equal to the amount of cash received less the holder’s tax basis in such fractional share. A holder’s tax basis in the common stock received upon exchange and conversion should generally be equal to the holder’s tax basis in the Convertible Trust Preferred Securities delivered to the conversion agent for exchange less the basis allocated to any fractional share for which cash is received, and a holder’s holding period in the common stock received upon exchange and conversion will generally begin on the date that the holder acquired the Convertible Trust Preferred Securities delivered to the conversion agent for exchange.

Adjustment of Conversion Ratio

Treasury regulations promulgated under Section 305 of the Internal Revenue Code would treat holders of Convertible Trust Preferred Securities as having received a constructive distribution from us in the event that the conversion ratio of the convertible subordinated debentures were adjusted if:

1. as a result of such adjustment, the proportionate interest (measured by the quantum of common stock into or for which the convertible subordinated debentures are convertible or exchangeable) of the holders of the Convertible Trust Preferred Securities in the assets or earnings and profits of First Community were increased, and

2. the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula.

An adjustment of the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the conversion ratio for the holders may result in deemed dividend income to holders to the extent of the increase to their proportionate share of the current or accumulated earnings and profits or assets of First Community. Holders of the Convertible Trust Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

Ownership of Common Stock

Distributions received by holders of common stock in respect of such common stock (other than certain distributions of additional shares of common stock or rights to acquire additional shares of common stock) will be treated as ordinary dividend income to such holders to the extent such distributions are considered to be paid by us out of our current or accumulated earnings and profits, as determined under federal income tax principles. Corporate holders of common stock may be entitled to a “dividends-received deduction” with respect to the dividends.

To the extent that any such distribution exceeds our current or accumulated earnings and profit, such distribution will be treated, first, as a tax-free return of capital to a holder of common stock to the extent of the holder’s adjusted tax basis in the common stock and, thereafter, as capital gain.

Distributions of additional shares of common stock, or rights to acquire additional shares of common stock, that are received as part of a pro rata distribution of such shares, or rights to acquire such shares, to all our shareholders generally should not be subject to federal income tax. The tax basis of such new shares or rights generally will be determined by allocating the shareholder’s adjusted tax basis in the “old” shares of common stock between such “old” shares and the new shares or rights received by such shareholder, based upon their relative fair market values on the date of the distribution.

A holder of common stock generally will recognize gain or loss on a sale or other taxable disposition of common stock equal to the difference between the amount realized by the shareholder on such sale or disposition and the shareholder’s adjusted tax basis in such common stock. The gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the holder had held such common stock for more than one year immediately prior to such sale or disposition.

Effect of Possible Changes in Tax Law

In the past, Congress has considered certain proposed tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations if the debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer’s applicable consolidated balance sheet. Other proposed tax law changes would have denied interest deductions if the term was in excess of 20 years. Although these proposed tax law changes have not been enacted into law, there can be no assurance that tax law changes will not be reintroduced into future legislation which, if enacted after the date hereof, may adversely affect the federal income tax deductibility of interest payable on the debentures.

In addition, in a case filed in the U.S. Tax Court, ENRON CORP. V. COMMISSIONER, Tax Court Docket No. 6149-98, the Internal Revenue Service challenged the deductibility for federal income tax purposes of interest paid on securities which are similar, but not identical to, the Convertible Trust Preferred Securities. The parties filed a stipulation of settled issues, a portion of which stipulated there shall be no adjustment for the interest deducted by the taxpayer with respect to the securities. The Internal Revenue Service may also challenge the deductibility of interest paid on the convertible subordinated debentures, which, if such challenge were litigated resulting in the Internal Revenue Service’s position being sustained, would trigger a Tax Event and possibly a redemption of the Convertible Trust Preferred Securities.

Accordingly, there can be no assurance that a Tax Event will not occur. A Tax Event would permit us, upon approval of the OTS, if then required, to cause a redemption of the Convertible Trust Preferred Securities before, as well as after, March 31, 2006. See “Description of the Convertible Subordinated Debentures—Redemption,” and “Description of the Convertible Trust Preferred Securities of the Issuer Trust—Redemption or Exchange—Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event.”

United States Alien Holders

For purposes of this discussion, a “United States Alien Holder” is any corporation, individual, partnership, estate or trust that is, as to the United Sates, a foreign corporation, a nonresident alien individual, a foreign partnership, a foreign estate or a foreign trust. A “United States Alien Holder” does not include, however, any person whose income or gain in respect of the Convertible Trust Preferred Securities is effectively connected with the conduct of a United States trade or business.

Under current United States federal income tax law, payments by the trust or any of its paying agents to any holder who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that:

1. the holder does not actually or constructively (as determined under certain attribution rules prescribed by the Internal Revenue Code) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

2. the holder is not a controlled foreign corporation that is related to the Company through stock ownership,

3. the holder is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code, and

4. either (a) the holder certifies to the Issuer Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, and holds the Convertible Trust Preferred Securities in that capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such statement has been received from the holder by it or by a Financial Institution holding such security for the holder and furnishes the Issuer Trust or its agent with a copy thereof.

Recently issued Treasury regulations provide alternative methods for satisfying the identification and certification requirements described in the preceding sentence. These regulations generally are effective for payments made after December 31, 2000, subject to certain transition rules. United States Alien Holders are urged to consult their tax advisors about these new regulations.

A United States Alien Holder of Convertible Trust Preferred Securities generally will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of Convertible Trust Preferred Securities. In the case of a United States Alien Holder who is an individual, however, gain realized on the disposition of Convertible Trust Preferred Securities may be subject to United States federal income tax if:

1. such individual is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition; and

2. either (a) such individual has a “tax home” in the United States, or (b) the disposition is attributable to an office or other fixed place of business maintained by such individual in the United States.

Information Reporting to Holders

The amount of interest paid or original issue discount accrued on the Convertible Trust Preferred Securities will be reported to holders and the Internal Revenue Service on Forms 1099, which forms should be mailed to such holders by January 31 following each calendar year.

Backup Withholding

Payments made on, and proceeds from the sale of, Convertible Trust Preferred Securities may be subject to a “backup” withholding tax of 31% unless the holder complies with certain certification requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder’s United States federal income tax, provided the required information is provided to the Internal Revenue Service on a timely basis.

The federal income tax discussion set forth above is included for general information purposes only and may not be applicable depending on a prospective investor’s particular situation. Prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Convertible Trust Preferred Securities or the distribution to them of the debentures, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

ERISA CONSIDERATIONS

Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, or Section 4975 of the Internal Revenue Code, generally may purchase Convertible Trust Preferred Securities, subject to the investing fiduciary’s determination that the investment in Convertible Trust Preferred Securities satisfies ERISA’s fiduciary standards and other requirements applicable to investments by the plan.

We and/or any of our affiliates may be considered a “party in interest” (within the meaning of ERISA) or a disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code) with respect to certain plans. These plans generally include plans maintained or sponsored by, or contributed to by, any such persons with respect to which we or any of our affiliates are a fiduciary or plans for which we or any of our affiliates provide services. The acquisition and ownership of Convertible Trust Preferred Securities and Convertible Trust Preferred Securities by a plan (or by an individual retirement arrangement or other plans described in Section 4975(e)(1) of the Internal Revenue Code) with respect to which we or any of our affiliates are considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the Convertible Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

As a result, plans with respect to which we or any of our affiliates or any of its affiliates is a party in interest or a disqualified person should not acquire Convertible Trust Preferred Securities unless the Convertible Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any other plans or other entities whose assets include plan assets subject to ERISA or Section 4975 of the Internal Revenue Code proposing to acquire Convertible Trust Preferred Securities should consult with their own counsel.

EXPERTS

First Community’s financial statements as of December 31, 2008 and 2007 and for each the years in the three-year period ended December 31, 2008, included in this Prospectus and Registration Statement, have been audited by Hacker, Johnson & Smith, P.A., independent auditors, as set forth in their report appearing herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the Convertible Trust Preferred Securities, the enforceability of the Amended and Restated Trust Agreement and the creation of the trust will be passed upon by Richards, Layton & Finger, One Rodney Square, 920 North King Street, Wilmington, Delaware 19801, special Delaware counsel to First Community and the trust. The validity of the guarantee, the convertible subordinated debentures and the common stock to be issued by us upon conversion of the convertible subordinated debentures will be passed upon for First Community by Igler & Dougherty, P.A., Tallahassee, Florida.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the Securities and Exchange Commission. Our reports, proxy statements and other information is available to the public on the Internet at the website of the SEC located at http://www.sec.gov. You can also inspect and copy this information at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information.

We and the trust have filed with the SEC a registration statement on Form S-     of which this prospectus is a part, under the Securities Act of 1933, as amended, for the Units, the Convertible Trust Preferred Securities, the convertible subordinated debentures, the guarantee, and the common stock to be issued by us upon conversion of the convertible subordinated debentures. This prospectus does not contain all of the information set forth in the registration statement. For further information about us, the trust, the Units, the Convertible Trust Preferred Securities, the convertible subordinated debentures, and the common stock to be issued by us upon conversion of the convertible subordinated debentures, please review the registration statement, including the exhibits and the documents incorporated by reference. The registration statement may be inspected for free at the principal office of the SEC in Washington, D.C., and copies of all or part of it may be obtained from the SEC by paying the prescribed fees.

No separate financial statements of the trust have been included in this prospectus. We do not consider that these financial statements would be material to holders of Convertible Trust Preferred Securities because:

•	all of the voting securities of the trust will be owned by us, a reporting company under the Exchange Act;

•

the trust has no independent operations other than the sole purpose of issuing securities representing undivided beneficial interests in the assets of the trust and investing the proceeds thereof in convertible subordinated debentures issued by us; and

•

our obligations to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of the trust under the indenture and pursuant to the Amended and Restated Trust Agreement, the guarantee, the convertible subordinated debentures and the expense agreement, taken together, constitute a full and unconditional guarantee of payments due on the Convertible Trust Preferred Securities.

The trust is not currently subject to the information reporting requirements of the Exchange Act and we do not expect that the trust will file reports, proxy statements or other information under the Exchange Act with the SEC.

A copy of our Articles of Incorporation and Bylaws are available by sending a written request to             , First Community,                     .

DOCUMENTS INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the Securities and Exchange Commission prior to the date of this prospectus.

We incorporate by reference the documents listed below, except to the extent that any information contained in any such document is deemed “furnished” in accordance with Securities and Exchange Commission rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 27, 2009 (File No. 000-50357);

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the Securities and Exchange Commission on May 13, 2009, August 14, 2009 and November 13, 2009, respectively (File No. 000-50357);

•

Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 8, 2009, January 30, 2009, April 29, 2009, July 21, 2009, and October 30, 2009 (excluding, in each case, information or documents furnished but not filed therewith) (File No. 000-50357);

•	Our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2009 (File No. 000-50357); and

On the written or oral request of each person to whom a copy of this prospectus is delivered, we will provide, at no cost, a copy of any or all of the documents incorporated by reference in this prospectus, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to First Community Bank Corporation of America, 9001 Belcher Road, Pinellas Park, Florida, 33782, Attention: Stan B. McClelland, Chief Financial Officer. Telephone requests for copies should be directed to (727) 520-0987. Such documents are also available through our Internet website: www.fcbfl.com. The information contained in our website is not a part of, or incorporated by reference into, this prospectus.

You may read and copy any of these documents at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC, 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information. The Securities and Exchange Commission maintains an internet site that contains reports, proxy and other information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

You should rely only upon the information provided in this document, or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery or of any sale of our common stock.

TABLE OF CONTENTS:

PROSPECTUS

Rights to Purchase Units

             Shares of Common Stock and a 10% Convertible Trust Preferred Security Due                     , 20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than dealer manager commissions. All of such expenses will be paid by us. All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$1,116.00
Accounting fees and expenses	50,000
Legal fees and expenses	100,000.00
Printing and shipping	50,000.00
Miscellaneous	4,884.00

Total	$206,000.00

Item 14.	Indemnification of Directors and Officers

As provided under Florida law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of duty of care or any other duty owed to us as a director, unless the breach of or failure to perform those duties constitutes:

•	a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful, or had no reasonable cause to believe his conduct was unlawful;

•	a transaction from which the director received an improper personal benefit;

•	an unlawful corporate distribution;

•	an act or omission which involves a conscious disregard for the best interests of the Company or which involves willful misconduct; or

•	an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

The Company’s Articles provide that we shall indemnify all directors and officers, whether or not then in office, who are or become a party, or are threatened to be made a party, to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer, or is or was serving at the request of the Company as an officer or director, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal thereof, provided, however, that there shall be no indemnification against gross negligence of willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

On December 23, 2008, pursuant to the Troubled Asset Relief Program Capital Purchase Program (“CPP”), First Community Bank Corporation of America (the “Company”) agreed to issue and sell, and the United States

Department of the Treasury (the “UST”) agreed to purchase: (a) 10,685 shares (the “Preferred Shares”) of Company Fix Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and (b) a ten-year warrant (the “Warrant”) to purchase up to 228,312 shares of Company common stock (the “Common Stock”), at an exercise price of $7.02 per share.

On December 18, 2008, the Company filed with the Division of Corporations, Secretary of State of Florida an amendment to its Articles of Incorporation establishing the terms of the Preferred Shares. A copy of the amendment is included as an exhibit hereto and is incorporated by reference into Item 5.03.

The issuance and sale also closed on December 23, 2008 (the “Closing Date”) and was exempt from registration as a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended. The purchase price for the Preferred Shares and the Warrant was $10,685,000, or $1,000 per Preferred Share.

Cumulative dividends on the Preferred Shares will accrue on the purchase price at an annual rate of 5% per year for the first five years and at an annual rate of 9% thereafter, but will be paid only if and when declared by the Company’s Board of Directors. The Preferred Shares have no maturity date and rank senior to the Common Stock (and pari passu with any other Company senior preferred stock, of which no shares are currently outstanding) with respect to the payment of dividends, distributions and amounts payable upon liquidation, dissolution and winding up of the Company. Subject to the approval of the Office of Thrift Supervision, the Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference, provided that the Preferred Shares may be redeemed prior to the first dividend payment date after December 23, 2013 only if: (a) the Company has raised aggregate gross proceeds in excess of $1,671,250 in equity offerings that qualify pursuant to the terms of the CPP; and (b) the aggregate redemption price does not exceed the aggregate net proceeds from such qualified equity offerings.

The UST may not transfer any portion of the Warrant covering, or exercise the Warrant for more than one-half of, the 228,312 shares of Common Stock underlying the Warrant until the earlier of: (a) the date on which the Company has received aggregate gross proceeds of not less than $1,671,250 from qualified equity offerings; and (b) December 31, 2009. In the event the Company completes qualified equity offerings on or prior to December 31, 2009 raising gross proceeds of at least $1,671,250, the number of shares of Common Stock underlying the Warrant will be reduced by one-half. Pursuant to the CPP, a qualified equity offering is the sale and issuance for cash by the Company to persons other than the Company or any Company subsidiary of securities that qualify as Tier 1 capital for the Company at the time of issuance.

The CPP imposes limitations on the payment of dividends on the Common Stock and on the Company’s ability to repurchase its Common Stock, and subjects the Company to executive compensation limitations included in the Emergency Economic Stabilization Act of 2008. As a condition to the closing of the transaction, each of Chief Executive Officer Kenneth P. Cherven, Chief Financial Officer Stan B. McClelland, Regional President—Pinellas County Scott C. Boyle, Regional President—Charlotte County Michael J. Bullerdick and Executive Vice President Clifton E. Tufts: (a) executed a waiver voluntarily waiving any claim against the UST or the Company for any changes to such officer’s compensation or benefits that are required to comply with the regulations issued by the UST under the CPP and acknowledging that the regulation may require modification of the compensation arrangements and agreements (including so-called “golden parachute” agreements) as they relate to the period the UST holds any securities of the Company acquired through the CPP; and (b) entered into a Capital Purchase Program Compliance Agreement with the Company so amending such compensation arrangements and agreements.

Item 16.	Exhibits

The following exhibits are filed with the Securities and Exchange Commission (“SEC”) and are incorporated by reference into this Form S-1.

Exhibit No.	Description of Exhibit
1.1	Investment Banker Agreement (to be filed by amendment)

(a)3.1	Amended and Restated Articles of Incorporation

(a)3.2	Bylaws

(c)3.3	Amendment to Amended and Restated Articles of Incorporation

(a)4.1	Specimen Common Stock Certificate

4.2	Certificate of Trust of FCBC Capital Trust I dated November 16, 2009

4.3	Trust Agreement between First Community Bank Corporation of America and Wilmington Trust Company dated November 16, 2009

4.4	Indenture Agreement dated between First Community and Wilmington Trust Company, as trustee (to be filed by amendment).

4.5	Form of Common Securities Certificate (to be filed by amendment)

4.6	Form of Convertible Subordinated Indenture (to be filed by amendment)

4.7	Form of Conversion Request (to be filed by amendment)

4.8	Form of Convertible Trust Preferred Securities Certificate (to be filed by amendment)

4.9	Form of Amended and Restated Trust Agreement (to be filed by amendment)

4.10	Guarantee Agreement for FCBF Capital Trust I (to be filed by amendment)

4.11	Unit Agreement (to be filed by amendment)

4.12	Form of Subscription Right Agreement (to be filed by amendment)

5.1	Opinion of Igler & Dougherty, P.A. (to be filed by amendment)

(b)10.1	Employment Agreement of Kenneth P. Cherven

(a)10.2	First Amended and Restated Non-Employee Director Stock Option Plan

(a)10.3	Long-Term Incentive Plan

(d)10.4	Deferred Compensation Plan

(e)10.6	Letter Agreement, dated December 23, 2008 between the Company and the United States Department of the Treasury

(e)10.7	Form of Waiver

(e)10.8	Form of Compliance Agreement

(e)10.9	Securities Purchase Agreement—Standard Terms between the Company and the United States Department of the Treasury

(f)21.1	Subsidiaries of the Registrant

23.1	Consent of Hacker, Johnson & Smith, P.A.

23.2	Consent of Igler & Dougherty, P.A. (included in Exhibit 5.1, to be filed by amendment)

25.1	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee under the Trust Agreement of FCBC Capital Trust I (to be filed by amendment)

Exhibits marked with an (a) were filed with First Community’s original filing of Form SB-2 on April 7, 2003.

Exhibits marked with a (b) were filed with First Community’s filing of its Amendment One to Form SB-2 on May 8, 2003.

Exhibits marked with a (c) were filed with First Community’s filing of its Form 10-K on March 15, 2006.

Exhibits marked with a (d) were filed with First Community’s filing of its Form 10-K on March 8, 2007.

Exhibits marked with an (e) were filed with First Community’s filing of its Form 8-K on December 29, 2008.

Exhibits marked with an (f) were filed with First Community’s filing of its Form 10-K on March 27, 2008

Item 17.	Undertakings

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (Section 230.430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pinellas Park, State of Florida on November 17, 2009.

FIRST COMMUNITY BANK CORPORATION OF AMERICA

By:	/s/ KENNETH P. CHERVEN
Kenneth P. Cherven
Chief Executive Officer, President & Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on November 17, 2009.

Signature	Title	Date

/S/ BRAD BISHOP Brad Bishop	Director	November 17, 2009

/S/ KENNETH DELARBRE Kenneth Delarbre	Director	November 17, 2009

/S/ KENNETH F. FALIERO Kenneth F. Faliero	Director	November 17, 2009

/S/ JAMES MACALUSO James Macaluso	Director	November 17, 2009

/S/ DAVID K. MEEHAN David K. Meehan	Director	November 17, 2009

/S/ ROBERT G. MENKE Robert G. Menke	Director	November 17, 2009

/S/ ROBERT M. MENKE Robert M. Menke	Director	November 17, 2009

/S/ STAN B. MCCLELLAND Stan B. McClelland	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer	November 17, 2009

/S/ KENNETH P. CHERVEN Kenneth P. Cherven	Chief Executive Officer, President, Principal Executive Officer, Director	November 17, 2009